Wells Fargo Agreement Index

Date of Execution August 22, 2014

Master Agreement for Treasury Services
Commercial Account Agreement
Acceptance of Services

Service Descriptions as Agreed to:

Account Reconcilation Plan Service Service Description

ACH Origination Service Description

ASO I Partners Service Description

Commercial Electronic Office ("CEO") Service Description

Controlled Disbursement Service Description

E-Box Service Description

Image File Import Service Description
Information Reporting Service Description
Payment Authorization Service Description
Receivables Manager Service Description
Retail Image Lockbox Service Description
Returned Item Services Service Description

Stops- Images- Search ("SIS") Service Description

Wholesale Lockbox Service Description

Wire Transfer Service Description
Amendment to Software Agreements
Prudential Business Associate Addendum (HIPAA) Privacy Letter Amendment

[Missing Graphic Reference]

MASTER AGREEMENT FOR TREASURY MANAGEMENT SERVICES

The Service Documentation described below contains the terms under which Wells Fargo Bank, National  Association  ("Bank")  provides  treasury  management  services  ("Services"}.    The  Bank customer to which the Services will be provided ("Company"} is identified in the Acceptance of Services ("Acceptance"}.

Bank and Company agree:

1.	Service Documentation. The Service Documentation for each Service (as may be specially negotiated and modified by Bank and Company} includes:

1.1.     The Service Description.

1.2.  The Acceptance. ·

1.3.      This Master Agreement for Treasury Management Services ("Master Agreement"}.

1.4.	The Commercial Account Agreement for the deposit account(s) (each, an "Account"} that Company or Company's affiliate or subsidiary maintains at Bank or Bank's affiliate in connection with a Service.

1.5.	User Guides which include Terms of Use, software, software licenses, price schedules, specifications, instructions, and notices.

1.6.      The set-up form(s} for each Service.

The Service Documentation also applies to a Service that is provided by an affiliate of Bank and a Service that is used by an affiliate or a subsidiary of Company.  "Bank" includes each such affiliate, and "Company" includes each such affiliate and subsidiary.  If there is a conflict among the documents that make up the Service Documentation, the documents will govern in the order set forth above.     Bank will provide Company with a copy of the Service Documentation for each Service Bank provides to Company.

2.        Services. Bank and Company will agree upon the Service(s} to be provided.

3.
Changes to Services.  Bank may change (or add to} the terms and fees in the Service Documentation upon written agreement of Company, except for changes or additions that are required by applicable law or regulation, in which case Company's agreement is not required but Bank will use commercially reasonable efforts to notify Customer of the change or addition.

4.
Term and Termination.   Unless  terminated  sooner  in  accordance  with  the  Service Documentation, this Master Agreement and all Services will continue in effect until terminated by Bank upon ninety (90) ·days prior written notice to Customer or by Customer immediately upon notice to Bank.   Notwithstanding the foregoing, Bank may terminate any Service (a) following notice to Company of a material breach of any provision of the Service Documentation and Company's failure to cure the breach within fifteen (15} days of the date of such notice, or (b) without notice to Company if Company is subject to a petition under the U. S. Bankruptcy Code. The termination of a Service will not affect Company’s or Bank’s rights with respect to transactions occurring before termination. Bank will not be liable to Company for any losses or damages Company may incur as a result of any termination of any Service unless such losses are due to Bank's negligence or willful misconduct.

5.	Service Fees. Company will pay Bank the fees as agreed to by Bank and Customer and any taxes applicable to each Service however designated exclusive of taxes based on Bank's net income.
Company agrees to notify Bank of any disputed fees and/or taxes within sixty (60) days of receipt by Company of the invoice. Company agrees to pay any undisputed invoiced amount within ninety (90) days of the date of invoice. If any undisputed fees and/or taxes are not paid within ninety (90) days of receipt by Company of the invoice, Bank may, upon prior notice to Company, directly debit Company's Account for such undisputed fees and/or taxes.

6.	Confidential Information. This section is addressed in the Privacy Letter entered into by and between Company and Bank dated June 23, 2014.

7.           Liability and Indemnification.

7.1.
Bank will perform each Service in accordance with reasonable commercial standards applicable to Bank's business; laws, regulations and operating circulars governing the activities of Bank; applicable funds transfer system(s) and clearinghouse rules; and the Service Documentation; and free from negligence or willful misconduct.

7.2.	Bank is under no obligation to honor, in whole or in part, any entry, file, batch release, transfer instruction, payment order, transaction or instruction that (a) exceeds the available
balance   in  the   Account,   unless  otherwise   provided  in   the   Service Documentation; b) is not in accordance with the  Service Documentation or Bank's applicable policies, procedures or practices as made available to Company; c) Bank has reason to believe may not have been duly authorized, should not be honored for its or Company's protection, or involves funds subject to a hold, dispute, restriction or legal process; or d) would possibly result in Bank violating any applicable rule or regulation of any federal or state regulatory authority including without limitation any Federal Reserve guidelines such as the limitations on Bank's intra-day net funds position; provided, however, that although not required to do so, in each case Bank will use its best efforts to provide prior notice to Company.

7.3.
All uses of Services through Company's ID codes, passwords, token cards, PINs, or passcodes (each, a "Code") will be deemed to be authorized by and binding on Company.  Company's failure to protect Codes may allow an unauthorized party to (a) use the Services, (b) access Company's electronic communications and financial data, and (c) send or receive information and communications to Bank.  Company assumes the entire risk of unauthorized use of Codes and unencrypted electronic transmissions, except where an unauthorized party gains access through or as a result of Bank's negligence or willful misconduct or that of any third party provider of Bank.

7.4.
Neither Bank nor any software vendor makes any express or implied representations or warranties with respect to the Services or any software used in connection with the Services including without limitation any warranty as to the merchantability or fitness for a particular purpose, other than those expressly set forth in the Service Documentation.

7.5.     Company will promptly furnish written proof of loss to Bank and notify Bank if it becomes aware of any third party claim related to a Service.  Company will cooperate reasonably with Bank in recovering a loss. If Company is reimbursed by or on behalf of Bank, Bank or its designee will be subrogated to all rights of Company.

7.6.           Reserved.

7.7.
Bank will have no liability for failure to perform or delay in performing a Service if the failure or delay is due to circumstances beyond Bank's reasonable control, provided that such circumstances could  not  be  prevented by  appropriate  precautions, the  Bank diligently attempts to recommence performance (including  through alternate means), and the Bank implements the Business Continuity Plan at its expense.  The Bank shall promptly notify Company of any such event. If Bank determines that any funds transfer or communications network, Internet service provider, or other system(s) it has selected to provide a Service is unavailable, inaccessible or otherwise unsuitable for use by Bank or Company, Bank may, upon notice to Company, suspend or discontinue the affected Service. Bank shall maintain a disaster recovery plan (the "Business Continuity Plan") in compliance with applicable regulatory requirements. The Business Continuity Plan shall provide  for  planning,  maintaining  and  implementing  commercially  prudent  disaster recovery systems, resources and operations that are in compliance with all federal and state laws, regulations, rules and decrees.  Bank shall test the Business Continuity Plan annually.Upon  Company's  request, Bank will provide  a copy of the most current summaries of such Business Continuity Plan generally provided to Bank's customers, including, but not limited to, information describing Bank's data center redundancy and recovery capabilities, as may be revised from time to time.

7.8.
Except in the case of Bank's (or any of its director's, officer's, employee's or agent's) negligence or intentional misconduct, Company will indemnify and hold Bank, its directors, officers, employees and agents harmless from all losses or damages that arise out of (a) the performance of a Service in accordance with the Service Documentation including without limitation any warranty Bank is required to make to a third party in connection with a Service; (b) an act or omission of any agent, courier or authorized representative of Company; and (c) if the Service includes a license or sublicense of any software to Company, the use or distribution of the software by Company or any person gaining access to the software through Company that is inconsistent with the license or sublicense.

7.9.
Bank will only be liable to Company for Company's direct monetary losses due to Bank's negligence or intentional misconduct.  Except as expressly provided otherwise in the Service Documentation, neither party to this Master Agreement will be liable to the other party for any special, consequential, incidental (including without limitation court costs and attorneys' fees), indirect, or punitive losses or damages, whether any claim is based on contract or tort, or whether the likelihood of such losses or damages was known to the other party and regardless of the form of the claim or action.

8.           Miscellaneous.

8.1.
The Service Documentation will be governed by substantive federal laws, regulations and rules and, to the extent such laws, regulations and rules are not applicable, those of the State of New York.  Any portion of the Service Documentation which is inconsistent with applicable laws, regulations or rules will be deemed modified and applied in a manner consistent therewith, and Bank will incur no liability to Company as a result of the inconsistency or modification and application.   If any portion of the Service Documentation is  deemed  unenforceable, it  will not  affect the  enforceability of the remaining Service Documentation.

8.2.	The Service Documentation is the entire agreement between Bank and Company and supersedes all prior representations, conditions, warranties, understandings, proposals or agreements regarding a Service.  No course of dealing or waiver of any right on one

Revised 09-02-2010 Modified for Prudential March 2014 TM-1450 Master Agreement for Treasury Management Services

Page3 of 4

occasion will constitute a modification of the Service Documentation or be a waiver of that right on a subsequent occasion.

8.3.           Company will provide Bank promptly upon Bank's request any existing and publicly available financial statements.

8.4.
Company warrants it will not use any Service in a manner which violates any federal or state law including without limitation any sanction or control administered by the Office of Foreign Assets Control or Bureau of Export Administration.

8.5.
If Company employs an agent in connection with its use of any  Service, Company represents and warrants to Bank that (a) Company's governing body has duly authorized the agent and (b) Company will exercise appropriate controls to ensure each agent so authorized does not exceed the authority so granted to it.  Any communication to Bank regarding Company's use of a Service from Company's agent will be deemed to be a communication from Company, and, unless otherwise instructed by Company, Company authorizesBank  to   communicate  with   Company's   agent   regarding   any   such communication or Service.

8.6.	Either party may provide notice to the other party by mail, personal delivery, or electronic transmission.
Except as otherwise set forth in the Commercial Account Agreement, Bank will use the most recent address for Company in Bank's records, and any notice from Bank will be effective when actually received by Customer.  Company will use the address where Company's relationship manager or other manager is located and address any notice to the attention of such manager.  Any notice from Company will be effective when actually received by Bank. Bank will be entitled to rely on any notice from Company that it believes in good faith was authorized by an authorized representative of Company and, except as expressly stated in the Service Documentation, will have no obligation to verify the signature (including an electronic signature). Each party will have a reasonable time after receipt of any notice to act on it.

8.7.     No party may assign any of its rights or delegate any performance under this Master Agreement without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld; provided, however, that no such consent will be required if such assignment or delegation takes place as part of a merger, acquisition or corporate reorganization affecting the assigning party.

8.8.           Sections 1, 4, 5, 6, 7, and 8 will survive termination of this Master Agreement.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title:  Assistant Treasurer

WELLS FARGO BANK. N.A.
By: /s/ Robert C. Meyer
Name: Robert C. Meyer
Title:  Managing Director

Date: 8/22/14                                                                           Date: 8/4/2014

@ 2010 Wells Fargo Bank, N.A. All rights reserved.

TM-1450 Master Agreement for Treasury Management Services Revised 09-02-2010 Modified for Prudential March 2014
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Commercial Account

Agreement

Effective March 1, 2013

Modified for Prudential Financial, Inc. July 2014

Table of Contents

I. Terms Applicable to All Commercial Deposit Accounts .......................... 6

Introduction

Defined Terms

Statements and Other Account-Related Information

Mailing Statements and Other Account-Related

Information to Company ....................................................................................  11

Company's Obligation to Review Statements and Other Account-Related

Information and to Notify Bank of Errors .........................................................  11

Returned, Unclaimed Statements or Other

Account-Related Information ..........................................................................  12

Address Changes for Statements for Company's Account and Other

Account-Related Information ..........................................................................  12

Notices and Other Mail ..................................................................................... 13

Contacting Company Regarding Servicing and/or
Collections.........................................................................................13

Electronic Communications .............................................................................13

Fraud Prevention

Claim of Unauthorized Transactions; Bank’s Rights and Liability

Substitute Checks

Deposits to Company’s Account

Withdrawals from  Company’s Account

Determining Company's Account's Balance;

Debiting Company's Account .......................................................................22

Order of Posting; Categories of Items ..........................................................23

Paper Items Presented Over-the-Counter for Payment by a

Items Resulting From Company's Disclosure of Company's

Stop Payment Orders; Notices of Post-Dating

Overdrafts; Security  Interest; Bank's Right to Setoff

Overdrafts and Insufficient Funds ...................................................................28

Security Interest; Bank's Right to Setoff .........................................................28

Bank Fees and Expenses

Checking Subaccounts

Miscellaneous

Interest-Bearing Accounts

Commercial Savings Accounts

Bank's Right to Require Notice ...............................................................38

Limitations on Transfers from Company's Savings Account ..................38

Commercial Time Accounts

I. Terms Applicable to All Commercial Deposit Accounts

Introduction

In this Commercial Account Agreement ("Agreement"), "Company" refers to the owner or accountholder of a Wells Fargo bank commercial deposit account ("Account"). "Bank" refers to the Wells Fargo bank at which Company's Account is maintained. This Agreement includes the following disclosures applicable to Bank's commercial deposit accounts and related services (each, a "Service"),  that Bank has separately provided to

Company: (i) the schedule of Bank's fees and other account-related information (the "fee and information schedule"), (ii) the collection schedule, (iii) the funds availability policy, (iv) the privacy policy, (v) the rate sheets fm interest- bearing accounts, each as modified by Bank from time to time, and (vi) any additional disclosures regarding Company's
Account that Bank may provide to Company. Company is responsible for ensuring that each Authorized Signer is familiar with this Agreement. Unless Company has instructed Bank in writing to the contrary, Bank may consider communications about Company's Account from an Authorized Signer on Company's Account as communications from Company. Company agrees to notify Bank immediately  in writing if any Authorized Signer's authority has been terminated. This Agreement replaces all prior agreements with Bank regarding Company's Account other than agreements regarding security interests in, or services utilizing, the Account. Company should retain a copy of this Agreement (and any information that Bank provides Company regarding changes to this Agreement) for as long as Company maintains its Account with Bank.

Defined Terms

In this Agreement, certain words have a special meaning and are therefore defined. Certain terms and their definitions are found in this Section, and others are found in the text of this Agreement.

Affiliate.

An "Affiliate" is a bank that is, directly o1· indirectly, a wholly or substantially owned subsidiary of Wells Fargo & Company.

Authorized Signer.

An "Authorized Signer" is a person who has Company's actual or apparent authority to transact business on Company's Account(s), whether o1· not such person has signed the signature card or other documentation for

Company's Account(s). Bank may continue to recognize an Authorized Signer's authority until Bank has received and had a reasonable time to act upon Company's written modification or revocation of it.

Business Day.

A "Business Day" is every day except Saturdays, Sundays and federal holidays.

Collected Balance.

The "Collected Balance" is the Ledger Balance in Company's  Account less
Deposit Float.

Commercial  Deposit Account.

A "Commercial  Deposit Account" is any deposit account, other than one of Bank's business deposit accounts, that is not held or maintained primarily for personal, family or household purposes. Examples of commercial deposit accounts include an account owned by an individual acting as a sole proprietor, a partnership, a limited partnership, a limited liability partnership, a limited liability company, a corporation, a joint venture, a non-profit corporation, an employee benefit plan or a governmental unit including an Indian tribal entity.

Deposit Float.

"Deposit Float" is the total dollar amount of Items deposited  in Company's Account for which, based on the collection schedule used by Bank or the applicable Affiliate for this type of account, Company's Account has not yet been credited for purposes of calculating the Collected Balance.

Deposited Item.

A "Deposited Item" is an Item (including a non-U.S. Item) that Bank cashes or collects for Company or accepts for deposit to Company's Account.

Investable Balance.

The "Investable Balance" is the Collected Balance in Company's Account less (i) the portion of such Collected Balance that Bank is required by law to hold in reserve at a Federal Reserve Bank and (ii) other adjustments.

Item.

An "Item" includes a check, substitute check, purported substitute check, electronic item, draft, demand draft, preauthorized draft, remotely created check, remotely created item, remotely created consumer item, image replacement document or other order or instruction for the payment, transfer, or withdrawal of funds (including a withdrawal slip), automatic transfer, and electronic transaction (including a wire transfer, an ACH transfer and a Consumer ACH Debit Entry), any written document created or authorized in Company's  name that would be a check or draft but for the fact that it has not been signed, and a cash-in ticket or a deposit adjustment or a photocopy or an image of any of the foregoing.

Ledger Balance.

The "Ledger Balance" is the balance in Company's Account after all debits and credits for the Business Day are posted.

Overdraft.

An "Overdraft"  is any event that results  in a negative balance in Company's
Account.

Paper Item.

A "Paper Item" is an Item that is in paper form.

Service.

A "Service" is any service Bank provides to Company including without limitation any Treasury Management Service.

Statements and Other Account-Related  Information

Mailing Statements and Other Account-Related Information to Company. Except as expressly provided otherwise in this Agreement, Bank will mail
(or otherwise make available to Company) statements for Company's

Account and notices and other information regarding Company's Account or any Service (collectively, "Account-Related Information") to the postal or electronic address reflected in Bank's records for Company's Account.
Any
statement or Account-Related Information will be deemed to have been sent to Company on the Business Day on which it is actually sent. A statement or other Account-Related Information that is held for Company to pick up will be deemed to be delivered to Company at the time that Bank makes it available for  pick up.

Company's Obligation to Review Statements and Other

Account- Related Information  and to Notify Bank of Errors.

Company agrees to promptly and carefully examine each statement for Company's Account and any other Account-Related Information and any paid Items that are returned with (or described in) the statement and any other Account-Related Information and to promptly notify Bank of, and reimburse Bank for, any erroneous credit to Company's Account. Within sixty (60) days after Bank mails or otherwise makes the statement or other Account-Related Information available to Company, Company will notify Bank of any claim for credit or refund due, for example, to an erroneous or unauthorized debit, a missing signature, an unauthorized signature, or an alteration (each, an "unauthorized transaction"). Within six (6) months after Bank mails or otherwise makes the statement or other Account-Related Information available to Company, Company will notify Bank of any claim for credit or refund resulting from a forged, unauthorized, or missing endorsement. Such notification is to be made by (i) calling the telephone number listed on the statement for Company's Account or in the other Account-Related Information for such purpose and (ii) submitting a written report to Bank as soon as possible, but, in any event, within the timeframes specified above. If Company fails to notify Bank within the timeframes specified above, the balance shown on the statement for Company's

Account or other Account-Related Information will be conclusively presumed to be correct, and Company will be deemed to have released
Bank from all liability for the Items charged to Company's Account and for all other transactions covered by the statement or other Account-Related Information. If Company notifies Bank of any claim for credit or refund later than required by this subsection, Bank may assert, at Company's request and on Company's behalf, any claim against a third party that Bank determines  in Bank's sole discretion is permitted under the laws governing this Agreement or applicable rule.

Returned, Unclaimed Statements or· Other Account-Related
Information.

Unless otherwise  prohibited by the laws governing this Agreement, (i) if two or more statements for Company's Account are returned, Bank may discontinue sending statements for Company's Account and other Account Related Information to Company and will use reasonable efforts to contact the Company until Company provides a valid address to Bank; (ii) Bank may destroy statements for Company's Account and other Account-Related Information that are sent to Company and returned to
Bank as undeliverable; and (iii) if Bank holds the statement for Company's

Account or other Account-Related Information for Company to pick up and the statement remains unclaimed for sixty (60) days, Bank may send the statement to the address  reflected in Bank's records for Company's Account or destroy it.

Company may instruct Bank to change the address to which Bank mails (or the  means by which Bank otherwise makes available) statements for Company's Account and other Account-Related Information at any time. Bank may act on any such instruction purportedly made on Company's behalf within a reasonable time after Bank receives such instruction. Bank may change the address only for the Account(s) Company specifies.

Notices and Other  Mail.

Any  notice Company sends Bank will not be effective until Bank actually receives it and has a reasonable opportunity to act on it. If there is more than one Authorized Signer on Company's Account, Bank may send statements and other Account-Related Information to any one of them (unless

Company has otherwise instructed Bank in writing). Company assumes the risk of loss in the mail. Except as otherwise provided  in this Agreement, any notice Bank sends Company will be effective when Company actually receives it or when it is otherwise made available to Company and Company has had a reasonable opportunity to act on it.

Contacting Company Regarding Servicing and/or  Collections.

In order for Bank to service the Account or to collect any amounts Company owes to Bank, Bank may from time to time make calls and/or send text messages to Company at any telephone number(s) associated with Company's Account, including wireless telephone numbers that could result in charges  to Company. The manner in which these calls or text messages are made to Company may include without limitation prerecorded/artificial voice messages and/or an automatic telephone dialing system. In addition, in order for Bank to service the Account or to collect any amounts Company owes to Bank, Bank may send e-mails to Company at any e-mail address Company provides to Bank. Notwithstanding the foregoing, the Bank agrees that any such communications shall only be made to a telephone numbet· or e-mail address provided by Company.

Electronic  Communications.

If Company provides Bank with an electronic address to which Bank may send electronic communications, Company agrees that Bank may send to Company by electronic communication any information that the laws governing this Agreement require be sent to Company  in writing, provided such electronic communication does not violate the laws governing this Agreement. "Electronic communication" means a message transmitted electronically  in a format that allows visual text or images to be displayed on equipment such as a personal computer monitor.Notwithstanding the foregoing, the Bank agrees that any such communications shall only be made to an electronic address provided by Company.

Fraud Prevention

Protection  Against Unauthorized  Items.

Company acknowledges that there is a growing risk of losses resulting from unauthorized Items. Bank offers Services that provide effective means for controlling the risk from unauthorized Items. These Services include but are not limited to:

• Positive Pay, Positive Pay with Payee Validation, or Reverse Positive Pay (each offered by Bank in conjunction with Bank's Account Reconciliation Plan Service);

• ACH Fraud Filter; and

• Payment Authorization Service.

In addition, Bank may recommend Company use certain fraud prevention practices to reduce Company's exposure to online fraud. Each of these practices is an industry "best practice".

An example of a best practice is dual custody, which requires a payment or user modification initiated by one user to be approved by a second user on a different computer m· mobile device before it takes effect.

Company will be treated as having assumed the risk of any loss that could have been prevented by its use of any fraud prevention Service or best practice Bank has recommended to Company, if Company:

• Declines to enroll in the fraud prevention Service(s);

• Enrolls in the fraud prevention Service but fails to use it in accordance with the Service Documentation applicable to it in a material respect.; or

• Fails to adopt and follow a best practice, provided such best practice is one specifically recommended in writing to Company by Bank.

Lost or Stolen Paper Items; Unauthorized  Items.

If any of Company's unissued Paper Items has been lost or stolen, or if Company learns that  unauthorized Items are being issued on Company's Account, Company agrees to notify Bank at once. To the extent that Company's failure to so notify Bank hampers Bank's ability to prevent loss, Bank will be relieved of any liability for such Items. Upon receipt of any such notice, Bank may at its sole discretion and without any liability to Company take one or more of the following actions: (i) close Company's Account and open a new account for Company; (ii) dishonor any Paper Item Company o1· an Authorized Signer has indicated may have been lost or stolen (unless Company or an Authorized Signer subsequently has instructed  Bank to honor such an Item); or (iii) pay any Paper Item presented for payment on Company's Account, provided Company has instructed Bank to pay such Paper Item and given Bank the number of that Paper Item. If Bank opens a new account for Company and Company has authorized a third party to automatically make regular deposits to or withdrawals from Company's Account (such as wire or ACH transfers), Bank shall have no liability to Company if Company does not receive any regularly scheduled deposit or if a regularly scheduled payment is not made for Company due to Company's failure to notify that third party in a timely fashion of the number of Company's new Account.

Preventing Misuse of Company's Account.

Company agrees to take reasonable steps to ensure the integrity of Company's internal procedures with respect to Company's Account and Items drawn on Company's Account or deposited to it. To help prevent embezzlement and protect Company's business assets, Bank recommends (for sake of clarity, the patties agree that the following are recommended guidelines only and are not contractually required) Company:

• Assign responsibilities for Company's Account to multiple individuals. Those who reconcile statements for Company's Account should be different from those who issue Items drawn on Company's Account.

• Reconcile statements for Company's Account as received and notify Bank immediately of any problem.

• Contact Bank immediately if Company does not receive the statement for
Company's Account when Company would normally expect to.

• Watch for Paper Items cashed out of sequence or made out to cash. These are classic red flags for embezzlement.

• Secure Company's supply of Paper Items at all times. Stolen Paper Items are a common method of embezzlement.

• Periodically reassign accounting duties such as reconciling Company's
Account or making a deposit.

• Review transaction activity on Company's Account for unexpected fluctuations. For example, compare the percentage of cash deposits to total deposit size. Most businesses will maintain a constant average. A large fluctuation might indicate embezzlement.

• Destroy any Paper Item that Company does not intend to use.

• Use tamper-resistant Paper Items at all times.

• Notify Bank immediately when an Authorized Signer's authority ends so that his/her name can be removed from all signature cards and Online Banking access, and any Cards that Bank has issued to him/her can be cancelled.

• Do not sign blank Paper Items.

• Obtain insurance coverage for these risks.

Claim of Unauthorized Transactions; Banks Rights and

Liability

Investigation by Bank; Company's Agreement to Cooperate.

Bank shall investigate any transaction Company has reported to Bank as unauthorized (a ''Claim of Unauthorized Transaction").  Company agrees to (i) submit Company's Claim of Unauthorized Transaction  in writing to
Bank by completing or obtaining a declaration under penalty of perjury describing Company's Claim of Unauthorized Transaction (in an

affidavit form approved by Bank, if so requested); (ii) file a police report if determined by the Company to be appropriate; (iii) complete and return to Bank any documents requested of Company; and
(iv) in all respects cooperate fully at Company's expense with Bank in
Bank's investigation of Company's Claim of Unauthorized Transaction.

Standard of Care.

Bank will meet its standard of care for Company's Account by exercising ordinary care in the transaction at issue. When Bank takes an Item for processing by automated means, "ordinary care" does not require Bank to examine the Item. In all other cases, "ordinary care" requires only that (a) Bank follow standards that conform to the general standards followed by similarly situated banks, and (b) Bank act without negligence or willful misconduct. Bank's policies and procedures are general internal guidelines for Bank's use and do not establish a higher standard of care for Bank than is otherwise established  by the laws governing this Agreement. If Bank waives any of its rights as to Company or Company's Account on one or more occasions, it will not be considered a waiver of Bank's rights on any other occasion.

Limitation of Liability; Indemnification.

Whether in connection  with Company's Account or a Service, in no event will either party to this Agreement or its respective directors, officers, employees, or agents be liable to the other party for any special, consequential, indirect or punitive damages, whether any claim is based on contract or tort or whether the likelihood of such damages was known to either pa1ty. The foregoing limitation of liability will not apply where expressly prohibited  by the laws governing this Agreement. Bank will not have any liability to Company if there are insufficient available funds in Company's Account to pay Company 's Items due to actions taken by (i) Bank in accordance  with this Agreement or (ii) any third party provided that the Bank has exercised ordinary care. Except to the extent that Bank fails to exercise ordinary care or breaches this Agreement, Company agrees to indemnify and hold Bank and its directors, officers, employees and agents harmless from all claims, demands, losses, liabilities, judgments and expenses (including their attorneys' fees and legal expenses) arising out of or in any way connected with Bank's performance under this Agreement.
Company agrees this indemnification will survive the closing of Company's
Account and the termination of any Service.

Adverse Claims.

lf any person or entity makes a claim against funds in Company's Account, or if Bank believes that a conflict exists between or among the Authorized Signers on Company's Account or that there is a dispute over matters such as the ownership of Company's Account or the authority to withdraw funds from Company's Account, Bank may, without any liability to Company but upon notice to the Company, take one or more of the following actions: (i) continue to rely on Bank's records to determine the ownership of or the identity of the Authorized Signer(s) for Company's Account; (ii) honor the claim upon receipt of evidence satisfactory to Bank to justify such claim; (iii) freeze all or a part of the funds in Company's Account until the dispute is resolved to Bank's satisfaction;
(iv) close Company's Account and send a check for the available  balance in
Company's Account payable to Company or to Company and each claimant;
o•· (v) pay the funds into an appropriate court.

Legal Process.

Bank may accept and act on any legal process it believes is valid, whether served in person, by mail or by electronic notification, at any location of Bank. "Legal process" includes a levy, garnishment or attachment, tax levy or withholding order, injunction, restraining order, subpoena, search warrant, government agency request for information, forfeiture, seizure or other legal process relating to Company's Account. Any such legal process is subject to Bank's security interest and right of setoff. Bank will notify Company of a grand jury subpoena affecting Company or Company's Account only where permissible by law and under such subpoena.

"Freezing" Company's Account.

As part of Bank's loss prevention program, when Bank suspects that irregular, unauthorized, or unlawful activities may be occurring in connection with Company's Account, Bank may "freeze" (or place a hold on) the balance in Company's  Account (and in other Account(s) Company maintains with Bank) pending an investigation of such suspected activities. If Bank freezes Company's Account, Bank will give notice to the Company unless prohibted by the laws governing this Agreement.

Force Majeuare.

Neither  party to this Agreement (an "Affected Party") shall be deemed to be in default of any of its obligations under this Agreement if its performance is delayed, hindered ot· becomes impossible because of any act of God or of any public enemy, hostilities, war (declared or undeclared), guerilla or terrorist activities, act of sabotage, blockade, eat1hquake, flood, landslide, avalanche, tremor, ground movement, hurricane, storm, explosion, fire, labor disturbance, riot, insurrection, strike, sickness, accident, civil commotion, epidemic, act of government or its agencies or officers, power interruption or transmission failure or any cause beyond the control of either party (a "Force Majeure Event") provided, however: (1) such Force Majeure Event is beyond the control of the Affected Party and could not be prevented by appropriate precautions; (2) the Affected Party diligently attempts to recommence performance (including through alternate means); and (3) Bank, if it is the Affected Party, implements the

Business Continuity Plan. The Affected Party shall promptly notify the other Party of the occurrence of the Force Majeure Event and describe the Force Majeure  Event in sufficient  detail.

Business Continuity Plan

Bank shall maintain a disaster recovery plan (the "Business Continuity Plan") in compliance with applicable regulatory requirements. The Business Continuity Plan shall provide for planning, maintaining and implementing commercially prudent disaster recovery systems, resources and operations that are in compliance with all federal and state laws, regulations, rules and decrees. Bank shall test the Business Continuity Plan annually. Upon

Company's request, Bank will provide a copy of the most current summaries of such Business Continuity Plan generally provided to Bank's customers, including, but not limited to, information describing Bank's data center redundancy and recovery capabilities, as may be revised from time to time.

If a Force Majeure Event or other business continuity event affects Bank's ability to provide the Services, then Bank shall implement the Business
Continuity Plan at its expense.

Substitute Checks

A federal law, known as the "Check Clearing for the 21st Century Act" or "Check  21 ," took effect on October 28, 2004. This law provides for an instrument called a "substitute check." A substitute check contains an accurate copy of the front and back of the original draft and bears the legend:

"This is a legal copy of your check. You can use it the same way you would use the original check." As noted in the legend, a substitute check is the same as the original draft for all purposes, including proving that Company made a payment. Any Paper Item Company issues or deposits that is returned to Company may be returned  in the form of a substitute check.
Even if Company has cancelled Items returned with the statements for
Company's Account, Bank may in its sole discretion withhold substitute checks therefrom. Company agrees Company will not transfer a substitute check to Bank, by deposit or otherwise, if Bank would be the first financial institution to take the substitute check, unless Bank has expressly agreed in writing to take it.

Deposits to Company's Account

General.

Unless otherwise agreed in writing, Bank may, without inquiry, accept a deposit to Company's Account at any time, from any person or entity, made in any manner including without limitation a deposit based on an image of an Item. Bank may also refuse to accept all or any part of any deposit. Bank may use time and place of receipt, method of delivery, and status of set up to determine when Company's deposit is received. Bank is not responsible for a deposit until a Bank employee has received and verified it. The receipt received at the time of deposit is not evidence a deposit has been verified. Bank may reverse or otherwise adjust any credit Bank believes it has erroneously made to Company's Account at any time with notice to Company.

Collection Items.

Bank may, in its sole discretion and with notice to Company, handle a Paper Item as a collection Item, instead of as a deposit. This means Bank sends the ltem to the issuer's bank for payment and credits Company's Account for the Item when Bank receives payment for the Item. If the Item is returned unpaid, Bank will return the Item to Company.

Endorsements.

This subsection applies if an endorsement  is necessary for the transfer or negotiation of an Item. Company authorizes Bank to supply Company's endorsement on any Item Bank takes for collection, payment or deposit to Company's Account. Company also authorizes Bank to collect any unendorsed Item that is made payable to Company without first supplying Company's endorsement, provided the Item was deposited to Company's Account. Bank may refuse to pay any Item or accept any Item for deposit or collection unless Bank is able to verify to its satisfaction that all of the necessary endorsements are present on the Item. For example, Bank may require that all endorsers be present at the time that an Item is presented to
Bank for payment or accepted for deposit or collection.

Material Appearing on the Back of Paper Items; Legends on Paper
Items.

Company is responsible for losses incurred by any person that cashes or accepts Company's Paper Items for deposit, if: (i) the loss is due to a delay in the return of the Item; and (ii) the delay is caused by material appearing on the back of the Item when it was issued o1· transferred by Company. This material may include, but is not limited to, carbon bands, blacked out areas, and printed or written text or numbers. Company is responsible for all losses, claims, damages or expenses that result from a restrictive legend or notation on Company's Paper Items.

Breach of Warranties.

If Company breaches any warranty Company makes under the laws governing this Agreement or rule with respect to any Item, Company shall not be released or otherwise discharged from any liability for such breach so long as Bank notifies Company of the breach within 120 days after Bank learns of the breach. If Bank fails to notify Company within this 120-day period, Company shall be released  from liability  and discharged  only to the extent Bank's failure to notify Company within such time period caused a loss to Company.

When Deposits are Credited to Company's Account.

All over-the-counter deposits or ATM deposits to Company's Account which are received before Bank's established cut-off time on any Business Day will be credited (and will be considered deposited) to Company's Account as of the close of business that day, and will be reflected in that day's Ledger Balance for Company's Account. All other deposits will be processed in accordance with the written agreements governing such deposits or, if there is no written agreement, banking practice. All deposits received after Bank's established cut-off time on a Business Day or at any time on a day which is not a Business Day will be credited (and will be considered deposited) to Company's Account at the end of the next Business Day. Deposits placed in one of Bank's "night depositories" before the established deadline on any Business Day will be credited to Company's Account at the close of business on that same day. All other deposits placed in the "night depository" will be credited to Company's Account at the end of the next Business Day.

Company's Use of Funds.

Company's use of funds deposited to Company's Account will be governed by
Bank's separately disclosed collection schedule and, if Company's
Account is a checking account, funds availability policy. Bank's collection schedule describes when deposits of Items that satisfy certain criteria will be considered collected. A fee may be charged  in connection  with any use of uncollected funds permitted by Bank at rates to be agreed upon by Bank and Customer. The then-current rate will appear on the statement for Company's Account. Bank's funds availability policy describes when funds deposited to Company's checking Account will be available to be used for all purposes. Bank may change its collection schedule and funds availability policy from time to time without prior notice to Company.

Deposits at Affiliates.

Company may make deposits to Company's Account(s) at an Affiliate, provided the Affiliate agrees. If Company makes a deposit to Company's Account at an Affiliate, that Affiliate's collection schedule and funds availability policy will determine when the funds deposited to
Company's Account will be considered collected and available.

Deposits of Non-U.S. Items.

Bank may refuse to accept for deposit or collection an Item that is payable  in currency other than U.S. dollars or an Item that is not drawn on a financial institution chartered in the United States (each, a "non-U.S. Item"). If Bank accepts a non-U.S. Item for deposit to Company's Account or collection, Company accepts all risk associated with foreign currency fluctuation (exchange rate risk) and any late return of the non-U.S. Item. Company agrees Bank may use Bank's current buying and selling rate, as applicable, when processing a non-U.S. Item and may recover from Company's Account any loss Bank incurs as a result of processing such an Item for Company. Bank reserves the right to place longer holds on non-U.S. Items than the timeframes specified in Bank's funds availability policy for Deposited Items.

Acts and Omissions of Other Financial Institutions.

Bank is not liable for the insolvency, neglect, misconduct, mistake, or default of another bank or person, or for the loss or destruction of a Deposited Item or of a notice of nonpayment relating thereto. If a Deposited Item is lost or misrouted during the collection process: (i) Bank shall have no

responsibility to Company for the actions or inactions of any collecting bank other than the Bank; (ii) Bank may charge Company's Account for the amount of the Deposited Item (and reverse any interest that may have accrued to Company's Account in connection with the Deposited Item); and (iii) Company agrees to cooperate with Bank in recreating the
Deposited Item.

Deposited Items Returned.

Bank has the right to charge back to or otherwise debit any of Company's Account(s) for any Deposited Item that is returned (and to reverse or recover any associated interest that may have accrued), beginning with the Account that has the returned Item even if Company has made withdrawals against it. This right of charge back or debit is not affected  by the expiration of any applicable midnight deadline, provided Bank does not have actual knowledge that such deadline has expired or, having such knowledge, (i) Bank concludes that the Deposited Item has been returned in accordance with the laws governing this Agreement or a rule (including a clearing house rule); or (ii) Bank has received a breach of warranty claim in connection with the Deposited Item.

Bank has the right to pursue collection of such Deposited Item, even to the extent of allowing the payor bank to hold the Deposited Item beyond the midnight deadline  in an attempt to recover payment. Bank may redeposit a returned Deposited Item and re-present it for payment by any means (including electronic means), unless Bank has received instructions from Company not to redeposit such Deposited Item. Bank will have no liability for taking or failing to take any action to recover payment of a returned
Deposited Item.

If one of Company's Deposited Items is returned with a claim that there is a breach of warranty (for example,  that it bears a forged endorsement or is altered  in any way), Bank may debit Company's Account for the amount of the Item (plus any associated fees) and pay the amount to the person or entity making the claim. Bank is under no duty to question the truth of the facts that are being asserted, to assess the timeliness of the claim, or to assert any defense. "Notwithstanding the foregoing, Bank agrees to use its best efforts to provide Company with notice of any such warranty claim prior to debiting Company's Account, and to use standard industry practice to assist Company in  opposing or otherwise responding to a  breach of warranty claim made concerning any such Deposited Item. Bank need not give Company any prior notification of its actions with respect to the claim. Company agrees to immediately repay any Overdraft caused by the return of a Deposited Item.

Direct Deposits Returned  by Bank.

If, in connection  with a direct deposit plan funds are deposited to Company's Account and later returned to the originator, Bank may deduct the amount from that Account or if that Account has insufficient funds, then from any other Account Company maintains at Bank, without prior notice and at any time, except as prohibited by the laws governing this Agreement. Bank may also use any other legal remedy to recover the amount.

Reconstructing Lost or Destroyed Deposited Items.

If a Deposited Item is lost or destroyed during processing or collection (either at Bank or at another point in the payments system), Company agrees to cooperate reasonably with Bank to reconstruct the Deposited Item by promptly: (i) providing Bank with a copy of the front and back of the
Deposited Item from Company's or the issuer's records; (ii) asking the issuer to place a stop payment on it (at Bank's expense) and issue a replacement Item to Company (if the Deposited Item has not been paid); or (iii)

reviewing Company's records and other information and conducting any additional research as may be reasonable to determine the issuer's identity
(if Company does not know the identity of the issuer of the Deposited Item).

Withdrawals from Company's Account

Determining Company’s Account’s Balance; Debiting Company’s

Account.

For sake of clarity, the parties agree that this section does not apply to controlled disbursement accounts.

In determining the balance in Company's  Account that is available to pay Items, Bank may reduce the available balance by the amount of any hold that Bank has placed on Company's Account under this Agreement. Additionally, Bank may place a hold on Company's Account if Bank receives an electronic notice that an Item will be presented for payment or collection against Company's Account (a "Notice of Presentment"). The hold may remain in effect from the time the Notice of Presentment is received until the Item is presented or notice is received that the Item will not be presented, whichever first occurs. Bank may conclusively rely on the information it receives in an electronic presentment or notification when determining the available balance in Company's  Account, and Bank will not have any liability for refusing to honor any of Company's Items because of insufficient funds, even if the electronic presentment or notification incorrectly describes the Item, including its amount. Bank may debit Company's Account on the day an Item is presented by any means, including without limitation electronically, or at an earlier time based on notification received by Bank that an Item drawn on Company's Account will be presented for payment or collection. A determination of the balance in Company's  Account for purposes of making a decision to dishonor an Item for insufficiency or unavailability of funds may be made at any time between the presentment of the Item (or earlier upon receipt of any Notice of Presentment) and the time of return of the Item. No more than one such determination  need be made.

Order of Posting; Categories of Items

Bank posts transactions during its nightly processing each Business Day. Generally, Bank first posts deposits or  incoming transfers received before the deposit cutoff time that day. Bank then posts withdrawals (such as ATM,

debit card or check transactions) that have been received for payment from Company's Account. Bank pays some categories (or types) of transactions, such as debit card transactions, before other types of transactions, such as checks.

The order in which Bank posts Items to  Company's Account will depend upon a number of factors. For example, in connection with the process of posting Items, Bank has the right to (i) establish different categories of Items, (ii) establish a posting order for each category of Item(s), and (iii) establish different posting orders for Items within each category. Except to the extent limited by federal regulatory and judicial authorities, Bank has the right to change any of the factors described in (i), (ii) and (iii) above at any time without notice to Company.

21

Establishing categories of Items. Bank groups Items into categories it establishes. For example, Bank may group debit card transactions into one category, and group checks into another category. Bank may include more than one type of Item in a single category.

Establishing a posting order for each category ofltems. Bank pays some categories (or types) of transactions, such as debit card transactions, before other types of transactions, such as checks.

Establishing a posting order of Items within a single category.  If there are multiple transactions within a category, the order in which the transactions are posted will vary depending on the type of transaction.

For example, Bank will pay the most common types of transactions in the following order:

• ATM,  debit card, account transfers, teller cashed checks and teller cash withdrawals- transactions will be sorted by the date the transaction was conducted. For a debit card transaction, if a merchant does not seek pre-authorization from the Bank at the time of the transaction, Bank will use the date the transaction is received for payment from Company's account. If there are multiple transactions on a date, those transactions will be sorted by time (where that information is available to Bank's posting systems); the remaining transactions on that date will be sorted and paid from lowest to highest dollar amount.

• Checks and automatic payments (also known as ACH).

All states except Nevada

If there are multiple transactions, the transactions will be sorted and paid from highest to lowest dollar amount.

Nevada only

If there are multiple transactions, the transactions will be sorted in sequential order if the  Item has a serial number. Items without a serial number will be paid from highest to lowest dollar amount.

Relation between posting order  and overdrafts/returned items

On any given Business Day, if Bank receives more than one Item for payment and determines there are sufficient funds to pay one or  more but not all of the Items, then the number of Items paid and the overdraft and returned Item fees assessed could be affected by the order that Bank chooses to post those Items. For example, if Bank posts Items in the order of highest to lowest dollar amount, the total number of overdraft and returned Item fees Company is charged could be larger than if Bank were to post the Items in a different order.22

Paper Items Presented Over-the-Counter for Payment  by a
Non-Customer.

If a Paper Item drawn against Company's Account is presented over-the counter for payment by a person who does not have a deposit account at Bank, Bank may charge a fee to the person presenting the Paper Item as a condition for payment of the Paper Item. Company should contact its banker if Company has questions or if Company is required for any reason to have a place where Company's Paper Items can be cashed without a fee.
The amount of the fee is disclosed  in the fee and information schedule. Bank may require identification acceptable to Bank and not prohibited by the laws governing this Agreement, including a fingerprint of the person presenting the Paper Item. Bank may dishonor the Paper Item if the person refuses to pay this fee or provide the identification Bank requests.

Large Cash Withdrawals-Intentionally Deleted.

Company and Bank agree to revisit this section if and when it becomes applicable.

Withdrawals at Affiliates.

Company may make withdrawals from Company's Account at an Affiliate, provided the Affiliate agrees. If an Affiliate cashes an Item for Company,
Bank may place a hold on Company's Account(s) for a corresponding amount of funds. If the Item is later returned to the Affiliate for any reason, Bank may debit one or more of Company's Accounts for the amount of the Item.

Items Resulting From Company's  Disclosure of Company's
Account Number.

If Company authorizes a third party to debit Company's account, and in furtherance of such authorization voluntarily discloses Company's Account number to the third party orally, electronically,  in writing, or by some other means, Bank may permit that person to issue Items drawn on Company's Account that are so authorized  by Company.

Missing Signatures; Alterations; Forgeries.

Bank will have no responsibility for reviewing the number or combination of signatures on an Item drawn on Company's Account. This means that if Company has indicated that more than one signature is required  in connection with an Item dt·awn on Company's Account,

Bank will have no liability to Company if a transaction is conducted on or through Company's Account contrary to the signature requirements Company has specified, provided at least one of the required signatures appears on the Item. Bank will have no liability to Company for failing to detect a forgery of the signature of an Authorized Signer or an alteration of one of Company's Items, if the forgery or alteration is such that a reasonable person could not reasonably be expected to detect it.

Dates and Special Instructions on Paper Items.

Bank may, without inquiry or liability, pay one of Company's  Paper Items even though: (i) special instructions written on the Paper Item indicate that Bank should refuse payment (e.g., "Void after thirty (30) days," "Paid-In Full," or "Void over $1 00"); (ii) the Paper Item is staledated (e.g., it bears a date that is more than six (6) months in the past), even if Bank has knowledge of the date on the Paper Item; (iii) the Paper Item is post-dated (e.g., it bears a date in the future), unless an Authol'ized Signer has given Bank a notice of post-dating; o1· (iv) the Paper Item is not dated.

Facsimile or Mechanical Signatures.

If Company has elected to use a facsimile, other mechanical signature (including a stamp) to sign or endorse Paper Items or a Company logo or other mark in lieu of a signature, Bank may rely on that signature (or any signature that purports to be the facsimile, other mechanical signature of an Authorized Signer) or the Company logo or other mark as Company's authorized signature without regard to when or by whom or by what means or in what ink color such signature, Company logo or other mark may have been made or affixed to a Paper Item deposited to, drawn on or otherwise debited to Company's Account.

Consumer ACH Debit Entries.

Under the ACH Operating Rules, certain types of ACH entries may only be presented on a consumer account. These entries (each, a "Consumer ACH Debit Entry") include without limitation Point of Purchase ("POP"), account receivable ("ARC"), destroyed check ("XCK") and returned check ("RCK") entries. Bank shall have no obligation to pay, and no liability for paying, any Consumer ACH Debit Entry on Company's  Account.

Stop Payment Orders; Notices of Post-Dating

General.

"Stop payment order" refers to both an order to Bank not to pay a Paper Item and to a notice of post-dating. To be effective, a stop payment order must be received in a time and manner that gives Bank a reasonable oppm1unity to act on it before paying, accepting, certifying, cashing or otherwise becoming obligated to pay Company's Paper Item as provided  in the Uniform Commercial Code. Each stop payment order is subject to Bank's verification that the Paper Item described in the order has not been paid. This verification may occur subsequent to the time Bank accepts the stop payment order.

Content of Stop Payment Order.

Bank requires the exact (i) name of the payee, (ii) number of Company's Account on which Paper Item is drawn, (iii) Paper Item amount and (iv) the Paper Item number or a range of Paper Item numbers. Bank may, at its sole discretion, use only a portion of the required information in order to identify  a Paper Item. Failure to provide correct and complete information may make it impossible for Bank to stop payment of a Paper Item. Company agrees to indemnify and hold Bank harmless from and against any loss incurred by Bank as a result of Bank's paying a Paper Item if any of the information relied upon in the stop payment order is incorrect or incomplete (or as a result of Bank's not paying a Paper Item for which a valid stop payment order is in effect), except for losses resulting from the Bank's negligence or willful misconduct.

Effective Period of Stop Payment Order; Renewal; Revocation.

Bank need not honor a written stop payment order for more than six (6)
months. For accounts that do not have Bank's STOP AUTO-RENEWAL Service, Company must renew a stop payment order if Company does not want the stop payment order to expire after six (6) months. Each renewal is treated as a new stop payment order. For accounts with Bank's STOP AUTO-RENEWAL Service, a stop  payment order is subject to annual renewals for up to six (6) twelve-month periods, unless Company has otherwise  notified Bank in writing. Bank may pay a Paper Item after a stop
payment order has expired, even though the Paper Item is more than six (6)

months old. An instruction to revoke a stop payment order must be received in a time and manner that gives Bank a reasonable opportunity to act on it.

Liability to Holder in Due Course.

Notwithstanding Bank's timely return of any  Paper Item due to a valid stop payment order, Company may still be liable under the laws governing this Agreement for the amount of that Item.

Paper Items Paid Over Valid Stop Payment Orders.

If Bank pays a Paper Item over a valid stop payment order, Company agrees to respond to a request by Bank to explain the reason for such stop payment order. If Bank credits Company's Account after paying a post-dated Paper Item over a valid and timely notice of post-dating, Bank may charge Company's Account for the amount of the Paper Item as of the date of the Paper Item.

Overdrafts; Security Interest; Banks Right to Setoff

Overdrafts and Insufficient Funds.

Bank may, at its option, pay or refuse to pay any Item if it would create an Overdraft on Company's Account, without regard to whether Bank may have previously established a pattern of honoring or dishonoring such an Item. Bank may take either of the following actions if Bank receives an Item drawn on Company's Account and there are insufficient available funds in Company's Account to cover the Item, without prior notice to Company:

• Pay the Item and create an Overdraft on Company's Account.

• Return the Item if the Item would create an Overdraft on
Company's  Account.

Company agrees to pay Bank's fee that may vary depending on the action Bank takes, as previously agreed by Bank and Customer. Any Overdraft on Company's Account is immediately due and payable, unless Bank agrees otherwise in writing. Company agrees to reimburse Bank for the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses Bank incurs in recovering the Overdraft (including Overdraft and associated fees). On a Business Day when Bank determines that there are sufficient funds in Company's Account to pay one or more but not all of the Items presented for payment on Company's Account, the order in which Bank posts such Items may affect the number of Items paid and the Overdraft and returned Item fees assessed. When Bank posts Items in the order of highest to lowest dollar amount, the Overdraft and returned Item fees may be more than these fees would be if Bank were to post the Items in the order of lowest to highest dollar amount.

Security Interest; Bank'S Right to Setoff.

To secure Company's performance of this Agreement, Company grants Bank a lien on and security interest in Company's Account. In addition, Company acknowledges, upon notice to Company, Bank may setoff against any  Company Account(s) (including matured and unmatured time Account(s)) for any obligation Company owes Bank under this Agreement at any time and for any reason as allowed  by the laws governing this

Agreement. Bank may consider this Agreement as Company's consent to Bank's asserting its security interest or exercising its right of setoff should the laws governing this Agreement require Company's consent. If Company has a Sweep Account, Company also authorizes Bank, upon notice to Company, to redeem Company's shares in the Designated Money Market Fund and apply the proceeds to any obligation Company owes Bank under this Agreement. The rights described in this subsection are in addition to and apart from any other rights, including any rights granted under any security interest that Company may have granted to Bank.

Bank Fees and Expenses

General.

Company agrees to pay Bank in accordance with the fee and information schedule agreed to between Company and Bank. Company also agrees to pay an amount equal to any applicable taxes payable by Bank due to its services under this Agreement, however designated, exclusive of taxes based on the net income of Bank.

Payment of Bank Fees and Expenses; Finance Charges.

Bank may invoice Company for Bank fees and expenses and taxes incurred in connection with Company's Account and any Service. If an Earnings Allowance accrues on Company's Account, Bank will periodically apply Company's accrued Earnings Allowance to Bank fees and expenses (unless Bank otherwise indicates in writing), and Bank may invoice Company for any amount by which the fees and expenses exceed the accrued Earnings Allowance on Company's Account. Company agrees to notify Bank of any disputed fees, expenses and/or taxes within sixty (60) days of receipt by Company of the invoice. Company agrees to pay any undisputed invoiced amount within ninety (90) days of the date of invoice. If any undisputed fees, expenses and/or taxes are not paid within ninety (90) days of receipt by Company of the invoice, Bank may, upon prior notice to Company, directly debit Company's Account for such undisputed fees, expenses and/or taxes. Bank may also invoice Company for reasonable attorneys' fees and any other reasonable out-of-pocket fees and expenses Bank incurs in exercising its rights under this Agreement including Bank's rights in connection  with Overdrafts, Adverse Claims, Legal Process and "Freezing" Company's Account. Lf there are insufficient funds in Company's  Account to cover the debit, Bank may overdraw Company's Account.

Earnings  Allowance.

Each month, the average monthly Investable Balance in a commercial demand deposit account may earn an "Earnings Allowance" which, depending on the arrangement with Bank, may be applied against that month's fees for the account. An Earnings Allowance in excess of the total monthly fees cannot be credited to the account as interest and may be carried forward up to twelve months, provided such Earnings Allowance may not be carried forward past the end of the calendar year. Earnings Allowances are calculated on a 365/366-day year basis using an "Earnings Allowance Rate," which is a variable rate established by Bank (and which may be as low as zero percent). Bank reserves the right to change this rate at any time without notice to Company. If the account is an interest-bearing account, the account is not eligible to earn an Earnings Allowance.

Recoupment  Fee.

The FDIC charges each insured bank a fee to cover its share of the cost of providing deposit insurance to depositors. The FDIC does not charge a bank's depositors for deposit insurance or require banks to pass the cost of deposit insurance on to their depositors. The FDIC does, however, permit a bank to recoup the cost of deposit insurance from its depositors,  so long as the fee the bank charges its depositors does not reveal information that could be used to determine the bank's confidential supervisory ratings or mislead depositors by implying the FDIC is charging the fee. Bank assesses this  Recoupment Fee to partially recover insurance premiums it pays to the FDIC for deposit insurance. The amount of the Recoupment Fee appears on the periodic statement or client analysis statement for Company's account and is based on the monthly average ledger balance Company maintains in its account. The Recoupment Fee is subject to change by Bank at any time without notice. For questions about the Recoupment Fee, Company may contact its relationship manager at Bank.

Bank's  Use of Funds.

Bank may benefit from having the use of funds in customers' non-interest bearing accounts. Bank may use these funds to reduce its borrowing from other sources such as the Fed Funds market or invest them in short-term investments such as its Federal Reserve Account. This benefit may be referred to as "spread". It is not possible to quantify the benefit to Bank that may be attributable to a particular customer's funds because funds from all customers' non-interest bearing accounts are aggregated both for purposes of reducing Bank's borrowing costs and for investment and because Bank's use of funds may vary depending on a number of factors including interest rates, Federal Funds rates, credit risks and Bank's anticipated funding needs. Bank's use of funds as described in this paragraph has no effect or impact on Company's use of and access to funds in Company's account.

Checking Subaccounts

For each checking account, Bank may establish on Company's behalf a master account and two subaccounts. All information that is made available to Company about Company's Account will be at the master account level. The subaccounts are comprised of a savings account and a transaction account. On the first day of each month, Bank will allocate funds between the two subaccounts as it deems appropriate. Items received by Bank that are  drawn against Company's master account will be presented for payment against he transaction subaccount. Funds will be transferred from the savings subaccount to cover Items presented against the transaction subaccount as may be needed. On the sixth (6th) transfer from the savings subaccount during a statement period all of the funds on deposit in the savings subaccount will be transferred to the transaction subaccount. If Company's Account earns interest, the use of subaccounts will not affect the interest Company earns.

Miscellaneous

Acceptable Form of Paper Items; Document and Image Quality.

Should Company use a check vendor not recommended by Bank, Company agrees to comply with Bank's specifications for Paper Items, including without limitation paper stock, dimensions, and other generally applicable industry standards for Paper Items and to include on Company's Paper

Items Bank's name and address as directed by  Bank. Company agrees to take sufficient steps to ensure that any features (such as security features) of its check stock will not hinder the ability of Bank to process the Item and will not impair the image quality of a substitute check, purported substitute check or electronic Item created by Bank or any third party. Bank will not be liable for any claims, demands, judgments or expenses paid, suffered or incurred by Company, and Company will indemnify Bank from and hold Bank harmless against any claims, demands, judgments or expenses paid, suffered or incurred by Bank, arising directly or indirectly as a result of or in connection with (i) the untimely return of any Paper Item Company has issued as a result of, and any presentment-related problem resulting from, the failure of the Paper ltem to conform  in any respect to Bank's Paper Item specifications, including without limitation, failure to include Bank's full name and address on the Paper Item, and (ii) any claim based on the image quality of a substitute check, purported substitute check or electronic Item, whether created by Bank or any third party, except for, in each case, any claims, demands, judgments or expenses resulting from Bank's negligence or  willful misconduct.

Closing Company's Account.

Company may close Company's Account at any time. Bank may, in its sole discretion, close Company's Account at any time upon ninety (90) days prior· written notice to Customer; provided,  however·, that Bank may close an Account immediately upon notice if Company is in material  breach of

this   Agreement or if termination is necessary under law. If Bank closes Company's Account, Bank may send the Collected Balance on deposit in Company's Account by ordinary mail to Company's most recent address shown on Bank's account records. Whether Company or Bank closes Company's Account, Company agrees to maintain on deposit in

Company's Account sufficient funds (determined in Bank's sole discretion) to cover outstanding Items to be paid from Company's Account, charge backs including without limitation returned Deposited Items and Bank's fees and expenses. This Agreement shall continue to govern Company's

Account until Bank makes a final disbursement from it. In addition, Bank will not be liable for any loss or damage that may result from dishonoring any of Company's Items that are presented or otherwise received after
Company's Account is closed. If Company's Account is an interest bearing account, the Account will cease

earning interest from the date Company requests it be closed. If the Account balance does not reach zero within three (3) months from the date of Company's request, Bank may close the Account and send Company the balance as described above or return the Account to active status.

Contract Language.

English is the controlling language of the relationship between Company and  Bank. Bank may translate its agreements, forms, disclosures and advertisements into another language for Company's convenience. However, if there is a discrepancy between Bank's English language materials and the materials in another language, the English language version is controlling, unless (i) Bank otherwise agrees with Company in writing; or (ii) the laws governing this Agreement specifically provide for a different result.

Credit Reports.

Company authorizes Bank to make any inquiries that Bank considers appropriate to determine if Bank should open and maintain an Account for Company. This may include ordering a credit (or other) report (e.g., information from any motor vehicle department or other state agency) on Company, at the expense of the Bank.

Disclosure  of lnformation.

This section is governed by the Privacy Letter entered into by and between

Company and Bank dated June 23, 2014.

Dormant and Unclaimed  Accounts.

Company's Account is dormant if, for one year for a checking account or three years for a Commercial savings or time account, there is no customer initiated activity (except where the laws governing this Agreement require otherwise). If Company's Account is dormant, Bank may hold all statements on Company's  Account, but Bank's normal maintenance and other fees will continue to be assessed except where prohibited. Company does not presently utilize ATM or Point-of-Sale ("POS'')  access, and should Company utilize such services in the future, Company will notify Bank sufficiently in advance so that the parties may address these services in an amendment to this Agreement. If Company's Account remains dormant and is unclaimed by Company for the period required under the laws governing this Agreement, Bank is required by those laws to "escheat" the funds; that is, to deliver the funds in Company's  Account to the state whose laws govern Company's Account.  Bank will reasonably attempt to give notice to Company, at the most recent telephone number, address and/or other contact information for Company's Authorized Signers in Bank's records, before escheating the funds. Bank may charge a fee to Company's Account for mailing an escheat notice. When the funds in Company's Account are delivered to the state, Company's Account is closed, and no interest accrues. To recover funds delivered to the state, Company must file a claim with the state.

Entire Agreement; Headings; No Third Party Beneficiary.

This Agreement constitutes the entire agreement between Company and Bank regarding the subjects addressed in it and supersedes prior oral or written representations, conditions, warranties, understandings, proposals or agreements regarding Company's Account.  Headings do not constitute a part of this Agreement. No person or entity will be deemed to be a third party beneficiary under this Agreement.

Laws Governing this Agreement.

The laws governing this Agreement include the Jaws and regulations of the United States and, to the extent applicable, New York law, without regard to conflicts of laws principles.  If Company's Account was not opened in person at a Bank office (for example, if Company opened its Account by phone, through the mail or over the Internet), this Agreement will be governed by the laws of the state in which

Bank's main office is located, unless Bank notifies Company that its Account has been assigned to a particular Bank office, in which event the laws of the state in which that office is located will govern this Agreement.

Anylawsuits, claims or other proceedings relating in any way to Company's Account, any Service or this Agreement,  including without limitation, the enforcement of the Arbitration Agreement  in this Agreement and the entry of  judgment on any arbitration award shall be venued exclusively  in the courts of the state whose laws govern this Agreement, without regard to conflict of laws principles. Each provision of this Agreement stands alone. Any provision of this Agreement which is inconsistent with the laws

Governing this Agreement, either in its entirety or with respect to a particular type of transaction or Item, will be deemed modified and applied in a manner consistent with the laws governing this Agreement. Any provision of this Agreement which a court of competent jurisdiction determines to be unenforceable or invalid, either in its entirety or with respect to a particular type of transaction or Item, will not affect the enforceability or validity of the remaining provisions of this Agreement.

Notwithstanding the preceding paragraph, any funds transfer that is a
"remittance transfer" as defined in Regulation  E, Subpart B, as amended from time to time, will be governed by the laws of the state of
New York, including New York's version of Article 4A of the Uniform
Commercial Code, without regard to its conflict of laws principles.

Minimum Balance Requirements; Other Restrictions.

Bank may impose minimum balance requirements or other applicable limitations, or restrictions on Company's Account, provided such requirements, limitations or restrictions are disclosed to Company.

Modification of  Agreement; Account Conversion.

Bank may change this Agreement by adding new provisions or by modifying or deleting existing provisions and such changes will be effective upon agreement by Company; provided, however, that Bank may make changes to this Agreement that are required by applicable law or regulation, absent any agreement by Customer, and Bank will use commercially reasonable efforts to notify Company of such change. Each such addition, modification or deletion is referred to in this Agreement as a "modification." Notwithstanding the foregoing, should Bank modify or amend this Agreement, any previously negotiated changes made by you and Bank to this Agreement are deemed incorporated into the modified or amended Agreement. Bank may notify Company of a change by posting notice of the modification  in Bank or at Bank's home page
(www.wellsfargo.com), by including a message on or with the statement for  Company's Account, or by any other means that Bank considers appropriate, unless the laws governing this Agreement requires notice by a specific means. In addition, Bank may agree in writing to waive a provision of this Agreement including without limitation a fee (a "waiver").

Bank may, upon prior written notice to Company, revoke any waiver. Bank may convert Company's Account to another type of account at any time  if such conversion is required by applicable law or regulation provided
Bank gives Company any advance notice that may be required.

Monitoring and  Recording Communications.

Bank may without liability monitor, record and retain telephone conversations, electronic messages, electronic records and other data transmissions between Company and Bank at any time without further notice to Company, unless further notice is otherwise required by the laws governing this Agreement.

No Fiduciary Relationship.

Bank's relationship with Company concerning Company's Account is that of debtor and creditor; no fiduciary, quasi-fiduciary or special relationship exists between Company and Bank.

Reliance on Bank Records.

Bank may rely solely on its records to determine the form of  ownership of and the Authorized Signers on Company's Account.

Reordering Checks

Company can reorder checks by mailing the reorder form enclosed in Company's current order of checks or by calling Bank at the telephone number shown on the statement for Company's Account. If Company or a third party prints its checks, Bank shall have no liability to Company if Bank is unable to process such checks by automated means.

Restricted transactions.

Company acknowledges and agrees that "restricted transactions," as defined in the Unlawful Internet Gambling Enforcement Act of 2006 and

Regulation GG issued thereunder, are prohibited from being processed through Company's Account or any relationship between Company and Bank. In the event Bank identifies a suspected restricted transaction, Bank may block or otherwise prevent, or prohibit such transaction and, further, Bank may close the Account or end the relationship.

Transferring an Interest in Company's Account.

Company's Account may not be pledged, assigned or in any other manner transferred, whether in whole or in part, except to an affiliate of the Company without Bank's written agreement.

II. Additional Terms Applicable to All Commercial Interest Bearing, Savings and Time Accounts

Interest-Bearing Accounts

Variable/Fixed-Rate Accounts.

Company's interest-bearing Account may be either  a variable-rate or fixed-rate account. Unless Bank has specified otherwise in writing, Company's Account will be a variable-rate account. That means Bank may in its sole discretion change the interest rate on Company's Account at any time. If Company's Account is a fixed-rate account and it is not a time account, Company will be paid the specified interest rate for at least thirty (30) days.

Method Used to Calculate Earned  Interest.

Bank may use either the average daily balance or daily balance method to calculate interest. The average daily balance method applies a periodic rate to the average daily collected balance for the period. The average daily balance is calculated by adding principal for each day and dividing by the number of days in the period. The daily balance method applies a daily periodic rate to principal each day. Unless Bank has specified otherwise in writing, it will use the daily balance method to calculate interest. If Company's Account is a tiered-rate account, Bank may pay the same interest rate on more than one tier.

Interest  Accrual.

If Company deposits a non-cash Item, such as a check, interest begins to accrue no later than the Business Day Bank receives credit for the deposit of that Item. This may not be the same day that Company deposits the non cash Item to Company's Account.

Compounding and Crediting.

Interest will compound on a daily basis. For checking and savings accounts, interest will be credited on a monthly basis. For time accounts, Bank will notify Company separately as to the frequency with which interest will be credited to Company's Account.

Target Balance Accounts.

If Company maintains multiple accounts at Bank, Company may, with

Bank's consent, designate in writing one such account as its "Principal Account" and one or more additional accounts as "Target Balance Accounts." For each Target Balance Account, Company will separately specify to Bank in writing the Ledger Balance or Collected Balance which Company wishes to maintain in such account (the "Target Balance"). At the end of each Business Day, Bank will determine the applicable balance on deposit in each Target Balance Account. If the applicable balance in a Target Balance Account exceeds its Target Balance, Bank will transfer from the Target Balance Account to the Principal Account such funds as are necessary to bring the applicable balance to the Target Balance. If the applicable balance is less than the Target Balance, Bank will transfer from the Principal Account to the Target Balance Account such funds as are necessary to bring the applicable balance to the Target Balance. Bank may, but will not be required to, transfer funds if the transfer would create an Overdraft or exceed the Collected Balance then on deposit in the Principal Account.

Interest Adjustments.

An interest adjustment may be reflected on the statement for Company's Account for the month after it occurs rather than the month  in which it occurs.

Tax Identification Number Certification.

Treasury regulations require Bank to obtain a Tax Identification Number ("TIN") certification for each account. To avoid backup withholding tax on accounts that earn interest or dividends, Company must submit Internal Revenue Service ("IRS") Form W-9 or the appropriate Form W-8 and supporting information and/or documentation to Bank. U.S. citizens or other U.S. persons, including resident alien individuals, must provide a Form W-

9. If Company is a non-resident alien as defined by the IRS, Company must provide the appropriate Form W-8. Additional documentation may be required if Company  is a foreign pattnership, foreign government, or is claiming an exemption based on Effectively Connected Income. Until Bank has received the completed and signed Form(s) W-9 or W-8, or any other required forms, Bank will pay interest and comply with the backup withholding requirements of the IRS. If, at any time, Bank receives information that someone other than Company is using the same TIN that Company certified as its TIN on Form W-9, and Bank is not able to determine to its own satisfaction that the TIN has been assigned to

Company, Bank may at its option and without notice (i) stop paying interest on Company's Account, (ii) continue paying interest but comply with the backup withholding requirements of the IRS and/or, (iii) take any other action which Bank believes is reasonable in the circumstances.  If Company is an individual who owns its Account as a sole proprietor, upon that individual's death, Bank must be provided with the individual's estate's or successor's TIN or Bank may either refuse to pay interest earned on
Company's Account since the date of the individual's death or withhold a portion of the interest that has been earned on Company's Account since the date of the individual's  death.

Commercial Savings Accounts

Company does not presently utilize Commercial Savings Accounts. Should Company utilize such product in the future, Company agrees to notify Bank sufficiently in advance so that the parties may address the legal issues surrounding such product in an amendment to this Agreement.

Commercial Time Accounts

Company does not presently utilize Commercial Time Accounts. Should Company utilize such product in the future, Company agrees to notify Bank sufficiently in advance so that the patties may address the legal issues surrounding such product in an amendment to this Agreement.

III. Funds Transfers

General.

Funds transfers to or from Company's  Account will be governed  by the rules of any funds transfer system through which the transfers are made, as amended from time to time, including, without limitation, the National Automated Clearing House Association and any regional association (each, an "ACH") and Clearing House Interbank Payments System ("CHIPS"). The following terms are in addition to, and not in place of, any other agreements between Company and Bank regarding funds transfers.

Notice of Receipt of Funds.

Unless Bank has otherwise agreed in writing, it will notify Company of funds electronically  debited or credited to Company's  Account through the statement for Company's Account covering the period in which the transaction occurred. Bank is under no obligation to provide Company with any additional  notice or receipt.

Reliance on Identification Numbers.

If a transfer instruction describes the person to receive payment inconsistently by name and account number, payment may be made on the basis of the account number even if the account number identifies a person different from the named person. If a transfer instruction describes a participating financial institution inconsistently by name and identification number the identification number may be relied upon as the proper identification of the financial institution.

Duty to Report Unauthorized and Erroneous Fund Transfers.

Company agrees to exercise ordinary care to determine whether a fund transfer to or from Company's Account was either erroneous or not authorized and will notify Bank ofthe facts within a reasonable time not exceeding sixty (60) days after Bank sends or makes available to Company the statement for Company's Account on which the transfer appears or Company otherwise has notice of the transfer, whichever is earlier. Company will be precluded from asserting that Bank is not entitled to retain payment unless Company objects to payment within the sixty
(60) day period.

Erroneous Payment Orders.

Bank has no obligation to detect errors in payment orders (for example, an erroneous instn1ction to pay a beneficiary not intended by Company or to pay an amount greater than the amount intended by Company, or an erroneous transmission of a duplicate payment order previously sent by
Company). Should Bank detect an error on one or more occasions, it shall not be construed as obligating Bank to detect errors in any future payment order.

Automated Clearing House (ACH) Transactions.

The following terms apply to payments to or from Company's Account that are transmitted through an ACH:

• Company's rights as to payments to or from Company's Account will be governed by the laws that govern Company's Account.

• Credit given by a receiving bank to its customer for a payment from Company's Account is provisional until final settlement has been made or until payment is considered received under the laws that govern Company's Account.

• If final settlement or payment is not made or received, the receiving bank will be entitled to a refund from its customers and Company, as the originator of the payment will not be considered to have paid Company's customer.

• If a payment is made to Company's Account and Bank does not receive final settlement or payment is not received under the laws governing this Agreement, Company will not be considered to have received payment, and Bank will be entitled to reimbursement from Company for that payment.

• Company hereby authorizes any Originating Depositary Financial Institution (ODFI) to initiate, pursuant to ACH Operating Rules, ACH debit entries to Company's Account for electronic presentment or re presentment of Items written or authorized by Company.

IV. Selected Services

Stagecoach Deposit®- ATM Deposit Only Card  Service.

Company may elect to utilize Bank's Stagecoach Deposit®- ATM Deposit Only Card Service by completing and returning to Bank the setup form for the Service. This Service allows Company to make deposits to Company's Account using a Stagecoach Deposit®- ATM Deposit Only card ("Deposit Card") and a designated Wells Fargo® ATM ("ATM"). Company will make such deposits according to the instructions Bank provides and will gain access to the ATM using the Deposit Card and a Personal Identification Number ("PIN"), the risk of misuse of both of which  Company assumes. Bank will provisionally credit each deposit to Company's Account based on  the amount Company keys into the ATM. Company's ATM deposits are subject to the standard cut-offtime established for the ATM into which the deposit was made and Bank's funds availability policy applicable to Company's Account. If the dollar amount of Company's deposit as determined by Bank differs from Company's total (as shown on Company's ATM receipt), Bank will send Company a statement showing the amount of this difference. Company agrees Bank's count of the dollar amount of Company's deposit will be conclusive and binding on Company in the absence of manifest error. Company will have full responsibility for each deposit and its contents until the deposit has been completely and physically accepted into the ATM. If Company claims any p01tion of a deposit was lost or stolen while in Bank's custody, Company acknowledges Company has the burden of proving its claim. If Company orders supplies for the ATM

Deposit Service through the ATM, Company authorizes Bank to initiate debits to Company's Account and credits to the accounts of third party vendors to cover the cost of such supplies provided to Company. Such transfers may be processed through an automated clearing house or any other means chosen by Bank and will be subject to the rules of the funds transfer system used by Bank. Company's  authorization will remain in full force and effect until Bank has received written notification from Company of its termination in such time and manner as to afford Bank and any third-

party vendor a reasonable opportunity to act on it.

Stagecoach Deposit®- Post Verify Service.

If Company elects to utilize Bank's Stagecoach  Deposit®- Post Verify Service, Company will prepare, package and deliver Stagecoach deposits to Bank in accordance with Bank's  instructions. Bank will provisionally credit Company's Account for the currency shown on the deposit ticket enclosed in Company's  Stagecoach deposit bag as follows: (i) same day credit for deposits delivered to an office of Bank before that office's  cut-off time on any Business Day or for deposits placed in night depository of
Bank before  6:00a.m. on any Business Day; or (ii) next Business Day credit for deposits delivered to an office of Bank on any Business Day on or after Bank's  office's cut-off time or on any non-Business Day. All Stagecoach deposits are subject to Bank's acceptance and verification.

Bank will verify the currency in Company's Stagecoach deposit bag either at a later time in Bank's office or when Company's Stagecoach deposit bag is delivered to Bank's cash vault. Checks will be verified when they are delivered to Bank's check processing center. Bank reserves the right to adjust (debit or credit) Company's Account if Bank determines that the amount shown on Company's deposit ticket is incorrect. Because the frequency of armored courier transportation from Bank's offices to Bank's vaults varies from office to office, the time it takes to verify Company's Stagecoach deposit may vary, depending on the office to which Company's Stagecoach deposit bag is delivered. In most cases, adjustments will be made and notification will be sent within three (3) Business Days. Adjustments will be effective when they are processed.

AGREED TO AND ACCEPTED BY: PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman

Name: Kathleen C. Hoffman

Title: 8/22/14

WELLS FARGO BANK, N.A.

By: /s/ Robert C. Meyer

Name: Robert C. Meyer

.  Title: Managing Director

43

[Missing Graphic Reference]

ACCEPTANCE OF SERVICES

[Missing Graphic Reference]
[Missing Graphic Reference]
I Part I - Certification.
The person(s) signing this Acceptance of Services ("Acceptance") certifies/certify that:

(a) the parent company identified in the signature block and the affiliates and/or subsidiaries listed on Attachment "A" (as may be amended by Company from time to time with notice to Bank) of this Acceptance ("Company") has received and agrees to be bound by the Service Documentation, as defined in Wells Fargo Bank, N.A.'s ("Bank") Master Agreement for Treasury Management Services;

(b) Company has granted the person(s) signing this Acceptance the authority on Company's behalf to (i) execute this Acceptance, (ii) enter into other agreements with Bank for treasury management services Bank offers on or after the Effective Date of this Acceptance (each, a "Service") and (iii) amend, terminate or otherwise act on behalf of Company with respect to this Acceptance and such other agreements and Services; and

(c) Company's use of any Service, including without limitation each Service Company begins using after the Effective Date of this Acceptance, confirms Company's receipt of and agreement to be bound by the Service Documentation relating to that Service.

[Missing Graphic Reference]
I Part II - ACH Origination Services.

I A.          Description of Security Procedure.

1.  General.  An "Entry" is an automated clearing house ("ACH") debit or credit entry issued in Company's name, and a "File" is the data file or batch release used to transmit one or more Entries (or a communication amending or canceling an Entry or File) to Bank. Bank will verify each File Bank receives in Company's name solely in accordance with the Security Procedure(s) Company elects in this Acceptance ("Security Procedure" is defined in Bank's ACH Origination Service Description). The purpose of the Security Procedure is to verify the authenticity of a File, not to detect an erroneous or duplicate Entry or File.

2.  Commercially Reasonable.   Company has determined the Security Procedure Company has elected (a) best meets Company's requirements with regard to the size, type and frequency  of  Files  issued  by  Company  to  Bank  and  (b)  is  commercially  reasonable. Company refuses to have its Files verified by any security procedure other than the Security Procedure Company has elected.

3.  Binding Instructions. Company will be responsible for any erroneous or duplicate Entry or File Bank receives in Company's name.  Company agrees to be bound by each Entry and File, or request to cancel or amend an Entry or File, whether or not authorized by Company, issued in Company's name and accepted by Bank in compliance with the Security Procedure Company has elected.

4.  Confidentiality.    Company and  Bank  will  preserve  the  confidentiality of  the  Security Procedure and any passwords, codes, security devices and related instructions provided by Bank.If Company becomes aware of a breach, or suspects a breach may occur, it will immediately notify Bank.

TM-1521 Acceptance of Services- ACH, Wires and Stagecoach Sweep

Page 1 of B

5.  Authorized Person(s). Company will promptly notify Bank in writing of the identity of each person authorized to receive information regarding the Security Procedure (each, an "Authorized Person") and when a person is no longer an Authorized Person.  Company will maintain effective internal procedures to safeguard against unauthorized Entries or Files and warrants that no individual will be allowed to initiate an Entry or File without proper supervision and safeguards.

I B. Election of Initiation Methods and Security Procedures.
The Initiation Methods and Security Procedures Company has elected for ACH origination are:

Commercial Electronic Office® (CEO®) Initiation Method.
CEO is Bank's electronic banking portal that is accessed via the Internet. Authorized users may access Bank's CEO Internet ACH Service through the portal.  CEO security procedures include log-on credentials specified by Bank (that may include a Company ID, user ID and password) and any other authentication or authorization process Bank requires from time to time. Bank will use the CEO security procedures to authenticate each File received through CEO in Company's name.

I              Payment Manager® Initiation Method.

 Secure  Application File  Exchange  Transmission ("SAFE-T").  This  transmission platform offers a variety of transmission protocols including hypertext transfer protocol secured (https), FTP over SSL (FTP/S), secure FTP (S-FTP), and Applicability Statement

2 (AS2) that Bank uses to authenticate each File transmitted to Bank in Company's name.

Machine-to-Machine (11M2M").    This  transmission method uses  an  XML message interface that is based on the Interactive Financial eXchange (IFX) message standard using SOAP structured messages.  Data is communicated via the Internet using 128-bit encryption and Secure Socket Layers (SSL).    Bank uses digital certificates to authenticate each File transmitted to Bank in Company's name.

IBM® Connect:Direct®   with  Secure  Plus+.   Secure Plus+ is an add-on to Connect Direct to enhance security by means of Secure Socket Layer ("SSL") or Transport Layer Security ("TLS").  Connect Direct® is a registered trademark of Sterling Commerce, Inc. an IBM Company.

Value-Added Network ("VAN").  With this transmission method, a third party serves as an intermediary for transmitting data between Company and Bank.   Procedures for transmitting files may vary by VAN.  Bank follows the procedures of the VAN selected by Company to authenticate each File transmitted to Bank through the VAN in Company's name.
X

  Direct Origination Method

 Secure  Application File  Exchange  Transmission ("SAFE-T").     This  transmission

platform offers a variety of transmission protocols including hypertext transfer protocol secured (https), FTP over SSL (FTP/S), secure FTP (S-FTP}, and Applicability Statement
2 (AS2) that Bank uses to authenticate each File transmitted to Bank in Company's

X

IBM®  Connect:Direct®   with  Secure  Plus+.   Secure Plus+ is an add-on to  Connect Direct to enhance security by means of Secure Socket Layer ("SSL") or Transport Layer Security ("TLS").  Connect Direct® is a registered trademark of Sterling Commerce, Inc. an IBM Company.

[Missing Graphic Reference]
Page 2of8

I	SWIFT® Initiation Method.
 SWIFT has established procedures for controlling access to SWIFT messaging services (each, an "Access Control") that may include without limitation access codes, message authentication codes, secure card readers, digital signatures, and Hardware Security Modules.In addition, SWIFT authenticates certain  messages including without limitation Files based  on  SWIFT message type prior to accepting them for routing as SWIFT messages (each, an "Authenticated Message").  This authentication may include confirming that the sender and recipient of the message have  exchanged  bilateral keys  ("BKE"), entered  into  a relationship management application ("RMA") agreement, or taken other steps to  secure the transmission of SWIFT messages between them  as  SWIFT requires from  time  to  time  (each, an "Authentication Procedure").

I 0	Security Procedure Elected by Company's Third Party Service Provider.
I Company is utilizing a Third Party Service Provider ("TPSP") as defined in the ACH Rules to originate Entries and Files on Company's behalf.  Bank will authenticate each File transmitted to Bank in Company's name in accordance with the security procedure the Company's TPSP has elected.  Company will notify Bank of any change to Company's TPSP in a manner affording Bank a reasonable opportunity to act on the information. Company's TPSP is:

Third Party Service Provider: ------- Contact Person:

Telephone:                                       _           Fax: ----------

Non-Standard Security Procedure.
Company has refused to utilize any of the security procedures described above and has elected to use the Security Procedure set forth in Attachment B.

I Part Ill - Wire Transfer Services.

I A. Description of Security Procedure.

1.  General.   Bank will verify instructions to transfer funds from Company's Account that Bank receives in Company's name (each, a "Payment Order'') solely in accordance with the Security Procedure(s) Company elects in this Acceptance ("Security Procedure" is defined in Bank's Wire Transfer Service Description). The purpose of the Security Procedure is to verify the authenticity of a Payment Order, not to detect an erroneous or duplicate Payment Order.

2.  Commercially Reasonable.  Company has determined the Security Procedure Company has elected (a) best meets Company's requirements with regard to the size, type and frequency of Payment Orders issued by Company to Bank and (b) is commercially reasonable. Company refuses to have its Payment Orders verified by any security procedure other than the Security Procedure Company has elected.

3.  Binding Instructions.Company will be responsible for any erroneous or duplicate Payment Order Bank receives in Company's name.  Company agrees to be bound by each Payment Order, or request to cancel or amend a Payment Order, whether or not authorized by Company, issued in Company's name and accepted by Bank in compliance with the Security Procedure Company has elected.

TM-1521 Acceptance of Services- ACH, Wires and Stagecoach Sweep
C.o,ll t'"e,., "'"''" AI?rl"'?  AAnriiFiorlln,. Dr lri :J.nlial ftAarh ?n1A.

Page 3of8

4.  Confidentiality.   Company  and  Bank  will  preserve  the  confidentiality  of  the  Security Procedure and any passwords, codes, security devices and related instructions provided by Bank.  If Company becomes aware of a breach, or suspects that a breach may occur, it will immediately notify Bank.

5.  Authorized Person(s).   Company will promptly notify Bank in writing of the identity of each person authorized to receive information regarding the Security Procedure (each, an "Authorized Person") and when a person is no longer an Authorized Person.  Company will maintain effective internal procedures to safeguard against unauthorized Payment Orders and warrants that no individual will be allowed to initiate a Payment Order without proper supervision and safeguards.

I B. Election  of Initiation Method(s) and Security Procedure(s).
The Initiation Method(s} and Security Procedure(s) Company has elected for Wire Transfers are:
X

    Voice Initiation Method.

Bank's voice initiation security procedure consist of confirming that the personal identification number ("PIN") accompanying a Payment Order corresponds with a valid PIN assigned to

Company for voice-initiated Payment Orders.

X

Telephone  Verification Service.                                                                If  Bank  receives  a  voice-initiated, non-repetitive
Payment Order of $ ·- o·- or more, Bank will make one attempt to telephone person(s)
designated by Company on the most current setup form for Company in Bank's records to authenticate the Payment Order.  If Bank is unable to complete the call, Bank will not process the Payment Order.

Commercial Electronic Office® (CEO®) Initiation Method.
I CEO is Bank's electronic banking portal that is accessed via the Internet. Authorized users may access Bank's CEO Wire Transfer Service through the portal.  CEO security procedures include log-on credentials specified by Bank that may include a Company ID, user ID and password and any other authentication or authorization process Bank requires from time to time. Bank will use the CEO security procedures to authenticate each Payment Order received through CEO in Company's name.

I               Payment Manager® Initiation Method.

Secure Application File Exchange Transmission ("SAFE-T"). This transmission platform offers a variety of transmission protocols including hypertext transfer protocol secured (https), FTP over SSL (FTP/S), secure FTP (S-FTP), and Applicability Statement

2 (AS2) that Bank uses to authenticate each Payment Order transmitted to Bank in

Company's  name.

 Machine-to-Machine ("M2M").  This transmission method uses an XML message interface that is based on the Interactive Financial eXchange (IFX) message standard using SOAP structured messages.  Data is communicated via the Internet using 128-bit encryption and Secure Socket Layers (SSL).    Bank uses digital certificates to authenticate each Payment Order transmitted to Bank in Company's name.

 IBM® Connect:Direct®   with  Secure  Plus+ Secure Plus+ is an add-on to Connect Direct to enhance security by means of Secure Socket Layer ("SSL") or Transport Layer Security ("TLS").  Connect Direct® is a registered trademark of Sterling Commerce, Inc. an IBM Company.

TM-1521 Acceptance of SeNices- ACH, Wires and Stagecoach Sweep
Revised  1111412012 Modified fnr PrudenfiRI Memh 2014

Page 4 of8

    Value-Added Network  ("VAN").  With this transmission method, a third party serves as an intermediary for transmitting data between Company and Bank.   Procedures for transmitting Payment Orders may vary by VAN.  Bank follows the procedures of the VAN selected by Company to authenticate each Payment Order transmitted to Bank through the VAN in Company's name.

I              Direct Origination Initiation Method.

 Secure  Application File  Exchange  Transmission ("SAFE-T").   This  transmission platform offers a variety of transmission protocols including hypertext transfer protocol secured (https), FTP over SSL (FTP/S), secure FTP (S-FTP), and Applicability Statement

2 (AS2) that Bank uses to authenticate each Payment Order transmitted to Bank in
Company's name.

IBM® Connect:Direct®   with  Secure Plus+.   Secure Plus+ is an add-on to Connect Direct to enhance security by means of Secure Socket Layer ("SSL") or Transport Layer Security ("TLS").  Connect Direct® is a registered trademark of Sterling Commerce, Inc. an IBM Company.

X

SWIFT"Initiation Method. J
SWIFT has established procedures for controlling access to SWIFT messaging services (each, an "Access Control") that may include without limitation access codes, message authentication codes, secure card readers, digital signatures, and Hardware Security Modules.   In addition, SWIFT authenticates certain messages based on SWIFT message type prior to accepting them for routing as SWIFT messages (each, an "Authenticated Message").  This authentication may include confirming that the sender and recipient of the message have exchanged bilateral keys ("BKE"), entered into a relationship management application ("RMA") agreement, or taken other steps to secure the transmission of SWIFT messages between them as SWIFT requires from time to time (each, an "Authentication Procedure").

Non-Standard Security Procedure. I
Company has refused to utilize any of the security procedures described above and has elected to use the Security Procedure set forth in Attachment B.

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TM-1521 Acceptance of Services- ACH,  res and Stagecoach Sweep
RRVi!;Arf  1111412012 Modified for Prudential  March 2014

Page 5of8

Part IV- Designation of Wells Fargo Stagecoach Sweep® Option.

I A.          Investment Sweep Options.

Company elects the following Option (check one box only):

Wells Fargo Stagecoach Sweep Preferred Option.

         Wells Fargo Stagecoach Sweep Preferred Option with secondary  Wells Fargo
Stagecoach  Sweep, Repurchase  Agreement Option.

         Wells Fargo Stagecoach Sweep Commercial Paper Option.

         Wells Fargo Stagecoach Sweep Repurchase Agreement Option with secondary Wells
Fargo Stagecoach Sweep, Preferred Option.

         Wells Fargo Stagecoach Sweep Repurchase Agreement Option.

         Wells Fargo Stagecoach Sweep Money Market Mutual Fund Option.
(Check one box only.)

   Wells Fargo Advantage Money Market Fund- Fund 3951

       California Municipal Money Market Fund - Class A - Fund 29

        Treasury Plus Money Market Fund - Class A - Fund 453

        National Tax-Free Money Market Fund- Class A- Fund 452

        100% Treasury Money Market Fund - Service Class - Fund 8

        Wells Fargo Advantage Government MMMF Institutional- GIB Only- Fund 1751

     Treasury Plus Money Market Fund Institutional- GIB Only- Fund 793

      Wells Fargo Advantage Heritage MMMF Institutional- GIB Only- Fund 3106

        Wells Fargo Advantage Municipal Cash Mgmt. Institutional- GIB Only- Fund 496

I B          Savings Account Sweep Option.

        Company elects the Wells Fargo Money Market Savings Account Sweep Option.

I  C.          Credit Sweep Option.

           Company elects Bank's Credit Sweep Option.

•           Company's LOC number is

TM-1521 Acceptance of Services- ACH, Wires and Stagecoach Sweep Revised 1111412012 Modified for Prudential March 2014
Page 6of8

I D.          Additional Information.

•      Company's Checking Account Number:  -------------

•
Statements and/or Confirmations will be sent to Company by electronic means unless otherwise requested by Company.  Electronic means include Bank's Commercial Electronic Office®, facsimile and/or Secure E-Mail.

I Part V- Signature and Effective Date. Agreed To and Accepted By:

Company:  Prudential Financial, Inc.
By: /s/ Kathleen C. Hoffman

Name: Kathleen C. Hoffman

Title:   Assistant Treasurer

Effective Date:   July 31, 2014

TM-1521 Acceptance of SeNices- ACH, Wires and Stagecoach Sweep Revised 1111412012 Modified for Prudential March 2014
Page 7of8

ATTACHMENT "A"-LIST OF PRUDENTIAL AFFILIATES AND SUBSIDIARIES

Legal Entity	Taxpayer ID Number
The PrudentialInsurance Company of America	[REDACTED]XX-XXXXXXX
Pruco Life Insurance Company	XX-XXXXXXX
Pruco life Insurance Company_ of New Jersey	XX-XXXXXXX
Prudential Annuities Life Assurance Corporation	XX-XXXXXXX

TM-1521 Acceptance of Services- ACH, Wires and Stagecoach Sweep Revised 11114/2012 Modified for Prudential March 2014
Page 8of8

[Missing Graphic Reference]
ACCOUNT RECONCILIATION PLAN SERVICE SERVICE DESCRIPTION

1.
Introduction.  This Service Description is part of the Service Documentation governing the Wells Fargo Bank, N.A. ("Bank") Account Reconciliation Plan service ("Service").   "Service Documentation" is defined in Bank's Master Agreement for Treasury Management Services ("Master Agreement").   The Service Documentation includes the Acceptance of Services ("Acceptance"), and "Company" is the company identified in the Acceptance.

2.
Description of Services.    Bank's ARP Services enable Company to use Bank to (a) store information about Items Company issues on demand deposit accounts that Company enrolls in the Services (each, an "Account"); and (b) process the information in accordance with the Service option(s) that Company elects during the set up process for the Services and from time to time thereafter.   Bank's User Guide for the Services details the Service options.  "Item" is defined in Bank's Commercial Account Agreement.

3.
Issued  Check Information.  If Company elects Bank's full ARP Service, each Business Day prior to the cutoff time Bank seperately discloses,Company will provide Bank with the issue date, serial number and dollar amount of each Item Company issues on the Account ("Issued Check Information") using the communication channel(s) Company elects.   If Company elects Bank's Deposit Location Reporting Service, Company will provide Bank with a list of Company's location numbers and names and may amend the list from time to time by notifying Bank in writing.

3.
Stop Payment Orders.   If Company uses the Service to place a stop payment order on any Item, Company understands that (a) Bank's Commercial Account Agreement governs the stop payment order; (b) each stop payment order is subject to Bank's verification that the Item described in the stop payment order has not been paid; and (c) this verification may occur a minimum of ninety (90) minutes after the time Company transmits the stop payment order to Bank.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman

Name: Kathleen C. Hoffman

Title:  Assistant Treasurer

Date:   8/22/14

WELLS FARGO BANK. N.A.

By:  /s/  Robert C. Meyer
Name: Robert C. Meyer
Title: Managing Director

Date: 8/22/14

Date: ----g-I"-'-h-.o-•--4----------

© 2010 Wells Fargo Bank, N.A. All rights reserved.

TM-1408 Account Reconciliation Plan Service Description
Revised 0113112010

[Missing Graphic Reference]

ACH ORIGINATION SERVICE DESCRIPTION

1.
Introduction.  This Service Description is part of the Service Documentation governing Wells Fargo Bank, N. A ("Bank") ACH Origination service ("Service"). "Service Documentation" is defined in Bank's Master Agreement for Treasury Management Services ("Master Agreement").    The Service Documentation includes the Acceptance of Services ("Acceptance"), and "Company" is identified in the Acceptance.

2.
Description of  Services.  The Service enables Company to originate automated clearing  house ("ACH") credit and debit entries in accordance with the National Automated Clearing House Association Operating Rules and any applicable local ACH rules (collectively, the "ACH Rules"; see  section 3). Company will maintain one or more deposit account(s) at Bank or Bank's affiliate (each, an "Account"), that Bank may use to process such Entries.   An "Entry" is an ACH debit or credit  entry  issued in Company's name, and a "File" is the data file or batch release used to transmit one or more Entries to Bank.Section 6 of this Service Description describes (a) the means Bank offers to  Company for transmitting Files to Bank (each, an "Initiation Method") and (b) the means Bank will use to verify Company's authorization of a File or a communication amending or canceling an Entry or File (each, a "Security Procedure").  When Bank acts with respect to an Entry as both the  originating depository financial institution ("ODFI") and receiving depository financial institution ("RDFI"), as ODFI and RDFI are defined by the ACH Rules, the Entry is an "on-us Entry."

3.
ACH Rules.   Company (a) authorizes Bank to originate Entries on behalf of Company to Receivers' accounts; (b) agrees to be bound by the ACH Rules; and (c) agrees not to originate Entries that violate the laws of the United States.  In addition, Company agrees Bank may audit Company's compliance with the Service Documentation and the ACH Rules.

4.
Preparation   of  Entries  and  Files;  Processing Schedules. Company will prepare each File in accordance with the ACH Rules and the guidelines Bank separately makes available to Company. Bank will process each File in accordance with Bank's then current processing schedule and any instructions regarding the date an Entry is to be settled that Company furnishes with the Entry provided (a) Bank receives the File by Bank's applicable cutoff time on a Business Day and (b) the ACH is open for business.   Files will be deemed received by Bank when the transmission of the File to Bank is completed and authenticated in compliance with the Security Procedure.  If Bank receives a File after Bank's applicable cutoff time or on a day when the ACH is not open for business, the File will be treated as having been received prior to Bank's applicable cutoff time on the next Business Day on which the ACH is open for business.   A "Business Day" is every day except Saturday, Sunday and federal holidays.

5.
Inconsistency of  Name and Number. If an Entry describes a "Receiver" (as defined in the ACH Rules), both by name and identifying number, the RDFI may pay the Entry on the basis of the identifying number, even if the number identifies a person different from the named Receiver.  If an Entry describes the RDFI both by name and identifying number, Bank, a gateway operator or another financial institution handling the Entry may rely on the identifying number to identify the RDFI, even if the identifying number refers to an institution other than the named RDFI.

6.
Initiation Methods and Security Procedures. This section lists the Initiation Methods and describes the Security Procedures Bank offers for ACH origination.  Company's elections regarding Initiation Methods and Security Procedures are set forth in the Acceptance.

TM-1423 ACH Origination Services

Revised 05-13-2013
Modified for Prudential Apri/2014

Page 1 of5

6.1.           Commercial Electronic Office® (CEO®) Initiation Method.

CEO is Bank's electronic banking portal that is accessed via the Internet.  Authorized users may access Bank's CEO Internet ACH Service through the portal.  CEO security procedures include log-on credentials specified by Bank (that may include a Company ID, user ID and password) and any other authentication or authorization process Bank requires from time to time.  Bank will use the CEO security procedures to authenticate each File received through CEO in Company's name.

6.2.           Direct Origination Initiation Method.

Secure Application File Exchange  Transmission ("SAFE-T"). This transmission platform offers a variety of transmission protocols including hypertext transfer protocol secured (https), FTP over SSL (FTP/S), secure FTP (S-FTP), and Applicability Statement 2 (AS2) that Bank uses to authenticate each File transmitted to Bank in Company's name.

IBM® -  Sterling   Connect:Direct®  with  Secure  Plus+. Secure  Plus+  is  an  add-on to Connect:Direct® to enhance security bmeans of Secure Socket Layer ("SSL") or Transport Layer Security ("TLS"). Connect:Direct® is a registered trademark of Sterling Commerce, Inc., an IBM Company.

6.3.           Payment Manager® Initiation Method.

Secure Application File Exchange Transmission ("SAFE-T"). This transmission platform offers a variety of transmission protocols including hypertext transfer protocol secured (https), FTP over SSL (FTP/S), secure FTP (S-FTP), and Applicability Statement 2 (AS2) that Bank uses to authenticate each File transmitted to Bank in Company's name.

Machine-to-Machine ("M2M").   This transmission method uses an XML message interface that is based on the Interactive Financial eXchange (IFX) message standard using SOAP structured messages.   Data is communicated via the Internet using 128-bit encryption and Secure Socket Layers (SSL).   Bank uses digital certificates to authenticate each File transmitted to Bank in Company's name.

IBM® -  Sterling   Connect:Direct®  with  Secure  Plus+. Secure  Plus+  is  an  add-on to Connect:Direct® to enhance security bmeans of Secure Socket Layer ("SSL") or Transport Layer Security ("TLS"). Connect:Direct® is a registered trademark of Sterling Commerce, Inc., an IBM Company.

Value-Added Network  ("VAN").  With this transmission method, a third party serves as     an intermediary for transmitting data between Company and Bank.  Procedures for transmitting Files may vary by VAN.  Bank follows the procedures of the VAN selected by Company to authenticate each File transmitted to Bank through the VAN in Company's name.

6.4.           SWIFT® Initiation Method.

SWIFT has established procedures for controlling access to SWIFT messaging services (each, an "Access Control") that may include without limitation access codes, message authentication codes, secure card readers, digital signatures, and Hardware Security Modules.  In addition, SWIFT authenticates certain messages including without limitation Files based on SWIFT message type prior to accepting them for routing as SWIFT messages (each, an "Authenticated Message").  This authentication may include confirming that the sender and

TM-1423 ACH Origination Services Revised 05-13-2013 Modified for Prudential April 2014
Page of5

recipient of the message have exchanged bilateral keys ("BKE"), entered into a relationship management application ("RMA") agreement, or taken other steps to secure the transmission of SWIFT messages between them as SWIFT requires from time to time (each, an "Authentication Procedure").

6.5.           Security Procedure Elected by Company's  Third Party Service Provider.

Company is utilizing a Third Party Service Provider ("TPSP") as defined in the ACH Rules to originate Entries and Files on Company's behalf.  Bank will authenticate each File transmitted to Bank in Company's name in accordance with the security procedure the Company's TPSP has elected.   Company will notify Bank of any change to Company's TPSP in a manner affording Bank a reasonable opportunity to act on the information.

6.6.           Non-Standard Security Procedure.

If Company has refused to utilize any of the security procedures described above, then the
Security Procedure Company will use is described on Attachment B to the Acceptance.

7.
Company's Payment  Obligations.  As of the applicable settlement date, Company will maintain available funds in each Account sufficient to cover the credit Entries originated against it.  Company's obligation to pay Bank for each credit Entry matures when Bank transmits the credit Entry to the ACH or gateway operator or posts an on-us Entry.  Bank is authorized to debit the Account for the total amount of all credit Entries originated from it at any time.  If requested by Bank, Company will pay to Bank, in immediately available funds, an amount equal to all credit Entries Company originates through Bank before the date Bank delivers the credit Entries to the ACH or gateway operator or posts an on-us Entry. If Company fails to comply with Bank's request, Bank may refuse to send the Entries to the ACH or gateway operator or post an on-us Entry.  Bank may take such other actions as it deems necessary or appropriate to ensure Bank receives payment for Company's credit Entries including without limitation upon reasonable prior notice to Company, placing a hold on funds in any account at Bank or any affiliate of Bank that Company owns in whole or in part sufficient to cover Company's credit Entries. In addition, Bank may charge the Account for any debit, correcting or reversing Entry which is later returned to Bank.

8.
Provisional Credit.  A credit to Company's Account for an Entry is provisional until Bank receives final settlement for the Entry.  If Bank does not receive final settlement, Bank is entitled to debit Company's Account for the amount of the Entry. Company will pay any shortfall remaining after such debit to Bank immediately upon· demand.

9.
Rejected Entries.   Bank may reject an Entry or File if Company fails to comply with the terms of this Service Description.  Bank will attempt to notify Company promptly so Company may cure the defect but will have no liability to Company for rejecting an Entry or File or any loss resulting from Bank's failure to provide notice. If Company requests Bank repair an Entry or File and Bank attempts to do so, Bank will not be liable if it is unable to make the requested repair.  Company will pay all charges and expenses Bank incurs in connection with any repair or attempted repair.

10.
Cancellation, Amendment, Reversal. Company has no right to cancel, amend or reverse an Entry or File after its receipt by Bank.  If Company requests Bank cancel, amend or reverse an Entry or File, Bank may, at its sole discretion, attempt to honor such request but will have no liability for its failure to do so.  Company will reimburse Bank for any expenses, losses or damages Bank incurs in effecting or attempting to effect Company's request.

11.
Returned Entries. Bank will have no obligation to re-transmit a returned Entry or File to the ACH or gateway operator, or to take any further action with respect to a returned on-us Entry, if Bank complied with the terms of this Service Description with respect to the original Entry or File.   Company will

TM-1423 ACH Origination Services Revised 05-13-2013 Modified for Prudential April 2014
Page of5

reimburse Bank for any returned debit Entries on the same day Company receives notice of such returned Entry.

12.
Reconstruction of Entries and Files. Company will retain sufficient records to permit it to reconstruct each Entry and File it delivers to Bank for a period of five (5) Business Days after the applicable settlement date and will submit the reconstructed Entry or File to Bank upon request.

13.	Audit. Company grants Bank reasonable C at Bank's request to Company's Files and the right to audit periodically such Files and Company's ACH processes and controls (if at Company's facilities, upon reasonable prior notice to Company, during normal business hours and, in any event, subject to any security requirements of Company) so Bank can verify Company's compliance with this Service Description. Any nonpublic information obtained by Bank as a result of such audit shall be treated by Bank as confidential information of Company.

14.
Bank's Internal Risk Parameters. Bank establishes internal risk parameters to identify out-of-pattern or suspect Entries or Files and protect Company and Bank from potential losses.  These parameters may include without limitation limits on debit and credit settlements on a single Business Day and/or over multiple consecutive Business Days.  Bank may pend or delete an Entry or File exceeding the applicable parameters.   In addition, any transaction TYPE (debit or credit) or SEC (standard entry class) as defined in the ACH Rules may, at Bank's option, be conditioned upon Bank's prior approval. Upon notice to Company, Bank may discontinue processing a TYPE and/or SEC of transactions Bank has previously processed for Company.

15.           Reserved.

16.           Third-Party  Sender Activities.This section contains additional terms applicable when Company is a

Third-Party Sender, as defined by the ACH Rules.

16.1
General.  Prior to originating any Entry on behalf of a customer of Company, Company will (a) notify Bank in writing of any other financial institution Company is using to originate transactions as a Third-Party Sender and thereafter notify Bank before Company adds any new financial institution for this purpose; (b) provide Bank with the information Bank requires to enable it to understand the nature of Company's customer's business including without limitation the name, Taxpayer Identification Number, business activity and geographic location of Company's customer; (c) if  specifically required by Bank, obtain Bank's written approval to initiate or continue to initiate Entries for that customer, which approval Bank may rescind upon written notice to Company; and (d) enter into a written agreement with that customer whereby that customer agrees:

16.1.1. to assume the responsibilities of an originator under the ACH Rules and to be bound by the ACH Rules as in effect from time to time;

16.1.2. ACH entries may not be initiated in violation of the laws or regulations of the United States including without limitation the regulations issued by the Office of Foreign Assets Control;

16.1.3. to grant Bank reasonable access to periodically audit it (if at Company's customer's facilities, upon reasonable prior notice to Company's customer, during normal business hours and, in any event, subject to any security requirements of Company's customer) and any ACH entry that it has transmitted to Company for transmission to Bank; and

16.1.4. Bank may at any time refuse to process an ACH entry for that customer.

TM-1423 ACH Origination Smvices

Page 4of5

Revised 05-13-2013 Modified for Prudential April 2014

16.2.
Representations and Warranties. Company represents and warrants to Bank Company (a) has conducted due diligence with respect to each customer of Company for which Company is originating transactions through Bank and determined that each such customer is engaged in a legitimate business  and that the type, size and frequency of transactions that each such customer is originating is normal and expected for the customer's type of business; and (b) will, in accordance with reasonable commercial standards, monitor each customer's business and transactions on an ongoing basis and notify Bank promptly if Company identifies any unusual activity by Company's customer.

17.           Reserved.

18.           Reserved.

19.
Warranties.  Company  acknowledges Bank makes certain warranties under the ACH Rules with respect to each Entry.   Company will reimburse Bank for any loss Bank incurs, including Bank's reasonable attorneys' fees and legal expenses, as the result of a breach of a warranty made by Bank in connection with any Entry Bank originates upon the instructions received from Company, except to the extent that the loss resulted from Bank's own negligence or intentional misconduct.

20.           Indemnification. Company acknowledges Bank indemnifies certain persons under the ACH Rules.

Company agrees to reimburse Bank for any loss Bank incurs, including its reasonable attorneys' fees and legal expenses, as the result of the enforcement of any such indemnity, except to the extent the loss resulted solely from Bank's own negligence or intentional misconduct.  In addition, Company will indemnify Bank from and against all liabilities, losses, damages, claims, obligations, demands, charges, costs, or expenses (including reasonable fees and disbursements of legal counsel and accountants) awarded against or incurred or suffered by Bank arising directly or indirectly from or related to any material breach in a representation, warranty, covenant, or obligation of Company contained in this Service Description except  to the extent the loss resulted solely from Bank's own negligence or intentional misconduct.

21.
Termination.   In addition to the termination provisions contained in the Master Agreement, Bank may terminate the Services immediately upon notice to Company if Bank determines in its sole discretion: (a) the number of returned debit Entries originated under this Service Description is excessive; or (b) Company has breached a warranty provided under the ACH Rules or this Service Description or otherwise failed to comply with the ACH Rules.

22.	Survival. Sections 4, 5, and 7-20 (excepting those sections that have been reserved) will survive termination of the Services.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.
WELLS FARGO  BANK. N.A.
By: /s/ Kathleen C. Hoffman                                                                                  By: /s/ Robert C. Meyer
Name: Kathleen C. Hoffman                                                                                  Name: Robert C. Meyer

Title:  Assistant Treasurer

Date:  8/22/14

Title: Managing Director

Date:  8/4/2014

© 2013 Wells Fargo Bank, N.A. All rights reserved.

TM-1423 ACH Origination Services
Revised 05-13-2013
Modified for Prudential April 2014

Page 5of5

[Missing Graphic Reference]
ASO I PARTNERS® SERVICE DESCRIPTION
1.           Introduction.  This Service Description is part of the applicable documentation ("Service
Documentation") governing the Wells Fargo Bank, N.A. ("Bank") ASO I Partners® service (the

"Service"). For treasury management relationships governed by Bank's Master Agreement for Treasury Management Services ("Master Agreement"), the Service Documentation includes the Acceptance of Services ("Acceptance"), and "Company" is the company identified in the Acceptance. For treasury management relationships governed by Bank's Deposit Agreement and Disclosures for Commercial Accounts, the Service Documentation includes the related Depository Authorization & Agreement Certificate and/or Signature Card, as applicable (each an "Authorization Certificate"), and "Company" is the company identified in the Authorization Certificate. As used in this Service Description, the term "Master Agreement" refers either to Bank's Master Agreement for Treasury Management Services or Bank's Deposit Agreement
and Disclosures for Commercial Accounts, as applicable.

2.
Company Relationship to Clients. Company has represented to Bank that it functions as claims administrator or third party administrator with respect to its clients (each individually a "Client" and collectively, "Clients"), who are (i) insurance companies or (ii) business organizations maintaining a program of self-insurance. Company provides services to its Clients related to insurance claims administration, which may (without limitation) include evaluation, resolution, and/or payment of claims on behalf of individual Clients, facilitating funding of claims payment by individual Clients, and reconciliation and reporting with regard to the claims payment process.

3.
Deposit Account Structure. To facilitate Company's disbursement and payment funding activities on behalf of its Clients, Company will establish and maintain with Bank, in Company's name and taxpayer identification number: (i) a zero-balance controlled disbursement account against which all checks issued by Company on behalf of its Clients will be drawn ("Disbursement Account"), (ii) a master account linked to the Disbursement Account for the purpose of funding payment of items presented against the Disbursement Account ("Master Funding Account"), (iii) at Company's option, one or more accounts linked to the Master Funding Account and associated with an individual Client for the purpose of funding disbursements for the benefit of such Client (each an "Individual Client Funding Account"), (iv) an account against which exception items that Company instructs Bank to pay are to be temporarily posted ("Default Account"), and (v) one or more accounts to serve as recovery, refund or adjustment-related transactional accounts or alternative funding sources for payment of checks when the appropriate Individual Client Funding Account lacks adequate funds (each a

"Recovery Account"). As used in this Agreement, the term "Accounts" refers to all of the types of accounts described in this Section 3.

4.
ASO Desktop. Company will interact with Bank's electronic system for operating the Service through Bank's "ASO Desktop" function, which Company will access through the applicable treasury management services internet portal maintained by Bank.

5.
Client Profiles.  For each Client on whose behalf Company makes disbursements from the Disbursement Account, Company will establish and maintain through the ASO Desktop an electronic client profile (each a "Client Profile"). As part of each Client Profile, Company will assign the applicable Client a unique alpha/numeric identifier (a "Client ID") no more than ten

TM-2408 ASO I Partners Service Description Revised 05-06-10 Modified for Prudential February 2014
Page of7

characters in length. Bank will electronically associate each Client ID with an Individual Client
Funding Account to facilitate funding of disbursements from the proper funding source.

6.
Third Party Set-up Information.  For each Individual Client Funding Account Company opens under the Service, Company will, prior to opening the Account, provide Bank all information that is required by Bank under applicable law, including under the Customer Identification requirements set forth by the USA PATRIOT Act, as applicable, regarding the Client for whose benefit Company is opening the Account. In addition, at any time, if Bank is required by applicable law, including the Customer Identification requirements set forth by the USA PATRIOT Act, as applicable, to obtain the Client's taxpayer identification number, Company will provide Bank with the Client's TIN within twenty-four (24) hours of Bank's request.

7.
Disbursements by Check; Use of Positive Pay. All checks issued by Company in payment of claims or other obligations on behalf of its Clients ("ASO Checks") must be drawn on the Disbursement Account, which will be a controlled disbursement account governed by Bank's standard Controlled Disbursement Service Description. Company may not draw checks, or authorize the drawing or presentment of checks, drafts or other instruments against any of the Accounts other than the Disbursement Account or the Recovery Accounts. Company must at all times use one of Bank's Positive Pay Services in connection with the Disbursement Account. Company's use of Bank's Positive Pay Service will be governed by Bank's standard Positive Pay Service Description and other documentation In effect from time to time with respect to such service.

8.
ASO Check Issuance; Issue Files. Company must identify and describe each ASO Check issued by Company in an electronic issue file (each an "Issue File"), which Company must transmit to Bank in connection with the ASO Check's issuance. Company must create and transmit each Issue File to Bank in compliance with Bank's published standards for creation and transmission of issue files for use with the Service. Company must include in each entry for an ASO Check listed in a particular Issue File (each an "Issue Record") the appropriate Client ID for the Client on whose behalf Company has issued the ASO Check. Company agrees that it will not (i) issue any ASO Check to a single payee which represents payment of the obligations of multiple Clients to that payee (a "Bulk Client ASO Check"), or (ii) mail, transmit, send, deliver or otherwise issue or distribute any ASO Check until it has properly transmitted to Bank an Issue File containing the corresponding Issue Record for such check. Bank will compile the information in each Issue File and incorporate that information in its cumulative ASO data base of issued and outstanding ASO Checks (the "Issue File Data Base").

9.
Presentment and Payment of ASO Checks. Upon presentment of an item against the Disbursement Account, Bank will, as part of its Positive Pay Service, compare certain data fields on such item with certain information in the Issue File Data Base. If the comparison identifies the item as an ASO Check that matches a corresponding Issue Record in the Issue File Data Base (a "Matching Check"), Bank will ascertain the Client ID accompanying Issue Record. To the extent that the Individual Client Funding Account associated with the Client ID contains sufficient collected and available funds to pay all Matching Checks presented on the same
Business Day which are associated with the same Client ID, Bank will pay all such Matching
Checks. Bank will cause the applicable Individual Client Funding Account to be debited, with the resulting credit made to the Master Funding Account. To the extent that the Individual Client
Funding Account associated with the Client ID does not contain sufficient collected and available funds to pay all Matching Checks associated with such Client ID which are presented on the same Business Day, Bank may, in its sole discretion (i) return all such Matching Checks unpaid, unless specific alternative funding arrangements have been made between Company and Bank in advance, or (ii) pay such Matching Checks and cause the applicable Individual

TM-2408 ASO I Partners Service Description Revised 05-06-10 Modified for Prudential February 2014
Page of7

Client Funding Account to be overdrawn in the amount of the shortfall.  Any overdraft on an

Individual Client Funding Account is immediately due and payable from Company to Bank.

10.
Default  Account. If, after comparison with the Issue File Data Base, a presented item cannot be associated with an Issue Record, but Company nevertheless instructs Bank to pay the item, Bank will cause the item to be posted to the Default Account.  For each item posted to the Default Account that causes the Default Account to become overdrawn, Company will promptly provide Bank with instructions via ASO Desktop or in the form of an Issue Record incorporated in an Issue File, to repost the item to an Individual Client Funding Account.

11.
Minimum Balance Requirement for Recovery Accounts. Company must at all times maintain in one or more Recovery Accounts an aggregate balance of collected and available funds which equals or exceeds the aggregate amount of negative balances, If any, maintained in Individual Client Funding Accounts and the Default Account.  Any positive balances maintained in any Individual Client Funding Accounts and/or the Default Account are expressly excluded from this calculation.  Bank may return unpaid any ASO Checks presented for payment against the Disbursement Account during any period in which Company fails to maintain the balance requirement set forth in this Section 11.  Bank may at any time, in its sole discretion, set off some or all of the balances in the Recovery Accounts against any negative balances in any Individual Client Funding Accounts or the Default Account.

12.	Funding Basis. Each Issue File, as it pertains to each Client on whose behalf Company issues ASO Checks, will be funded on either an "Issue Funding" basis or a "Presentment Funding"
basis.  Company must identify the funding basis for each Client as part of the Client Profile for such Client.  Once the funding basis for a particular Client has been established, Company agrees that it will not be changed without Bank's written consent.

12.1.
Issue Funding Basis.  If Company is funding the Issue File for a particular Client on an Issue Funding basis, then the funding of the corresponding Individual Client Funding Account is determined with reference to Bank's receipt of each Issue File from Company that pertains to the Client.

12.2.
Presentment Funding Basis. If Company is funding the Issue File for a particular Client on a Presentment Funding basis, then the funding of the corresponding Individual Client Funding Account is determined with reference to presentment against the Disbursement  Account of items related to the Client.

13.
Funding Method. Company will fund each Individual Client Funding Account by using one of the funding methods set forth in this Section 13. The process of funding by any of these funding methods will be governed by the Deposit Agreement and by Bank's standard Service

Description and other standard documentation pertaining to the applicable funding method.

COMPANY WILL NOT, AT ANY TIME OR UNDER ANY CIRCUMSTANCES, FUND OR PERMIT FUNDING OF ANY INDIVIDUAL CLIENT FUNDING ACCOUNT, IN WHOLE OR IN PART, BY MEANS OF A CASH DEPOSIT.  As used in this Section 13, the term "Funding Day" has the meaning given to it in Section 14 below.

13.1.   Automated Clearing House ("ACH") Debit Entries. Company may use ACH debit entries to debit the account of the corresponding Client at Bank or another financial institution ("Debit Account").  If Company uses this funding method, then prior to sending an Issue File for a particular Client, Company will ensure that the corresponding Client Profile contains adequate information about such Client's Debit Account to enable Bank to generate an ACH debit entry from the Debit Account.  Provided that Bank has

TM-2408 ASO I Partners Service Description Revised 05-06-10 Modified for Prudential February 2014
Page of7

adequate information about the Debit Account, Bank will cause an ACH debit entry file to be automatically created and transmitted to the designated receiving depository financial institution through the applicable clearing house channel on the same day that (i) Bank receives an Issue File for a particular Client, if Company is using an Issue Funding Basis for the Client, or (ii) one or more items related to the Client are presented against the Disbursement Account, if Company is using a Presentment Funding Basis for the Client; provided, however, that if such day is not a Funding Day, then the debit entry file will be created and transmitted on the next Funding Day to occur thereafter.  Company authorizes Bank to create and transmit each such debit entry file, and represents and warrants to Bank that each debit entry created using information Company provides to Bank in a Client Profile and/or an Issue File is properly authorized by the owner of the account to be debited.  Funds in the amount of an ACH debit entry must be received in the applicable Individual Client Funding Account on the Business Day following Bank's transmission of the file containing such ACH debit entry.

13.2.   ACH Credit Entries.  Company may use ACH credit entries to effect transfer of funds to an Individual Client Funding Account from an account of the applicable Client at Bank or another financial institution. Provided that Bank has adequate address information about the Client on whose behalf the Individual Client Funding Account is maintained, Bank will cause an ACH credit entry funding notice, by e-mail and/or telefacsimile at Company's option, to be automatically created and transmitted to Company and the Client on the same day that (i) Bank receives an Issue File for the Client, if Company is using an Issue Funding Basis for the Client, or (ii) one or more items related to the Client are presented against the Disbursement Account, if Company is using a Presentment Funding Basis for the Client; provided, however, that if such day is not a Funding Day, then the funding notice will be created and transmitted on the next Funding Day to occur thereafter. Funds in the amount specified in a funding notice must be received in the applicable Individual Client Funding Account on the Business Day following Bank's transmission of the funding notice.

13.3.   Wire Credit Transfers.  Company may use wire credit transfers to effect transfer of funds to an Individual Client Funding Account from an account of the applicable Client at Bank or another financial institution. Provided that Bank has adequate address information about the Client on whose behalf the Individual Client Funding Account is maintained, Bank will cause a wire credit transfer funding notice, by e-mail and/or telefacsimile at Company's option, to be automatically created and transmitted to Company and the Client on the same day that (i) Bank receives an Issue File for the Client, if Company is using an Issue Funding Basis for the Client, or (ii) one or more items related to the Client are presented against the Disbursement Account, if Company is using a Presentment Funding Basis for the Client; provided, however, that if such day is not a Funding Day, then the funding notice will be created and transmitted on the next Funding Day to occur thereafter. Funds in the amount specified in a funding notice must be received in the applicable Individual Client Funding Account on the same day Bank transmits the funding notice.

13.4.
Drawdown Wires.  Company may use drawdown wires to debit the Debit Account. If Company uses this funding method, then prior to sending an Issue File for a particular Client, Company will ensure that the corresponding Client Profile contains adequate information about such Client's Debit Account to enable Bank to generate a drawdown wire from the Debit Account. Provided that Bank has adequate information about the Debit Account, Bank will cause a drawdown wire to be automatically initiated and transmitted to the designated depository financial institution through the applicable

TM-2408 ASO I Partners Service Description Revised 05-06-10 Modified for Prudential February 2014
Page of7

channel on the same day that (i) Bank receives an Issue File for a particular Client, if Company is using an Issue Funding Basis for the Client, or (ii) one or more items related to the Client are presented against the Disbursement Account, if Company is using a Presentment Funding Basis for the Client; provided, however, that if such day is not a Funding Day, then the drawdown wire will be initiated on the next Funding Day to occur thereafter. Company authorizes Bank to create and transmit each such drawdown wire, and represents and warrants to Bank that each drawdown wire created using information Company provides to Bank in a Client Profile and/or an Issue File is properly authorized by the owner of the account to be debited. Funds in the amount of the drawdown wire must be received in the applicable Individual Client Funding Account on the same day Bank initiates the drawdown wire.

13.5.
Internal Book Transfers. Company may use internal book transfers to debit the Debit Account, so long as the Debit Account is maintained with Bank. If Company uses this funding method, then prior to sending an Issue File for a particular Client, Company will ensure that the corresponding Client Profile contains adequate information about such Client's Debit Account to enable Bank to generate an internal book transfer from the Debit Account. Provided that Bank has adequate information about the Debit Account, Bank will cause an internal book transfer to be initiated from the Debit Account on the same day that (i) Bank receives an Issue File for a particular Client, if Company is using an Issue Funding Basis for the Client, or (ii) one or more items related to the Client are presented against the Disbursement Account, if Company is using a Presentment Funding Basis for the Client; provided, however, that if such day is not a Funding Day, then the internal book transfer will be initiated on the next Funding Day to occur thereafter. Company authorizes Bank to initiate and execute each such internal book transfer, and represents and warrants to Bank that each internal book transfer initiated using information Company provides to Bank in a Client Profile and/or an Issue File is properly authorized by the owner of the account to be debited. Funds in the amount of the internal book transfer must be received in the applicable Individual Client Funding Account on the same day Bank initiates the internal book transfer.

14.
Funding Frequency. Company will fund each Individual Client Funding Account according to one of the funding frequency options set forth in this Section 14, unless a different funding frequency is agreed to by Company and Bank. Each day on which funding is to occur under a particular funding frequency option is hereinafter referred to as a "Funding Day".

14.1.
Daily Funding Frequency. Under the "Daily Funding Frequency Option", funding will occur (i) each day that Bank receives an Issue File for a particular Client, if Company is using an Issue Funding Basis for the Client, or (ii) each day on which one or more items related to the Client are presented against the Disbursement Account, if Company is using a Presentment Funding Basis for the Client.

14.2. Weekly Funding Frequency. Under the "Weekly Funding Frequency Option", funding will occur one day each week, on the same day of the week, as selected by Company.

14.3.	Monthly Funding Frequency. Under the "Monthly Funding Frequency Option", funding will occur one day each month, on either (i) the same numeric day of the month, or (ii)
the first or last day of the month, as selected by Company.

14.4.	Semi-Monthly Selected Date Funding Frequency. Under the "Semi-Monthly Funding Frequency Option", funding will occur twice each month, on the same two numeric days, as selected by Company.

TM-2408 ASOI Partners Service Description

Page 5of7

Revised 05-06-10 Modified for Prudential February 2014

14.5.
P.A.L. Funding Frequency. The "P.A.L. Funding Frequency Option" is only available for accounts Company is funding on an Issue Funding Basis. Under this option, funding will occur each time an aggregate dollar amount of items accumulates within one or more Issue Files, with the dollar limit being specified by Company to Bank.

14.6.
Threshold Funding Frequency. The "Threshold Funding Frequency Option" is only available for accounts Company is funding on a Presentment Funding Basis. Under this option, funding will occur each time an aggregate dollar amount of items is presented for payment in relation to a particular Client, with the dollar limit being specified by Company to Bank.

15.
Supplemental Funding Days. Company may, at its option, establish one or more additional Funding Days that supplement the funding frequency option(s) chosen for a particular Client under Section 14 above. Each additional funding day may be designated as either a "Clean-up Date" or "End-of-Contract Date", depending on the purpose of the supplemental funding. Funding on each supplemental Funding Day will take place according to the Funding Basis and Funding Method previously selected for the applicable Client.

16.           Reserved.

17.
Security Interest in Recovery Accounts.  As security for the Obligations (as defined in this Section 17), and not in limitation of any other security interest or right of setoff, contractual or otherwise, which Bank may have in relation to any of the Accounts, Company pledges to Bank, and grants a lien to Bank on, and a security interest in, the following and the proceeds thereof (collectively, the "Collateral") as security for the prompt satisfaction of the Obligations: each of Company's Recovery Accounts, and all amounts from time to time on deposit in, or withdrawable from, such Recovery Accounts. "Obligations" includes any and all advances, debts, loans, obligations and liabilities that Company owes Bank as a result of negative balances in any Individual Client Funding Account or the Default Account.  Bank's receipt at any time of any kind of security, including without limitation cash, will not be deemed a waiver of any of Bank's rights or powers under any agreement Company has signed in Bank's favor. Company will sign and. deliver to Bank, on demand, all such security, control or other agreements, financing statements and other documents as Bank may at any time request which are necessary or desirable (in Bank's sole opinion) to grant to Bank a perfected security interest in and to any or all of the Collateral. At the time any Obligation becomes due and payable, upon reasonable prior notice to Company, Bank may sell or otherwise apply or dispose of any and all Collateral, received or to be received, in such parcel or parcels, at such time or times, at such place or places, for such price or prices and upon such terms and conditions as Bank may deem proper, and Bank may apply the net proceeds of the sale or sales, application or other disposition, together with any sums credited by or due from Bank to Company, to the payment of any and all of the Obligations, all without prejudice to Bank's rights against Company with respect to any and all of the Obligations which may be or remain outstanding or unpaid. Any requirement of reasonable notice to Company with respect to the sale or other disposition of Collateral will be met if the notice is given at least five calendar days before the date any sale, application or other disposition will be made. Bank's rights and remedies under any agreements or instruments signed by Company in Bank's favor are in addition to, and not exclusive of, any rights or remedies otherwise available to Bank under applicable law.

18.
Account Closure or Debit Block. Bank reserves the right to either close or place a debit block on any Individual Client Funding Account which, in Bank's sole judgment, is subject to repeated overdrafts or overdrafts of an excessive amount, or in the event that the Client associated with

TM-2408 ASO I Partners Service Description

Page 6of7

such Account is subject to a bankruptcy proceeding or makes a general assignment for the benefit of creditors; provided that Bank shall provide reasonable prior notice to Company.

19.
Business Associate Agreement. If Company is an organization that performs any function or activity involving the usage, transmission, or disclosure of individually identifiable health information, Company must enter into a Business Associate Agreement with Bank (addressing certain requirements of Subtitle F of the Health Insurance Portability and Accountability Act of

1996 and its implementing regulations) in form and substance satisfactory to Bank.

20.
Indemnification. Company agrees to indemnify, defend, and hold Bank harmless from and against any and all claims, demands, losses, liabilities, damages and expenses, including reasonable attorney's fees, (collectively, "Losses and Liabilities") which Bank at any time suffers or incurs as a result of or in connection with (i) Company's failure to have proper authorization to act on behalf of any Client, (ii) any Client Set-up Form or related information provided by Company to Bank which is incomplete or erroneous, or (iii) any failure by Company to comply with applicable laws governing the receipt, holding, management  and/or disbursement of funds for the benefit of Clients excluding, in each case, any Losses and Liabilities arising from Bank's negligence or willful misconduct.

21.
Ownership Dispute. In the event that any Client asserts ownership rights to an Account held for the benefit of such Client, or any of the funds therein, then absent the mutual written consent of both Company and the Client to disposition of the Account and related funds, Bank reserves the right, in its sole discretion, to suspend all activity on such Account and to interplead the funds into court.

22.           Reserved.

23.           Survival. Sections 8, 9, 11, 13, 16, 17, 18, 20, 21 and 23 will survive termination of the Service.

24.
Terminology. Unless specifically defined in this Service Description, capitalized terms used in this Service Description have the meanings, if any, provided in the Master Agreement, as it may be amended from time to time.

© 2010 Wells Fargo Bank, N.A. All rights reserved.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.
Name: Kathleen C. Hoffman
Title: Assistant Treasurer
    Date:  8/22/14

WELLS FARGO BANK. N.A. By: /s/  Robert C. Meyer
Name:  Robert C. Meyer
Title:  Managing Director
Date: 8/4/2014

TM-2408 ASO I Partners Service Description

Page 7of7

Revised 05-06-10 Modified for Prudential February 2014

[Missing Graphic Reference]

COMMERCIAL ELECTRONIC OFFICE® ("CEO"®}

SERVICE DESCRIPTION

1.
Introduction.  This Service Description is part of the Service Documentation governing the Wells Fargo Bank, N.A.  ("Bank") Commercial Electronic Office Service ("CEO").   "Service Documentation" is defined in Bank's Master Agreement for Treasury Management Services ("Master Agreement").   The Service Documentation includes the Acceptance of Services ("Acceptance"), and "Company" is the company identified in the Acceptance.

2.
Description of Service.   The CEO is Bans electronic banking portal that is accessed via the Internet.  Authorized Representatives (see section 3) may use the CEO to access (a) Bank Services in which Company has separately enrolled (each, an "Accessed Service") and (b) third-party sites Bank may make available through the CEO.   Bank offers different channels through which Company may access the CEO that may include without limitation personal computers and mobile devices.   Bank may add or eliminate channels at any time.  A Bank Service or third party  site accessible through one channel may not be accessible through another channel.   The Service Documentation includes the Service Description for each Accessed Service.  In the event of a conflict between the Service Description for the Accessed Service and this Service Description, the Service Description for the Accessed Service will contol.

3.
Access  to  the  CEO.  When Company enrolls in the CEO and as Bank may determine is necessary after enrollment, Bank will (in accordance with section 4) provide one or more secure means of accessing the Services (each, a "Log-On Credential") to the persons who are authorized to access the CEO on Company's behalf (each an, "Authorized Representative"). Log-On Credentials may include without limitation Company and user IDs, passwords, token IDs and other means of providing secure access to the CEO Service that Bank adopts after the date Company begins using the CEO and may be changed by Bank at any time. Bank will have no obligation to Company  to authenticate separately any communication Bank receives in Company's name through the CEO, whether or not an Authorized Representative actually issued the communication.  Bank may, at Bank's sole option, contact Company with respect to any communication Bank receives in Company's name, but Bank's election to contact Company with respect to one or more communication will not obligate Bank to contact Company with respect to any subsequent communication Bank receives in Company's name.

4.           Administration of the CEO.

4.1.           General.  Bank offers two options for administering the CEO: (a) self-administration and

(b) Bank administration.

4.2.
Self-Administration. If Company enrolls in Bank's self-administration option, there are three categories of Authorized Representatives: Company Administrator, Administrator or User.   Bank provides Bank's then-current Log-On Credentials only to Company's initial Company Administrator(s) who will (a) assign Bank's Log-On Credentials to other individuals and (b) designate each such individual as (i) a Company Administrator, who may perform all functions of Company's initial Company Administrator; (ii) an Administrator, who may perform all the functions of an Administrator including without limitation designating other Administrator(s) and User(s); or (iii) a User, who may access those Services as designated by a Company Administrator or an Administrator and

TM-1426 Commercial Electronic Offlce ("CEO") Service Description

Page 1 of3

Revised 03-15-2013 Modified for Prudential Apri/2014

those in which Bank permits a User to self-enroll.  Each Company Administrator and Administrator has the authority to enroll Company in additional Services.  Company will promptly revoke the Log-On Credentials of any Authorized Representative when that individual is no longer an Authorized Representative.

4.3.
Bank Administration.  If Company does not enroll in Bank's self-administration option, there is one category of Authorized Representatives: Users.   Bank will assign Bank's then-current Log-On credentials to each User Company designates.   Each User Company designates will remain authorized until Bank has a reasonable time to act after receiving Company's notification that the User is no longer so authorized.

5.
Restricting or Terminating Access to the CEO. Bank will not be obligated to permit any Authorized Representative to use any Service through the CEO if Bank determines such use is (a) not in accordance with any term applicable to the CEO, (b) not permitted by any state or federal law or regulation, (c) not authorized by Company or any third person whose authorization Bank believes is necessary for such use, or (d) should be denied for Company's or Bank's protection (without Bank's agreeing to, or being required to, make this determination in any circumstance).

6.           Reserved.

7.           Reserved.

8.           Company's  Representations and Warranties.  Company represents and warrants to Bank:

8.1.
Each Authorized Representative is duly  authorized by  the  Company, regardless of whether Company enrolls in Bank's self-administration option, Bank Administration or whether the individual is designated to act as Company Administrator, Administrator or User; and

8.2.	Company will preserve the confidentiality of the Log-On Credentials and immediately notify Bank if Company becomes aware or suspects that any Log-On Credential may have been compromised.

TM-1426 Commercial Electronic Office ("CEO'J Service Description
Revised 03-15-2013 Modified for Prudential April 2014

Page 2of3

9.
Company's Agreement  to Indemnify  Bank. Except in the case of negligence or intentional misconduct of the Bank or its affiliates, Company will indemnify and hold Bank, its parent company, and its affiliates and each of their respective directors, officers, employees, and agents harmless from and against all losses, damages, claims, demands, charges, costs, or expenses (including reasonable fees and disbursements of legal counsel and accountants) awarded against or incurred or suffered by any of them arising directly or indirectly from or related to any material breach in a representation, warranty, covenant, or obligation of Company contained in this Service Description.

10.           Survival.  Sections 3, 4, 5, 6, 7, 8 and 9 will survive termination of the Service.

Agreed to and accepted by:

PRUDENTIAL FINANACIAL, INC.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title: Assistant Treasurer

Date:  8/22/14

WELLS FARGO BANK. N.A.

By:  /s/ Robert C. Meyer

Name: Robert C. Meyer
Title: Managing Director

Date: 8/4/2014

TM-1426 Commercial Electronic Office ("CEO'J Service Description
Revised 03-15-2013 Modified for Prudential April 2014

Page 3of3

[Missing Graphic Reference]

CONTROLLED DISBURSEMENT

SERVICE DESCRIPTION

1.	Introduction. This Service Description is part of the Service Documentation governing Wells Fargo
Bank,   N.A.   ("Bank")'s   controlled   disbursement   service   ("Service").      "Service Documentation" is defined in Bank's Master Agreement for Treasury Management Services ("Master Agreement").   The Service Documentation includes the Acceptance of Services ("Acceptance"), and "Company" is the company identified in the Acceptance.

2.	Required Account(s) and Services. Company, as defined in the Acceptance, will establish and maintain:

(a)       one or more demand deposit accounts with Bank or Bank's affiliate (each, a "Funding Account") (unless Company directly funds its Disbursement Account, in which case a Funding Account is not required and references to "Funding Account" in this Service Description do not apply);

(b) one or more checking accounts (each, a "Disbursement Account") at Bank or Bank's affiliate(s) (each, a "Disbursing Bank"); and

(c)       the information reporting service specified by Bank ("lnfoqnation Reporting Service"). Each Funding Account and Disbursement Account and the Information Reporting Service will be identified in the Service Documentation.  Each Funding Account will be linked to one or more
Disbursement  Accounts  maintained by  Company.   Company  will  use  each  Disbursement

Account solely to issue  checks  (or payable-through drafts) and electronic debits (each, a "Debit") in accordance with this Service Description. Company will not issue any Debits on any Disbursement Accounts until Bank notifies Company that such Disbursement Account is operational. Company irrevocably authorizes Disbursing Bank to release to Bank all information requested by Bank with respect to each Disbursement Account.

Each Disbursement Account and Funding Account will be governed by Wells Fargo Bank, N.A.'s Commercial Account Agreement ("Account Agreement"), except that if Company's Funding or Disbursement Account is Bank's Choice Ill account, "Account Agreement" will mean Wells Fargo Bank, N. A.'s Business Account Agreement.   The term "Bank" as used in the Account Agreement will mean the bank at which such Disbursement Account or Funding Account is maintained.

3.
Determination of Total Net Presentment. Each Business Day as defined in the applicable Account Agreement, by the reporting times Bank separately discloses to Company from time to time, Bank will make the Total Net Presentment for each Disbursement Account available to Company by means of the' Information Reporting Service. The Total Net Presentment consists of the total dollar amount of:

(a)       Debits that have posted in the first and, if applicable, second presentment on that

Business Day; and

(b)      Adjustments to the Disbursement Account reported on Bank's CD Summary report, including  without  limitation  Debits  posted  after  the  last  presentment  on  the  prior Business Day (these Debits are referred to collectively as the "Prior Day Funding Adjustments").

Page 1 of4
TM-1429 Controlled Disbursement Service Description Revised 11-08-2010 Modified for Prudential Apri/2014

4.
Company's Obligation to Deposit Funds in Funding Account. Each Business Day, by the applicable cutoff time Bank separately discloses to Company from time to time, Company will deposit good and collected funds in the Funding Account (or otherwise transfer good and collected funds to the Disbursement Account) so that the balance in Funding Account (or, if applicable, the Disbursement Account), determined in accordance with the applicable Account Agreement, is sufficient to cover either the Total Net Presentment.

If Company fails to transfer funds in accordance with its obligation under the preceding sentence Bank may, at its sole option,

(a)       advance to Funding Account(s) sufficient funds to pay the Debits presented for payment on the Disbursement Account and transfer such funds to the Disbursement Account (or advance funds directly to the Disbursement Account, as applicable); or

(b)       return, or cause  Disbursing Bank to return, any Debits, in any order, unpaid (even though Bank or the Disbursing Bank may have previously established a pattern of paying such Debits).   If Bank returns or causes Disbursing Bank to return the Debits, Bank is authorized to instruct the Disbursing Bank to return to Bank any funds Bank transferred to Disbursing Bank pursuant to Section 5;

provided, however, that Bank will provide notice to Company of any determination by Bank to return or cause Disbursing Bank to return Debits pursuant to clause (b) above, prior to the return of any such Debits.

5.
Transfer of Funds to Disbursement Account. Each Business Day, Bank will (a) transfer from the Funding Account to the Disbursement Account the amount necessary to cover the Total Net Presentment as shown on the CD Summary Report for that Business Day and (b) advance funds to the Disbursement Account in the amount sufficient to cover Debits that posted to Disbursement Account after the last presentment on that Business Day (and this amount advanced by Bank will be reported on the CD Summary Report for the next Business Day)

6.
Disbursing Bank's Obligation to Pay Debits. No Disbursing Bank will have any obligation whatsoever to pay any Debit if sufficient good and collected funds to cover the Debit are not in the Disbursement Account on which the Debit is drawn at the time the Disbursing Bank makes its payment decision.

7.           Company's    Agreement    to   Repay   Bank's   Advances   to   Disbursement Account(s).

Company will unconditionally pay Bank on demand without setoff or counterclaim in good and collected funds the full amount of any advance Bank makes pursuant to Section 4(a) and Section 5 plus Bank's fees as agreed to by Company and any reasonable, out-of-pocket costs incurred in connection with such advance.

8.
Security  Interest.  As security for the Obligations (as defined in this Section 8), Company pledges to Bank, and grants a lien to Bank on, and a security interest in, the following and the proceeds thereof (collectively, the "Collateral") as security for the prompt satisfaction of the Obligations: all amounts from time to time on deposit in, or withdrawable from, any Funding Accounts, all of Company's other accounts with Bank and Bank's affiliates, and each Disbursement Accounts. "Obligations" includes any and all advances, debts, loans, obligations and liabilities that Company owes Bank and Bank's affiliates pursuant to the terms of this Service Description, including without limitation any advances Bank makes to Funding Account(s) or Disbursement Account(s) pursuant to Section 4(a) of this Service Description and

TM-1429 Controlled Disbursement Service Description Revised 11-08-2010 Modified for Prudential Apri/2014
Page 2of4

any advances Bank makes to Disbursement Account(s) pursuant to Section 5 of this Service Description. Bank's receipt at any time of any kind of security, including without limitation cash, will not be deemed a waiver of any of Bank's rights or powers under any agreement Company has signed in Bank's favor. Company will sign and deliver to Bank, on demand, all such security, control or other agreements, financing statements and other documents as Bank may at any time request which are necessary or desirable (in Bank's sole opinion) to grant to Bank a perfected security interest in and to any or all of the Collateral.  At the time any Obligation becomes due and payable, upon reasonable prior notice to Company, Bank may sell or otherwise apply or dispose of any and all Collateral, received or to be received, in such parcel or parcels, at such time or times, at such place or places, for such price or prices and upon such terms and conditions as Bank may deem proper, and Bank may apply the net proceeds of the sale or sales, application or other disposition, together with any sums credited by or due from Bank to Company, to the payment of any and all of the Obligations, all without prejudice to Bank's rights against Company with respect to any and all of the Obligations which may be or remain outstanding or unpaid.   Any requirement of reasonable notice to Company with respect to the sale or other disposition of Collateral will be met if the notice is given at least five calendar days before the date any sale, application or other disposition will be made.  Bank's rights and remedies hereunder in Bank's favor are in addition to, and not exclusive of, any rights or remedies otherwise available to Bank under applicable law.

9.           Reserved.

10.
Protection Against Fraudulent Checks.  Company and Bank acknowledge that there is a growing risk of loss resulting from the increasing use of counterfeit and certain other types of fraudulent checks.   Company recognizes that controlled disbursement service customers are especially susceptible to losses from these checks.   Company is aware that Bank offers services known as "Image Positive Pay" and "Reverse Positive Pay" which are effective means of controlling risk from counterfeit checks and certain other types of fraudulent checks.  Bank has advised Company that if it does not use either of these Services, Bank may be unable to prevent losses from counterfeit and certain other types of fraudulent checks and Company will be treated as having assumed the risk of those losses.

11.
Company's Enquiries and Instructions Regarding Disbursement Account. Company will direct all enquiries and instructions (including by way of example and not by way of limitation stop payment orders) to Bank.  In no event will any such enquiries or instructions be directed to Disbursing Bank.

12.
Liability and Indemnification.  In addition to the liability and indemnification provisions in the Master Agreement, except in the case of negligence or willful misconduct of Bank or any Disbursing Bank, neither Bank nor any Disbursing Bank will be liable for any claim, demands, judgments or expenses ("Losses") paid, suffered or incurred by Company, and Company will indemnify Bank and each Disbursing Bank from and hold each of them harmless against any Losses paid, suffered or incurred by them, arising directly or indirectly as a result of or in connection with:

(a)       Company's performance or failure to perform its obligations in accordance with this

Service Description;

(b)       Bank's or any Disbursing Bank's acting on any information furnished by or on behalf of
Company in any Service Documentation or otherwise;

(c)       Bank's or any Disbursing Bank's return of any Check unpaid because Company has not deposited good and collected funds in the Funding Account related to the Disbursement Account on which a Debit is drawn sufficient to cover the Total Net Presentment if

TM-1429 Controlled Disbursement Service Description Revised 11-08-2010 Modified for Prudential Apri/2014
Page of4

reported accurately and timely by Bank;

(d) Bank's or Disbursing Bank's dishonor and return of any Debit unpaid if Company issues the Debit before Bank notifies Company the Disbursement Account on which it was drawn is operational;

(e)           Bank's or any Disbursing Bank's nonpayment of a Debit;

(f)        Bank or Disbursing Bank's late return of any Debit as a result of, and any presentment related problem resulting from, the failure of any Debit which has not been tested and approved by Bank or Disbursing Bank to conform in any respect to Bank's or Disbursing Bank's  check  specifications including without limitation failure to  include Bank's or Disbursing Bank's full name and address and Bank's full name on any check or payable through draft,

(g)       Except as otherwise provided under Bank's Account Reconciliation, Image Positive Pay, Reverse Positive Pay, Payable-Through Draft, Share Draft or Payable-If-Desired Service Descriptions, if Bank provides Company with one or more of those services, Bank's payment of any check or payable-through draft which is unauthorized or contains a forged, unauthorized, incorrect or illegible endorsement, a forged or unauthorized signature, an alteration of amount or payee, or any other error, discrepancy or deficiency; or

(h) Bank's exercise of its rights, or Bank's performance of its obligations, in accordance with this Service Description.

13.
Termination.    Bank may terminate this Service, close the Funding Account, and instruct the Disbursing Bank(s) to close Disbursement Account(s), immediately upon Bank's sending Company written or oral notice (confirmed in writing) of such action if any lawsuit or other action or proceeding is filed or instituted by any federal or state agency alleging, or any Disbursing Bank receives an opinion of counsel, that this Service or any material term or condition of this Service violates any law or regulation. Upon termination of this Service, Company will, in accordance with such instructions as Bank or the Disbursing Bank may give, cease to issue Debits on the Disbursement Account(s), and the Disbursing Bank will close the Disbursement Account(s) and stop processing Debits. Company will continue to be liable for all Debits issued on the Disbursement Account(s) prior to termination and for all Debits the Disbursing Bank is obligated to pay.  The provisions of Sections 4, 7, 8, 10, 12 and 13 of this Service Description will survive termination of the Service.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.                                                                        WELLS FARGO BANK. N.A.
By: /s/ Kathleen C. Hoffman                                                                           By: /s/ Robert C. Meyer
Name: Kathleen C. Hoffman                                                                           Name: Robert C. Meyer

Title: Assistant Treasurer                                        Title: Managing Director

Date: 8/12/14                                                                  Date: 8/4/2014

[Missing Graphic Reference]
E-BOX® SERVICE DESCRIPTION

1.
Introduction.  This Service Description is part of the Service Documentation governing the Wells Fargo Bank, N.A. ("Bank") E-Box service ("Service"). "Service Documentation" is defined in Bank's Master Agreement for Treasury Management Services ("Master Agreement").  The Service Documentation includes the Acceptance of Services ("Acceptance"), and "Company" is the company identified in the Acceptance.

2.  Description of Service.   Bank (a) receives electronic information ("Remittance Information") about payments Company's customers make to Company through online bill payment services and other payment channels described in Bank's Reference Guide for the Service (each, a "Payment"); (b)  processes Payments for credit to Company's account at Bank ("Account"); and (c) provides information reporting on Payments to Company through Bank's separate Receivables Manager Service ("Remittance File").  The specific processing services Bank will provide to Company are detailed in the Statement of Work to which Company and Bank agree separately ("SOW").   Each Business Day, Bank credits Company's Account for Funded Payments (see section 3) via a consolidated Automated Clearing House ("ACH") credit entry ("File").  Bank originates each File in accordance with the National Automated Clearing House Association Operating Rules and any applicable local ACH rules (collectively, the "ACH Rules"). In order to enroll in the Service, Company will also enroll in Bank's Receivables Manager Service.

3.
Funded  Payments.   A "Funded Payment" is a payment for which Bank receives Remittance Information and the funds relating to the Payment. Bank will process Payments for which Bank has  received Remittance  Information but  not  funding  (each,  an  "Unfunded  Payment") in accordance with the SOW.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman

Name: Kathleen C. Hoffman
Title: Assistant Treasurer

Date: 8/22/14

WELLS FARGO BANK. N.A.

By: /s/ Robert C. Meyer
Name: Robert C. Meyer
Title:	Managing Director
Date: 8/4/2014

TM-2383 E-Box Service Description Revised 04-28--2010

[Missing Graphic Reference]

IMAGE FILE  IMPORT SERVICE DESCRIPTION

1.
Introduction. This Service Description and the other Service Documentation as defined in the Master Agreement for Treasury Management Services ("Master Agreement") between Wells Fargo Bank, N.A.  ("Bank"), and the company identified in the signature block of the Acceptance of Services ("Company") between Bank and Company govern Bank's Image File Import Service (the "Service").

2.
Description of the Service. The Service enables Company to receive files ("Files") containing images of and data regarding (a) specified transactions involving checks or other instruments (each, an "Item") on each account at Bank that Company enrolls in the Service (each, an "Account"), and (b) Items otherwise processed by Bank on behalf of Company.   Covered account-related transactions include Bank's acceptance of Items for deposit to an Account, Bank's posting of deposited Items to an Account, Bank's encashment or collection of Items presented against an Account, and Bank's handling of Items returned unpaid to an Account. The data and images Bank provides will include an index of each Item together with, in the case of processed or deposited Items, images of coupons and other documents that are received and processed by Bank along with the Items. Company may access Files through delivery channels Bank makes available.

3.
Conditions to Provision of the Service. As conditions to Bank's provision of the Service, Company will (a) at all times maintain the Account(s) in good standing; (b) subscribe to the applicable Treasury Management Services for which images and data are provided through the Service; and (c) agree to the terms of the software sublicense (see Section 6) if Company has elected to use the Wellslmage® Viewer Software (the "Software") to view certain Items or Deposited Items.

4.
Rules Applicable to the Service. Bank will provide the Service to Company in accordance with (a) the Service Documentation; and (b) state and federal laws and regulations, including the National Automated Clearing House Association Rules ("NACHA Rules") applicable to Paper Item conversion.

5.
Paper Item Conversion. NACHA Rules allow for the conversion of certain Items into ACH items.  Images of posted Items that have been converted pursuant to the NACHA Rules may not be available through the Service.

6.
Software Sublicense. Company will use the Software in accordance with the terms of a non exclusive, non-assignable sublicense ("Software Sublicense") from Bank.   The Software Sublicense will be presented to Company during installation, and Company will be required to accept it before being allowed to use the Software. This Section will survive termination of this Service.

© 2013 Wells Fargo Bank, N.A. All rights reserved.

TM-1945 Image File Import SeNice Description Revised 04-23-2013 Modified for Prudential April2014
Page of2

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.                                                                                                WELLS FARGO BANK. N.A.

By: /s/ Kathleen C. Hoffman                                                                                           By: /s/ Robert C. Meyer

Name: Kathleen C. Hoffman                                                                                Name: Robert C. Meyer

Title: Assistant Treasurer                                                                                           Title: Managing Director

Date: 8/22/14                                                                              Date: 8/4/14

TM-1945 Image File Import SeNice Description Revised 04-23-2013 Modified for Prudential April2014
Page of2

[Missing Graphic Reference]

INFORMATION REPORTING SERVICE DESCRIPTION

1.
Introduction. This Service Description is part of the Service Documentation governing the Wells Fargo Bank, N.A. ("Bank") Information Reporting services (each, a "Service").  "Service Documentation" is defined in Bank's Master Agreement for Treasury Management Services ("Master Agreement").   The Service Documentation includes the Acceptance of Services ("Acceptance"), and "Company" is the company identified in the Acceptance.

2.
Description of Services. The Services enable Company to view and or receive files containing data and/or images (each, a "File") regarding specified transactions on each deposit account at Bank that Company enrolls in the Service (each, an "Account").  The means used to transmit Files to Company include without limitation BAI File Transfer, Bank's Commercial Electronic Office® ("CEO"®), and CD-ROM.  Depending on the Service Company elects, the transactions may include checks or other instruments (each, an "Item") (a) posted to Company's Account; (b) cashed or collected by Bank or accepted for deposit to Company's Account; and (c) returned unpaid to Company's Account. "Item" is defined in Bank's Commercial Account Agreement.

3.
Information From  Company's Accounts  at  Other  Financial  Institutions.   If the Service Company elects permits Company to have information from deposit accounts Company maintains at other financial institutions imported to Bank and included in a report Bank provides to Company in connection with the Service, Bank will not verify the accuracy or completeness of the information.

4.  Software Sublicense. If a software sublicense is required for Company to access the Service ("Software Sublicense"), Bank will make the terms of the Software Sublicense available to Company as part of the set up process for the Service. Company will be required to accept the Software Sublicense before being allowed to access the Service.   Bank may terminate any Service requiring use of a Software Sublicense immediately on written notice to Company, if Company fails to comply with the Software Sublicense.   Company's obligations under this section 4 will survive the termination of Service.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title: Assistant Treasurer
Date:  8/22/14

WELLS FARGO BANK. N.A

By: /s/ Robert C. Meyer

Name: Robert C. Meyer

Title: Managing Director

Date:  8/4/2014

© 2010 Wells Fargo Bank, N.A. All rights reserved.

TM-1431- Informatlon Reporting Service Description

Page 1 of1

Revised 01/31/2010

[Missing Graphic Reference]
PAYMENT AUTHORIZATION SERVICE DESCRIPTION
1.           Introduction.  This Service Description is part of the Service Documentation governing the

Wells Fargo Bank, N.A. ("Bank") Payment Authorization Service ("Service").   "Service Documentation" is defined in Bank's Master Agreement for Treasury Management Services ("Master Agreement").   The Service Documentation includes the Acceptance of Services ("Acceptance"), and "Company" is the company identified in the Acceptance.

2.
Description of Service.    Company may, by executing and delivering to Bank a Payment Authorization Service Set-up Form, elect to utilize the Service for  deposit accounts which Company maintains at Bank (each an "account").  Under the terms of the Service, Bank will without Company's specific approval as to any particular Item, (a) automatically return unpaid (marked "REFER TO MAKER") Items drawn against the account which are presented to Bank, and which exceed the "Maximum Dollar Authorized Payment Amount" specified on the Setup Form, (b) refuse encashment of Items drawn against the account which are presented to Bank through its branch/store network, and which exceed the "Maximum Check Cashing Amount" specified on the Setup Form, (c) refuse withdrawal requests against the account which are presented to Bank through its branch/store network, and which exceed the "Maximum over the Counter Withdrawal Amount" specified on the Setup Form, and/or (d) refuse encashment of Items drawn against the account which are presented to Bank through its branch/store network, and which are made payable to an individual.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title: Assistant Treasurer
Date:  8/22/14

WELLS FARGO BANK. N.A

By: /s/ Robert C. Meyer

Name: Robert C. Meyer

Title: Managing Director

Date:  8/4/2014

© 2010 Wells Fargo Bank, N.A. All rights reserved. TM-1420 Payment Authorization Service Description Revised 0113112010

Page 1 of1

_! -·.

Revised 01/31/2010

[Missing Graphic Reference]
RECEIVABLES MANAGER SERVICE DESCRIPTION

1.
Introduction.  This Service Description is part of the Service Documentation governing the Wells Fargo Bank, N.A. ("Bank") Receivables Manager services (each, a "Service"). "Service Documentation" is defined in Bank's Master Agreement for Treasury Management Services ("Master Agreement").  The Service Documentation includes the Acceptance of Services ("Acceptance"), and "Company" is the company identified in the Acceptance.

2.
Description of  Service.    The  Service  enables  Company  to  receive  consolidated electronic files and/or human readable documents containing information (each, a "File") regarding credits and/or debits to the deposit accounts at Bank that Company enrolls in the Service (each, an "Account") and associated remittance information. The User Guide details (a) the types of payments for which Bank provides the Service, (b) the options Bank offers for formatting Files, (c) the secure transmission platforms Bank offers to deliver Files to Company, (d) the schedule Bank follows in providing the Service, and (e) Bank's Service level goals.

3.
Re-association Service. If Company enrolls in Bank's Re-association Service, Bank will accept a File containing remittance information from a trading partner of Company and attempt to re-associate payments the trading partner makes separately by ACH or wire transfer, provided the trading partner (a) sends the remittance information to Bank in advance of the payment and (b) includes an originating company ID and a transaction reference number with both the remittance information and the associated payment.

4.	Company's Receipt of Files; Acknowledgments. Bank will not monitor Files transmitted
to   Company   through   the   Service   including   without   limitation   any acknowledgment Company's system may generate upon its receipt of a File.  If Company does not receive a File when it expects to, Company will notify Bank.   If Company requests Bank resend a File within a commercially reasonable time not to exceed one (1) year after Bank initially transmits the File to Company, Bank will attempt to honor such request.

5.
Incorrect, Incorrectly Formatted Information. Bank is not responsible for the accuracy of and will not verify remittance information it receives from Company's trading partners and provides to Company through the Service.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title: Assistant Treasurer
Date:  8/22/14

WELLS FARGO BANK. N.A

By: /s/ Robert C. Meyer

Name: Robert C. Meyer

Title: Managing Director

Date:  8/4/2014

© 2010 Wells Fargo Bank, N.A. All rights reserved. TM-1427- Receivables Manager Service Description Revised 04-05-2010 Modified for Prudential April 2014

Revised 01/31/2010

[Missing Graphic Reference]
RETAIL  IMAGE LOCKBOX SERVICE DESCRIPTION
1.           Introduction. This Service Description is part of the applicable documentation ("Service

Documentation") governing the Wells Fargo Bank, N.A. ("Bank") Retail Image Lockbox service ("Service").  For treasury management relationships governed by Bank's Master Agreement for Treasury Management Services, the Service Documentation includes the Acceptance of Services, and "Company" is the company identified in the Acceptance of Services.  For treasury management relationships governed by Bank's Deposit Agreement and Disclosures for Commercial Accounts, the Service Documentation includes the related Depository Authorization & Agreement Certificate and/or Signature Card, as applicable (each an "Authorization Certificate"), and "Company" is the company identified in the Authorization Certificate.  As used in this Service Description, the term "Master Agreement" refers to either Bank's Master Agreement for Treasury Management Services or Bank's Deposit Agreement and Disclosures for Commercial Accounts, as applicable.  Company and Bank may from time to time separarely agree to service terms with respect to one or more Lockboxes that are the subject of this Service Description.  To the extent that such separately agreed upon service terms are more specific than, or conflict with, the service terms contained in this Service Description, such separately agreed upon service terms shall apply to such Lockboxes.

2.
Scope of Service. The Service covers the processing of (i) checks and other instruments submitted in payment of obligations to Company ("Remittances") and (ii) written authorizations to charge payments due Company to the payers' credit cards ("Charge Authorizations"). However, processing of Charge Authorizations is not available at all processing sites.  To the extent Company is not using the Service to process Charge Authorizations, the references to Charge Authorizations throughout this Service Description will not apply to Company.

3.	Commencement of Service. The Service will start on the date separately agreed to by Bank and Company if the following events have occurred before such date:

3.1.	The United States Postal Service has assigned the Lockbox (as defined in Section 4 below) to Company with the number and at the address specified by Bank to Company;

3.2.           The Account (as defined in Section 6 below) has been opened and is in good standing;

3.3.           Company has designated to Bank in writing the processing options selected by

Company for the Service; and

3.4.
Company has provided to Bank such other information and documents as Bank requests to enable Bank to commence and operate the Service for Company and to enable Bank to comply with its other obligations under this Service Description.

4.
Lockbox. Company will direct its customers to mail Remittances and (if applicable) Charge Authorizations to the post office box identified in the Lockbox Service Set-up Form, or otherwise identified in writing to Company (the "Lockbox").  Bank (including any subcontractor of Bank) will have exclusive access to the Lockbox.  Bank will give appropriate instructions concerning the Lockbox to the United States Post Office where the Lockbox is located.

TM-2350 Retail/mage Lockbox Service Description Revised 03-24-10

5.
Processing Lockbox Mail. Each Business Day (a day on which Bank is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday), Bank or its subcontractor will pick up at, and transport from, the Lockbox to the processing site or sites designated by Bank (each a "Processing Site") the Remittances and Charge Authorizations addressed to the Lockbox.  Except as otherwise specifically provided in this Service Description, Bank or its subcontractor will open the Remittances and Charge Authorizations and process them in accordance with the lockbox processing procedures set forth in this Section 5 (the "Processing Procedures").  Company agrees to instruct its customers and other obligors not to send cash to the Lockbox.

5.1.
Disposition of Remittance Materials. On each day Bank offers the Service, Bank will collect from the Lockbox the envelopes and other contents of the Lockbox.  Bank will open the envelopes and determine whether they contain any Charge Authorizations, Remittances, remittance statements, invoices, correspondence,  checks, cash, papers, documents, or other items.  Unless otherwise requested by Company (the business entity receiving the Service) and agreed to by Bank, if cash is sent with any remittance materials the cash will be removed from the envelope containing the remittance materials and a credit advice of the amount of the cash will be placed in such envelope with the remainder of the envelope's contents.  Except as otherwise specifically provided in these Processing Procedures or elsewhere in this Service Description, or as specifically requested by Company and agreed to by Bank, Bank will not reconcile the Charge Authorizations, checks, cash or other items in the envelopes to invoices, to remittance statements, or to any other documents or papers in the envelopes or elsewhere.  Bank will process any checks, instruments, Charge Authorizations and any cash in the envelopes by automated means, unless an envelope does not contain a remittance statement or invoice or coupon, in which case the checks or cash will be processed manually (a "Manually Processed Check"), as otherwise provided in these Processing Procedures and, if so provided in these Processing Procedures, deposit such checks and cash in the Account.

5.2.
Document Identification, Imaging, and Data Capture. Bank or its subcontractor will (i) print an audit trail identification number on each of the remittance documents that it processes, (ii) image all checks, Charge Authorizations, remittance stubs and correspondence included among the remittance materials, and (iii) electronically capture OCR data from remittance documents, such as account number and amount due.

5.3.
Checks Deposited under Automated Processing. Unless Company gives Bank timely instructions to the contrary using the Retail Lockbox Client Decision Module available through Bank, with regard to a particular check, each check processed under automated check processing procedures will be deposited as provided in Section 5.6 of these Processing Procedures even if (i) the numerical and written amounts of the check are not the same, (ii) the numerical and written amounts on the check do not correspond to the amount on any invoice or remittance statement sent with the check, (iii) there is no payee on the check, (iv) the check is postdated or staledated, (v) the drawer of the check cannot be determined, (vi) the check does not have a date or a signature, or (vii) the check contains alterations or restrictive notations.

5.4.
Handling of Rejected Checks. Bank will evaluate each check or remittance document which it could not initially process electronically, and if Bank determines, in its sole discretion, that such check or remittance document can reasonably be corrected, repaired or otherwise processed, Bank will attempt to correct, repair, or complete the processing of such check or remittance document.  If Company has

TM-2350 Retail/mage Lockbox Service Description Revised 03-24-10
Page 2of8

requested special handling of rejected checks, Bank will process such checks manually in accordance with Company's written instructions to Bank; provided, however, that Bank will not deposit a rejected check listed in an electronic stop payment file which Bank has received from Company in accordance with Bank's specifications for such files.

5.5.
Restrictive Notations. Bank will not inspect checks, whether processed by automated means or processed manually, to determine whether they bear restrictive notations, such as "Paid in Full".  Bank will have no liability whatsoever, despite anything to the contrary in this Service Description, for depositing or otherwise handling any check bearing a restrictive notation in accordance with these Processing Procedures, regardless of whether Bank has knowledge of such restrictive notation.

5.6.	Deposits of Checks and Cash. During each Business Day, Bank will make deposits of the acceptable checks and cash received in the Lockbox by crediting the Account for the amount of such checks and cash.  If a check is processed by automated means, Bank or its subcontractor will capture the information on the scan line on the remittance statement or invoice or coupon accompanying the check and transmit such information to Company electronically on a daily basis.  Company will determine what information is placed on the scan line of Company's remittance statements, invoices or coupons.  If the check is a Manually Processed Check, Bank will manually enter into its database the account number and amount of the check and transmit such information to Company electronically on a daily basis.  Except as otherwise specifically provided in this Service Description, the normal and customary laws, rules, practices and procedures for handling deposits to checking accounts will apply to these Processing Procedures and the Service.

5.7.
Eligibility Requirements for Processing Charge Authorizations. In order to be eligible for processing by Bank, a Charge Authorization received in the Lockbox must contain the name of the account debtor, the account debtor's credit card number, the expiration date, the three digit security code, and the amount of the payment authorized, all of which must be written or imprinted on the authorization form in a reasonably legible manner.  If any one of these items of information is missing from a Credit Card Charge Authorization, or is, in the sole judgment of Bank or its subcontractor, not sufficiently legible for processing purposes, the Credit Card Charge Authorization will not be processed, and will be forwarded to Company as set forth below.

5.8.
Processing Charge Authorizations for Approval. Bank will proceed to process for approval each Charge Authorization received in the Lockbox which contains the information required in Section 5.7 above and is otherwise eligible for processing.

            ank will seek approval from the issuer of the applicable credit card for the payment transaction set forth on the Charge Authorization.  Bank will submit for settlement each Charge Authorization approved in this manner.

5.9.
Settlement Report for Charge Authorizations. Following processing of Charge Authorizations for approval, Bank will segregate those Charge Authorizations which are approved from those Charge Authorizations which are declined.  Bank will generate a settlement report for all approved Charge Authorizations and will make it available to Company in the manner mutually agreed upon during implementation of the Service.

5.10.           Imaging. Bank or its subcontractor will electronically image checks, Charge

Authorizations, remittance stubs and correspondence received in the Lockbox.

TM-2350 Retail/mage Lockbox Service Description

Revised 03-24-10

Company acknowledges and agrees that the images are not works made for hire and are the property of Bank and not of Company.

5.11.
Transmission of Information from Processed Remittances. Each Business Day that Bank offers the Service, Bank will electronically transmit to Company, in accordance with the transmission method and file format agreed upon between Bank and Company, information from processed remittances, including credit card transaction data, and each settlement report applicable to approved Charge Authorizations.

5.12.
Mailing Checks to Company. Unless otherwise specified by Company in writing to Bank, Bank will mail to Company, in accordance with the terms of this Service Description, any checks enclosed in an envelope with remittance materials which are not deposited in accordance with these Processing Procedures.

6.
Account. Company will maintain a deposit account with Bank, which Company will designate in the Lockbox Service Set-up Form or otherwise in writing, to which Bank or its subcontractor will (i) deposit Remittances received through the Lockbox, and (ii) credit amounts attributable to settlement of Charge Authorizations received through the Lockbox, throughout the term of the Service (the "Account").  Company understands that this Service Description covers the lockbox service to be provided by Bank and, except as specifically provided in this Service Description, does not cover the handling of the Account or the processing of checks drawn on the Account.  Except as otherwise specifically provided in this Service Description, the

Account will be handled and checks drawn on the Account will be processed by Bank as Bank would perform such responsibilities with respect to any other demand deposit account at Bank. As a result, the Account will be subject to, and Bank's operation of the Account will be in accordance with, the terms and provisions of Bank's deposit account agreement governing the Account (the "Account Agreement"), as agreed to by Bank and Company.

7.
Deposits and Confirmations. Company authorizes Bank to endorse checks and other payment instruments received at the Lockbox, and to deposit them into the Account as provided in the Processing Procedures.  If any payee of a check or other payment instrument received in the Lockbox is a legal entity other than Company, Company agrees to indemnify Bank against any losses, liabilities, damages, claims, demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys’ fees (collectively, ..Losses and Liabilities..) suffered or incurred by Bank as a result of, or in connection with, Company's failure to have proper authorization provided that such payee is notified by Company to Bank as being authroized to utilize the Lockbox and excluding Losses and Liaibilities resulting from Bank's negligence or willful misconduct.  Company also authorizes Bank to process and settle Charge Authorizations received at the Lockbox, and to cause the amounts received on account of settlements of such Charge Authorizations to be credited to the Account as provided in the Processing Procedures.  Bank will provide to Company an advice of deposits and other credits made to the Account.  Company agrees to notify Bank's customer service center, whose address and telephone number is available upon request from Bank, (i) of any error in an advice of deposit within sixty (60) calendar days after Company receives such advice of deposit and (ii) of any error in a bank statement, or of any failure of a bank statement to show a deposit that should have been made during the period covered by the statement, within sixty (60) calendar days after Company receives such bank statement.  The liability of Bank for such errors is limited as provided in Section 17 of this Service Description.

8.	Accounts Receivable Conversion. If Company utilizes Bank's Smart Decision® service or another method of accounts receivable conversion offered by Bank, Bank or its subcontractor

TM-2350 Retail/mage Lockbox Service Description Revised 03-24-10
Page of8

will, on each Business Day, create an "Electronic File" that includes electronic images of Remittances that are received in the Lockbox (each, an "Electronic Image") and other information regarding Remittances, and will process the Electronic File and Remittances according to the processing criteria Bank has on file for Company, the issuer of an Electronic Image or Remittance, and Bank (each, respectively, a "Company Preference," "Issuer Preference," or "Bank Preference.")  Based on these Preferences, Bank will (a) convert each eligible Electronic Image and Remittance to an ACH debit entry on the deposit account on which it was drawn, in which case the conversion and processing of such ACH debit entry will be governed by and subject to Bank's separate ACH Origination Service Description, including, without limitation, the indemnity provisions thereunder; (b) process remaining Electronic Images in accordance with Bank's separate Service Documentation, as selected by Company for non-eligible Electronic Images and Items; or (c) process remaining Items in accordance with Bank's Commercial Account Agreement or other applicable deposit account agreement.  If a Company Preference or an Issuer Preference conflicts with a Bank Preference, with respect to an Electronic Image or an Item, Bank will process the Electronic Image or Item in accordance with the Bank Preference.

9.
Access to Lockbox Images.  The Service will allow Company to enter a website hosted by Bank or its subcontractor (the "Website") for the purpose of accessing archival images of Charge Authorizations, Remittances and other remittance materials processed through the Lockbox, and giving Bank or its subcontractor certain types of instructions with regard to the processing of such remittance materials.  Company agrees to use the Website only in accordance with this Service Description and any notices and information posted on the Website (collectively, the "Website Use Documentation").  Persons entering the Website for Company (the "Users") must also accept any "terms of use" for the Website which appear on the Website when a User initially logs on.

10.           Security Procedures.

10.1.
Bank or its subcontractor will provide each User with a multi-factor authentication compliant access method (which may consist of a combination of user names, passwords,  passphrases, digital certificates and/or tokens) to be used whenever the User enters the Website.

10.2.
It is Company's responsibility to ensure that any user names, passwords, passphrases, digital certificates and tokens provided in connection with use of the Website (collectively, "Security Devices") are known to, and used only by, persons who have been properly authorized by Company to access the Website and use the Service through the Website.

10.3.
FAILURE TO PROTECT SECURITY DEVICES MAY ALLOW AN UNAUTHORIZED PARTY TO (1) USE THE SERVICE, (2) CORRECT, CHANGE, VERIFY, OR SEND DATA USED WITH THE SERVICE, (3) SEND INFORMATION AND COMMUNICA TIONS TO, OR RECEIVE INFORMATION AND COMMUNICATIONS FROM, BANK

            OR (4) ACCESS COMPANY'S ELECTRONIC  COMMUNICATIONS AND FINANCIAL DATA.  ALL ENTRIES INTO THE WEBSITE, ALL COMMUNICATIONS  SENT, AND ALL USES OF THE SERVICES, THROUGH COMPANY'S SECURITY DEVICES WILL BE DEEMED TO BE ENTRIES, USES, AND COMMUNICATIONS AUTHORIZED  BY COMPANY AND SHALL BE BINDING UPON COMPANY.  COMPANY ASSUMES

THE ENTIRE RISK FOR THE FRAUDULENT OR UNAUTHORIZED USE OF ALL

SECURITY DEVICES.  Company acknowledges the importance of developing internal procedures  to limit such risk, which procedures will include, at a minimum, (a) notifying Bank immediately when any new person becomes a User or when any existing User

TM-2350 Retail/mage Lockbox Service Description Revised 03-24-10
Page of8

stops being a User, (b) disabling access to the Website immediately for each User who stops being a User, and (c) not keeping, in any form or in any place, lists of Security Devices.

10.4.
Company agrees to notify Bank immediately when Company becomes aware of any loss or theft of, or any unauthorized use of, any Security Device.  Company also agrees to notify Bank immediately when Company becomes aware of any unauthorized entry into the Website.

11.
Use of Certain Software to Access the Website. In using the Website, Company will be sending financial and other data as well as electronic messages directly to Bank or Bank's subcontractor through the Internet.  Company acknowledges that when the Internet, or other electronic communications facilities, are used to transmit or receive data and messages, the data and the messages may be accessed by unauthorized third parties.  To reduce the likelihood of such third party access, Company agrees to transmit and receive data and messages through the Website using only software, including, but not limited to, browser software, or other access devices that support the Secure Socket Layer (SSL) protocol or other protocols required by, or acceptable to, Bank, and to follow the log-on procedures established by Bank or its subcontractor that support such protocols.

12.
Restricting or Terminating Access to the Website. In addition to, and not in substitution for, any provision in this Service Description or the other Service Documentation, Company understands and agrees neither Bank nor its subcontractor will in any way be obligated to permit Users access to the Service through the Website if (a) such use or access is inconsistent with any term or condition applicable to the Service or the Website or to the information to be accessed, (b) such use or access is not permitted by applicable state or federal law or regulation, (c) Bank has reasonable cause to believe that such use or access may not be authorized by Company or any third person whose authorization Bank believes is necessary for such use or access, or (d) Bank has reasonable cause to deny such use or access for Company's protection or the protection of Bank or Bank's subcontractor.  If the Service cannot be used through the Website, Bank will make reasonable efforts for the

Service to be used by other means.  Neither Bank nor its subcontractor shall have any liability to Company for any losses or damages Company may suffer or incur as a result of any such termination.

13.
Decisioning Module.  If Bank's decisioning module is available to Company, and Company elects to it in connection with the Service, Company will be able to send instructions through the Website to Bank or its subcontractor as to how to process certain Remittances or Charge Authorizations which Bank classifies as either "processable suspend" or "unprocessable" (collectively, the "Unprocessable Items").  Company will have several options for instructions, as agreed upon in advance by Bank and Company.  Such options may include one or more of the following:  (i) apply the Unprocessable Item to a specific customer account, (ii) apply the Unprocessable Item to Company's suspense account, (iii) reject the Unprocessable Item and have it placed in Company's reject package, or (iv) direct Bank to issue a letter of pre arranged content to the remitter of the Unprocessable Item.  Each message related to the processing of an Unprocessable Item (a "Decisioning Instruction") must be received by Bank or its subcontractor by the cutoff time for deposit or processing of such item which Bank and

Company have mutually agreed upon during implementation of the Service.  If no Decisioning Instruction is received by the specified deadline, the Unprocessable Item will be handled in accordance with the Processing Procedures or any other standing instructions applicable such items.  Bank will have no liability or responsibility whatsoever for any keying errors, Company system issues, or misapplied payments resulting from Company's Decisioning Instructions.

TM-2350 Retail/mage Lockbox Service Description Revised 03-24-10
Page of8

14.
Customer Service. Any questions or problems that Company has with respect to the Service should be addressed to Bank's customer service center at the telephone number and address separately disclosed to Company.

15.
Claims, Legal Progress and Notices. If Bank receives any claim, notice, legal process or court order relating to the Charge Authorizations, the Remittances, the Lockbox or the Account, Bank will comply with it if Bank determines in its sole discretion that the legal process, legal notice or court order is legally binding on it.

16.
Indemnification. Company agrees to indemnify Bank and its officers, directors, employees, agents and subcontractors (collectively, "Indemnified Parties") and hold each of the Indemnified Parties harmless from and against any and all losses, liabilities, claims, damages, demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys' fees (collectively, "Losses and Liabilities") which any one or more of the Indemnified Parties suffers or incurs in relation to (i) the processing of Charge

Authorizations, (ii) any keying errors, Company system issues, or misapplied payments resulting from Company's Decisioning Instructions, or (iii) any action taken by Bank or its subcontractor in response to a Decisioning Instruction, except to the extent that any such

Losses and Liabilities are directly caused by Bank's or its agents or subcontractors' negligence or willful misconduct.

17.
Limitation of Liability. Company understands and agrees that, absent manifest evidence of fraud, Bank is entitled to assume that each Charge Authorization received at the Lockbox is legitimate and duly authorized by the account debtor purporting on its face to give the Charge Authorization, and Bank will have no liability for processing such Authorization in accordance with the Processing Procedures.  In addition to the other limitations on Bank's liability contained in the Master Agreement, if Company incurs a material loss which results directly from Bank's or its subcontractor's negligence or breach in performing the Service and (i) if such negligence or breach is a failure to deposit any check which should have been deposited or to process any Charge Authorization which should have been processed, pursuant to this Service Description, the liability of Bank and its subcontractor shall be limited to direct money damages in an amount not to exceed interest on the amount of the check or the amount of the payment authorized under the Charge Authorization at a rate equal to the cost of funds (at a reserve adjusted daily interest rate which Bank will determine in good faith) for the time period such amount is not in the Account, and (ii) if such negligence or breach results from any other action or failure to act by Bank or its subcontractor, the liability of Bank and its subcontractor shall, unless otherwise provided by any law which cannot be varied by contract, be limited to direct money damages.

18.
Termination. Upon termination of the Service, Bank will (i) close the Lockbox, and (ii) dispose of the mail addressed to the Lockbox in the manner instructed by Company for a period of three (3) months after the termination date, unless arranged otherwise between Company and Bank.

19.           Reserved.

20.
Instructions. Bank is authorized to act on any instructions received by Bank if (i) such instructions purport to be made in the name of Company, (ii) Bank reasonably believes that they are so made, and (iii) they do not conflict with the terms of this Service Description, including, but not limited to, the Processing Procedures, as such terms may be amended from time to time, unless the conflicting instructions are supported by a court order.

TM-2350 Retail/mage Lockbox Service Description Revised 03-24-10
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21.
Authorized Persons. Any person identified by Company in the Lockbox Service Set-up Form or any certification, notice or other communication delivered to Bank may receive information, communications and notices regarding the Service.  If the identity of such a person changes Company will promptly notify Bank in writing.  Bank will have a reasonable time after receipt of a certification, notice or other communication to act on it.

22.
Software, Hardware and Backup Requirements. Upon notice from Bank of a failure of any software, hardware or other equipment necessary for Bank to perform in accordance with this Service Description, Company will as soon as reasonably possible deliver to Bank all data in Company's possession or under its control which Bank reasonably requests in order for Bank to continue to provide the Service.

23.	Survival. Sections 7, 8, 10, 12, 16, 17 and 23 of this Service Description will survive termination of the Service.

24.
Terminology. As used in this Service Description and in the Agreement as applied to this Service, "negligence" will mean a material failure to use that degree of care that would be used under the same or similar circumstances by a national banking association having substantially the same volume and type of lockbox activity and approximately the same number, size and diversity of lockbox customers.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title: Assistant Treasurer
Date:  8/22/14

WELLS FARGO BANK. N.A

By: /s/ Robert C. Meyer

Name: Robert C. Meyer

Title: Managing Director

Date:  8/4/2014

Revised 01/31/2010

[Missing Graphic Reference]
RETURNED ITEM SERVICES SERVICE DESCRIPTION

1.
Introduction. This Returned Item Services Service Description ("Service Description") and the other Service Documentation as defined in the Master Agreement for Treasury Management Services between Wells Fargo Bank, N.A. ("Bank"), and the company identified in the  Acceptance of  Services ("Company") between Bank and Company govern Bank's Returned Item Services (each, a "Service").

2.
Description of Bank's  Returned  Items  Services. Bank's Returned Item Services enable Company to have Bank (a) act as Company's returned Item processor with respect to Items payable to Company that are presented to Bank or another financial institution for payment and returned to Bank unpaid (each, a "Returned Item") in accordance with Company's Special Instructions to Bank for Returned Items ("Special Instructions") and (b) originate debits and report and process credits received for Company's returned check fee ("Returned Item Service Fee Recovery").  Company will communicate its Special Instructions regarding Company's Returned Items to Bank, and Bank will communicate to Company regarding the Services, using the media, format and communication channel(s) to which Company and Bank agree, seperately.

3.
Conditions to Provision of Bank's Service.  As conditions to Bank's provision of the Services, Company will at all times (a) maintain Company's demand deposit account(s) at Bank (each, an "Account") in good standing; (b) subscribe to Bank's Commercial Electronic Office® ("CEO®") Service; and (c) comply with all Rules Applicable to Bank's Returned Item Services as set forth in this Service Description.

4.           Rules Applicable  to Bank's Returned Item Services.  Bank will provide its Services to
Company in accordance with:

4.1.	the Service Documentation including without limitation the User Guide that Bank makes available to Company at www.wellsfargo.com; and

4.2.
State and federal laws and regulations and clearinghouse rules applicable to a Returned Item which may include Federal Reserve Board Regulation CC Subpart C relating to the collection of checks ("Reg CC"), Federal Reserve Board Regulation E ("Reg E") and, in the case of Bank's Returned Item Service Fee Recovery Service when Bank originates an ACH entry on Company's behalf, the NationalAutomated    Clearinghouse    Association    Operating    Rules,    as supplemented by any applicable operating rules of any automated clearing house of which Bank is a member (together, the "NACHA Rules"), all as amended from time to time.

5.
Special Instructions. Bank will process Company's Returned Items in accordance with Company's Special Instructions, unless Bank determines in Bank's sole discretion that doing so with respect to a Returned Item would prevent Bank from effectively providing Bank's Service to Company.

TM-2163 Wells Fargo Returned Item Services Service Description Revised 03-21-2013 Modified for Prudential March 2014
page of3

6.
Bank's  Right to Chargeback Returned Items.  Bank may chargeback a Returned Item to any account Company owns in whole or in part at Bank or any affiliate of Bank without regard to whether the Returned Item was initially deposited to the account or to an account at another financial institution.

7.
Returned  Item  Service  Fee  Recovery.     Bank  determines the  state  whose  laws establish the maximum returned check fee that Company may assess a customer who issues a Returned Item to Company based on information about Company's retail locations Company provides to Bank when Company enrolls in the Service and subsequently after Bank receives notice from Company regarding a location change in Company's retail locations.  If Company fails to provide information to Bank regarding a location change in a timely fashion, Bank will assess the lowest maximum fee permitted in the states for which Company has provided location information.

8.           ACH Entries.

8.1.
Payment  Obligations; Settlement; Returned  Debit  Entries.  In the case of Services for which Bank originates ACH debit entries on Company's behalf, each credit to Company's Account will be made on the applicable settlement date. Bank may charge Company's Account for any debit, correcting or reversing entry which is later returned to Bank.   Company authorizes Bank upon prior oral or written notice to Company to place a hold on an equal amount of funds in Company's Account or to take any other action Bank deems appropriate to ensure Bank receives payment for any debit, correcting or reversing entry which is later returned to Bank.

8.2.
Reimbursement.  Except for losses or expenses due to Bank's negligence or willful misconduct,  Company will reimburse Bank for any loss or expense Bank incurs, including reasonable attorney's fees and legal expenses, as the result of (a) a breach of any warranty Bank makes under the NACHA Rules in connection with providing the Services to Company, (b) a breach of any representation or warranty that Company makes in this Service Description, or (c) an action Company asks Bank to take in connection with Bank's providing the Services to Company.

9.           Company's Representations and Warranties.   Company represents and warrants to

Bank that:

9.1.	The information about Company's retail locations that Company provides to Bank in accordance with section 7 is accurate.

9.2.	Company has received and will maintain current copies of the Rules Applicable to Services including without limitation Reg CC, Reg E and the NACHA Rules and is in compliance therewith.

10.
Company's Agreement  to Indemnify  Bank.    Company will indemnify, defend, and save harmless Bank, its parent company, and its affiliates and each of their respective directors, officers, employees, and agents (collectively in this section 10, "Indemnified Persons") from and against all liabilities, losses, damages, claims, obligations, demands, charges, costs, or  expenses (including reasonable fees and disbursements of legal counsel and accountants) (collectively, "Losses and Liabilities") awarded against or incurred or suffered by Indemnified Persons arising directly or indirectly from or related to (excluding, in each case, Losses and Liabilities resulting from Bank's or its affiliates' negligence or willful misconduct):

10.1.   Any negligent or intentional act or omission by Company in the performance of its obligationsunder  the   Service   Documentation  including  without   limitation Company's obligation to provide Bank with information about Company's locations.

10.2.   Any material breach in a representation, warranty, covenant, or obligation of

Company contained in the Service Documentation;

10.3.
The  violation  of  any  applicable  law,  statute,  or  regulation or  of  the  Rules Applicable to Bank's Returned Items Services including without limitation Reg CC, Reg E and the NACHA Rules in the performance of Company's obligations under the Service Documentation; and

10.4.   A breach of any warranty Bank makes under the NACHA Rules in connection with Bank's Services under this Service Description, any failure by Bank to assess the correct Returned Item Service fee based and any delay in the return of any Returned Item.

11.
Bank's  Assessment of Services.  Company agrees Bank may at any time or times modify this Service Description upon mutual written agreement of Bank and Company, and the Service Description as modified will supersede this Addendum and be binding upon Company.

12.	Survival. Sections 6, 7, 8, 9, and 10 of this Service Description will survive termination of the Service.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title: Assistant Treasurer
Date:  8/22/14

WELLS FARGO BANK. N.A

By: /s/ Robert C. Meyer

Name: Robert C. Meyer

Title: Managing Director

Date:  8/4/2014

© 2013 Wells Fargo Bank, N.A. All rights reserved.

TM-2163 Wells Fargo Returned Item Services Service Description Revised 03-21-2013 Modified for Prudential March 2014
page of3

[Missing Graphic Reference]

STOPS-IMAGES-SEARCH ("SIS") SERVICE DESCRIPTION

This Service Description contains  provisions which, in addition to the provisions contained in the Master  Agreement for Treasury Management  Services  between Bank  and Company  (the  "Agreement"), will  govern  the Stops-Images-Search
{"SIS"} Service (the "Service").

1.
The Service.    Company may, using a computer or a computer and browser acceptable to Bank, request stop payment orders on checks drawn on Company's deposit account(s) or Company's  account(s) with another financial institution maintained in connection with the Controlled Disbursement Service (a "Controlled Disbursement Account") and, where applicable, request photocopies of checks that have cleared Company's deposit account(s) or Controlled Disbursement Account(s).

2.      Stop Payments.

2.1
Requirements.  Bank  may  pay  a  check  against  Company's  deposit account(s) whenever it is presented and without regard to its date.   If Company does not want Bank to pay a check, it must place a stop payment order which is valid for the period specified when Company opened its deposit account and must be received within sufficient time for Bank to act.

2.2
Limitations.   A stop payment order will be ineffective if, prior to Bank receiving and having a commercially reasonable time to act upon such stop payment order, (a) a check is deposited to an account at a Wells Fargo Bank if it cannot be charged back without creating an overdraft in that account, or (b) a check was cashed by any Wells Fargo Bank.  Company authorizes Bank to accept telephone stop payment orders from any person who is so designated by Company to Bank.   In Texas, Company must confirm an oral stop payment order in writing.

3.	Survival. The provisions of this Service Description designated as Sections 2 and 3 will survive termination of the Service.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title: Assistant Treasurer
Date:  8/22/14

WELLS FARGO BANK. N.A

By: /s/ Robert C. Meyer

Name: Robert C. Meyer

Title: Managing Director

Date:  8/4/2014

TM-1434 Stops-Images-Search (SIS) Service Description Revised 4120/06
Revised 4/20106 Modified for Prudential March 2014

1 of 1

Revised 01/31/2010

[Missing Graphic Reference]

WHOLESALE LOCKBOX SERVICE DESCRIPTION

1.
Introduction. This Service Description is part of the applicable documentation ("Service Documentation") governing the Wells Fargo Bank, N.A. ("Bank") Wholesale Lockbox service ("Service").  For treasury management relationships governed by Bank's Master Agreement for Treasury Management  Services, the Service Documentation includes the Acceptance of Services, and "Company" is the company identified in the Acceptance of Services.  For treasury management relationships governed by Bank's Deposit Agreement and Disclosures for Commercial Accounts, the Service Documentation includes the related Depository Authorization & Agreement Certificate and/or Signature Card, as applicable (each an "Authorization Certificate"), and "Company" is the company identified in the Authorization Certificate.  As used in this Service Description, the term "Master Agreement" refers to either Bank's Master Agreement for Treasury Management Services or Bank's Deposit Agreement and Disclosures for Commercial Accounts, as applicable.  Company and Bank may from time to time separarely agree to service terms with respect to one or more Lockboxes that are the subject of this Service Description.  To the extent that such separately agreed upon service terms are more specific than, or conflict with, the service terms contained in this Service Description, such separately agreed upon service terms shall apply to such Lockboxes.

2.
Scope of Service. The Service covers the processing of (i) checks and other instruments submitted in payment of obligations to Company ("Remittances" or "Checks") and (ii) written authorizations to charge payments due Company to the payers' credit cards ("Charge Authorizations").   However, processing of Charge Authorizations is not available at all processing sites.  To the extent Company is not using the Service to process Charge Authorizations, the references to Charge Authorizations throughout this Service Description will not apply to Company.

3.	Commencement of Service. The Service will start on the date separately agreed to by Bank and Company if the following events have occurred before such date:

3.1.	The United States Postal Service has assigned the Lockbox (as defined in Section 4 below) to Company with the number and at the address specified by Bank to Company;

3.2.           The Account (as defined in Section 6 below) has been opened and is in good standing;

3.3.           Company has designated to Bank in writing the processing options selected by

Company for the Service; and

3.4.
Company has provided to Bank such other information and documents as Bank requests to enable Bank to commence and operate the Service for Company and to enable Bank to comply with its other obligations under this Service Description.

4.
Lockbox. Company will direct its customers to mail Remittances and (if applicable) Charge Authorizations to the post office box identified in Company's Lockbox Service Set-up Form, or otherwise identified in writing to Company by Bank (the "Lockbox").  Bank (including any subcontractor of Bank) will have exclusive access to the Lockbox.  Bank will give appropriate instructions concerning the Lockbox to the United States Post Office where the Lockbox is located.

TM-1527 Wholesale Lockbox Service Description Revised 10-17-11
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5.
Processing Lockbox Mail. Each Business Day (a day on which Bank is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday), Bank or its subcontractor will pick up at, and transport from, the Lockbox to the processing site or sites designated by Bank (each a "Processing Site") the Remittances and Charge Authorizations addressed to the Lockbox.  Except as otherwise specifically provided in this Service Description, Bank or its subcontractor will open the Remittances and Charge Authorizations and process them in accordance with the lockbox processing procedures set forth in this Section 5 (the "Processing Procedures").  Company agrees to instruct its customers and other obligors not to send cash to the Lockbox.

5.1.           Disposition of Remittances, Charge Authorizations, and Remittance Materials.

On each day Bank offers the Service, Bank will collect from the Lockbox the envelopes and other contents of the Lockbox.  Bank will open the envelopes and determine whether they contain any Charge Authorizations, Remittances, remittance statements, invoices, correspondence, cash, papers, documents, or other items.  Unless otherwise requested by Company and agreed to by Bank, if cash is sent with any remittance materials the cash will be removed from the envelope containing the remittance materials and a credit advice of the amount of the cash will be placed in such envelope with the remainder of the envelope's contents.   Except as otherwise specifically provided in these Processing Procedures or elsewhere in this Service Description, or as specifically requested by Company and agreed to by Bank, Bank will not reconcile the Remittances, Charge Authorizations, cash or other items in the envelopes to invoices,  to remittance statements, or to any other documents or papers in the envelopes or elsewhere.  Bank will process any Remittances, Charge Authorizations and any cash in the envelopes as provided in these Processing Procedures.

5.2.
Document Identification, Imaging, and Data Capture. Bank or its subcontractor will, if requested (i) print an audit trail idenfication number on each of the checks it processes, (ii) image all Remittances, Charge Authorizations, remittance stubs and correspondence included among the remittance materials.

5.3.
Checks Not to Be Deposited. Unless otherwise requested by Company and agreed to by Bank, Bank will not deposit Checks falling into any of the following four categories, or Checks which Company has specifically instructed Bank in writing not to deposit.   .

5.3.1.  Unacceptable Payees. Checks on which the name or designation of the payee is not the name or designation specified by Company to Bank for acceptable payees or a reasonable variation (in Bank's opinion) of such name or designation.

5.3.2.  Postdated and Staledated Checks. Checks which are postdated three or more days after the date they are collected from the Lockbox, postdated Checks that in Bank's opinion would not be paid on presentation, and Checks dated six (6) months or more prior to the date they are collected from the Lockbox.

5.3.3.  Indeterminable Amount. Checks on which the correct amount of the Check cannot be determined from the Check and the documents accompanying the Check, or Checks on which the numerical and written amounts are not the same and the envelope containing the Check did not contain an invoice or a Remittance statement (or, if such were included, the amount of the invoice or Remittance statement did not match either the numerical or written amount on the Check).

TM-1527 Wholesale Lockbox SeNice Description Revised 10-17-11
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5.3.4. Alterations. Checks with alterations; provided, however, that Bank will only use reasonable efforts to catch such alterations and prevent deposits.  As a result, Bank will have no liability whatsoever, despite anything to the contrary in the Lockbox Agreement, for its deposit of any Check containing an alteration, unless the deposit results directly from the negligence or willful misconduct of Bank's officers or employees.

5.4.
Checks to Be Deposited. Unless Company specifies otherwise in writing to Bank, Checks which do not fall into one of the four categories listed in Section 5.3 above will be deposited in the Account as provided in Section 5.7 below, and Checks falling into either of the following two categories will be deposited in the Account after being processed as provided below, unless they also fall into one of the four categories listed in Section 5.3 above, in which case they will not be deposited.

5.4.1.  Discrepancies in Amount. Checks on which the numerical and written amounts are not the same, in which case the amount deposited will be that amount which corresponds to the amount on the invoice or Remittance statement enclosed in the envelope with the check.  If the numerical and written amounts on any Check are the same, but do not correspond to the amount on the invoice or Remittance statement enclosed in the envelope with the Check, the Check amount will be deposited.

5.4.2. Missing Date. Checks which are not dated, in which case the Check will be deposited after being dated by Bank as of the date it is collected from the Lockbox.

5.5
Foreign Checks. If Company so desires, Bank will deposit and process certain Checks drawn on a foreign bank or payable in a currency other than United States Dollars, so long as the both the country in which the foreign bank is located and the currency in which the Check is payable currently appear on that certain list, announced by Bank from time to time, of foreign bank locations and currencies for which Bank is willing to process Checks.  Foreign Checks not meeting these criteria will not be deposited.

5.6.
Restrictive Notations. Bank will not inspect checks to determine whether they bear restrictive notations, such as "Paid in Full".  Bank will have no liability whatsoever, despite anything to the contrary in this Service Description, for depositing or otherwise handling any check bearing a restrictive notation in accordance with these Processing Procedures, regardless of whether Bank has knowledge of such restrictive notation.

5.7.
Deposits of Checks and Cash. During each Business Day, Bank will make deposits of the acceptable Checks and cash received in the Lockbox by crediting the Account for the amount of such Checks and cash.  Checks and cash received and processed on any day which is not a Business Day will be deposited to the Account on the next succeeding Business Day.  Except as otherwise specifically provided in this Service Description, the normal and customary laws, rules, practices and procedures for handling deposits to checking accounts will apply to these Processing Procedures and the Service.

5.8.
Changes in Names or Designations of Payees. Company may at any time upon ten (10) calendar days advance notice to Bank request that a name or designation on Company's  list  of payees  sent to Bank be deleted  or added,  and Bank will add or delete the name or designation if the request is acceptable to Bank.

TM-1527 Wholesale Lockbox Service Description Revised 10-17-11
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5.9.
Eligibility Requirements for Processing Charge Authorizations. In order to be eligible for processing by Bank, a Charge Authorization received in the Lockbox must contain the name of the account debtor, the account debtor's credit card number, the expiration date, the three digit security code, and the amount of the payment authorized, all of which must be written or imprinted on the authorization form in a reasonably legible manner.  If any one of these items of information is missing from a Charge Authorization, or is, in the sole judgement of Bank or its subcontractor, not sufficiently legible for processing purposes, the Charge Authorization will not be processed, and will be forwarded to Company as set forth below.

5.10.
Processing Charge Authorizations for Approval. Bank will proceed to process for approval each Charge Authorization received in the Lockbox which contains the information required in Section 5.9 above and is otherwise eligible for processing. Bank will seek approval from the issuer of the applicable credit card for the payment transaction set forth on the Charge Authorization.  Bank will submit for settlement each

Charge Authorization approved in this manner.

5.11.
Settlement Report for Charge Authorizations. Following processing of Charge Authorizations  for approval, Bank will segregate those Charge Authorizations which are approved from those Charge Authorizations which are declined.  Bank will generate a settlement report for all approved Charge Authorizations and will make it available to Company in the manner mutually agreed upon during implementation of the Service.

5.12.
Imaging. Bank or its subcontractor will electronically image checks, Charge Authorizations, remittance statements and correspondence  received in the Lockbox. Company acknowledges and agrees that the images are not works made for hire and are the property of Bank and not of Company.

5.13.
Truncation of Remittance Materials. Company understands that any original remittance statements, invoices, coupons, correspondence  and other remittance materials that are imaged by Bank pursuant to this Service Description will be destroyed by Bank five (5) calendar days after they are imaged.  Therefore, Company must notify Bank of any issues which require inspection of original remittance materials prior to expiration of such five (5) day period.

5.14.
Transmission of Information from Processed Remittances and Charge Authorizations. Each Business Day that Bank offers the Service, Bank will electronically transmit to Company, in accordance with the transmission method and file format agreed upon between Bank and Company, information from processed Remittances and Charge Authorizations, including credit card transaction data, and each settlement report applicable to approved Charge Authorizations.

5.15.           Mailing Undeposited Checks and Unimaged Remittance Materials to Company.

Unless otherwise specified by Company in writing to Bank, Bank will mail to Company, in accordance with the terms of this Service Description, (i) any remittance statements, invoices, correspondence,  papers, and other documents enclosed in each envelope sent to the Lockbox which are not imaged in accordance with this Service Description, and (ii) any Checks enclosed in such an envelope which are not deposited in accordance  with these Processing Procedures.

5.16.           Nil Report. On any Business Day when Bank collects no cash or Checks from the

Lockbox, Bank will send Company a statement to that effect if Company so requests.

6.	Account. Company will maintain a deposit account with Bank, which Company will designate in the Lockbox Service Set-up Form or otherwise in writing, to which Bank or its subcontractor

TM-1527 Wholesale Lockbox Service Description

Page 4 ofB

Revised 10-17-11

will (i) deposit Remittances received through the Lockbox, and (ii) credit amounts attributable to settlement of Charge Authorizations received through the Lockbox, throughout the term of the Service (the "Account").  Company understands that this Service Description covers the lockbox service to be provided by Bank and, except as specifically provided in this Service Description, does not cover the handling of the Account or the processing of checks drawn on the Account.  Except as otherwise specifically provided in this Service Description, the Account will be handled and checks drawn on the Account will be processed by Bank as Bank would perform such responsibilities  with respect to any other demand deposit account at Bank. As a result, the Account will be subject to, and Bank's operation of the Account will be in accordance with, the terms and provisions of Bank's deposit account agreement governing the Account (the "Account Agreement"), as agreed to by Bank and Company.

7.
Deposits and Confirmations. Company authorizes Bank to endorse Remittances received at the Lockbox, and to deposit them into the Account as provided in the Processing Procedures.  If any payee of a Remittance received in the Lockbox is a legal entity other than

Company, Company agrees to indemnify Bank against any losses, liabilities, damages, claims, demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys' fees (collectively, "Losses and Liabilities") suffered or incurred by

Bank as a result of, or in connection with, Company's failure to have proper authorization provided that such payee is notified by Company to Bank as being authorized to use the Lockbox and excluding Losses and Liabilities resulting from Bank's negligence or willful misconduct.  Company also authorizes Bank to process and settle Charge Authorizations received at the Lockbox, and to cause the amounts received on account of settlements of such Charge Authorizations to be credited to the Account as provided in the Processing
Procedures.  Bank will provide to Company an advice of deposits and other credits made to the Account.  Company agrees to notify Bank's customer service center, whose address and telephone number is available upon request from Bank, (i) of any error in an advice of deposit within sixty (60) calendar days after Company receives such advice of deposit and (ii) of any error in a bank statement, or of any failure of a bank statement to show a deposit that should have been made during the period covered by the statement, within sixty (60) calendar days after Company receives such bank statement.  The liability of Bank for such errors is limited as provided in Section 17 of this Service Description.

8.
Access to Lockbox Images. The Service will allow Company to enter a website hosted by Bank or its subcontractor (the "Website") for the purpose of accessing archival images of Charge Authorizations, Remittances and other remittance materials processed through the Lockbox, and giving Bank or its subcontractor certain types of instructions with regard to the processing of such remittance materials.  Company agrees to use the Website only in accordance with this Service Description and any notices and information posted on the Website (collectively, the "Website Use Documentation").  Persons entering the Website for Company (the "Users") must also accept any "terms of use" for the Website which appear on the Website when a User initially logs on.

9.           Security Procedures.

9.1.
Bank or its subcontractor will provide each User with a multi-factor authentication compliant access method (which may consist of a combination of user names, passwords, passphrases,  digital certificates and/or tokens) to be used whenever the User enters the Website.

9.2.
It is Company's responsibility to ensure that any user names, passwords, passphrases, digital certificates and tokens provided in connection with use of the Website (collectively, "Security Devices") are known to, and used only by, persons who have been properly authorized by Company to access the Website and use the Service through the Website.

TM-1527 Wholesale Lockbox Service Description Revised 10-17-11
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9.3.
FAILURE TO PROTECT SECURITY DEVICES MAY ALLOW AN UNAUTHORIZED PARTY TO (1) USE THE SERVICE, (2) CORRECT, CHANGE, VERIFY, OR SEND DATA USED WITH THE SERVICE, (3) SEND INFORMATION AND COMMUNICA TIONS TO, OR RECEIVE INFORMATION AND COMMUNICATIONS  FROM, BANK OR (4) ACCESS COMPANY'S ELECTRONIC COMMUNICATIONS  AND FINANCIAL DATA.  ALL ENTRIES INTO THE WEBSITE, ALL COMMUNICATIONS  SENT, AND

ALL USES OF THE SERVICES, THROUGH COMPANY'S SECURITY DEVICES WILL

BE DEEMED TO BE ENTRIES, USES, AND COMMUNICATIONS AUTHORIZED BY COMPANY AND SHALL BE BINDING UPON COMPANY.  COMPANY ASSUMES THE ENTIRE RISK FOR THE FRAUDULENT OR UNAUTHORIZED USE OF ALL SECURITY DEVICES.  Company acknowledges the importance of developing internal procedures to limit such risk, which procedures will include, at a minimum, (a) notifying Bank immediately when any new person becomes a User or when any existing User stops being a User, (b) disabling access to the Website immediately for each User who stops being a User, and (c) not keeping, in any form or in any place, lists of Security Devices.

9.4.
Company agrees to notify Bank immediately when Company becomes aware of any loss or theft of, or any unauthorized use of, any Security Device.  Company also agrees to notify Bank immediately when Company becomes aware of any unauthorized entry into the Website.

10.
Use of Certain Software to Access the Website. In using the Website, Company will be sending financial and other data as well as electronic messages directly to Bank or Bank's subcontractor through the Internet.  Company acknowledges that when the Internet, or other electronic communications  facilities, are used to transmit or receive data and messages, the data and the messages may be accessed by unauthorized third parties.  To reduce the likelihood of such third party access, Company agrees to transmit and receive data and messages through the Website using only software, including, but not limited to, browser software, or other access devices that support the Secure Socket Layer (SSL) protocol or other protocols required by, or acceptable to, Bank, and to follow the log-on procedures established by Bank or its subcontractor that support such protocols.

11.
Restricting or Terminating Access to the Website. In addition to, and not in substitution for, any provision in this Service Description or the other Service Documentation, Company understands and agrees neither Bank nor its subcontractor will in any way be obligated to permit Users access to the Service through the Website if (a) such use or access is inconsistent with any term or condition applicable to the Service or the Website or to the information to be accessed, (b) such use or access is not permitted by applicable state or federal law or regulation, (c) Bank has reasonable cause to believe that such use or access may not be authorized by Company or any third person whose authorization Bank believes is necessary for such use or access, or (d) Bank has reasonable cause to deny such use or access for Company's protection or the protection of Bank or Bank's subcontractor.   If the Service cannot be used through the Website, Bank will make reasonable efforts for the

Service to be used by other means.  Neither Bank nor its subcontractor shall have any liability to Company for any losses or damages Company may suffer or incur as a result of any such termination.

12.
Intra-Day Image  Access. Company understands that any images which it accesses on an intra-day basis may not be final, and are subject to further value-added keying.  Therefore, Company expressly assumes all risk associated with Company's use of such intra-day images.

TM-1527 Wholesale Lockbox Service Description Revised 10-17-11
Page of8

13.
Decisioning Module. If Bank's decisioning module is available to Company, and Company elects to use it in connection with the Service, Company will be able to send instructions through the Website to Bank or its subcontractor as to how to process certain Remittances or Charge Authorizations which Bank classifies as either "processable suspend" or "unprocessable" (collectively, the "Unprocessable Items").  Company will have several options for instructions, as agreed upon in advance by Bank and Company.  Such options may include one or more of the following:  (i) apply the Unprocessable  Item to a specific customer account, (ii) apply the Unprocessable  Item to Company's suspense account, (iii) reject the Unprocessable  Item and have it placed in Company's reject package, or (iv) direct Bank to issue a letter of pre-arranged content to the remitter of the Unprocessable  Item.  Each message related to the processing of an Unprocessable Item (a "Decisioning Instruction")

must be received by Bank or its subcontractor by the cutoff time for deposit or processing of such item which Bank and Company have mutually agreed upon during implementation of the Service.  If no Decisioning Instruction is received by the specified deadline, the Unprocessable Item will be handled in accordance with the Processing Procedures or any other standing instructions applicable such items.  Bank will have no liability or responsibility whatsoever for any keying errors, Company system issues, or misapplied payments resulting from Company's Decisioning Instructions.

14.
Customer Service. Any questions or problems that Company has with respect to the Service should be addressed to Bank's customer service center at the telephone number and address separately disclosed to Company.

15.
Claims, Legal Progress and Notices. If Bank receives any claim, notice, legal process or court order relating to the Charge Authorizations, the Remittances, the Lockbox or the Account, Bank will comply with it if Bank determines in its sole discretion that the legal process, legal notice or court order is legally binding on it.

16.
Indemnification. Company agrees to indemnify Bank and its officers, directors, employees, agents and subcontractors (collectively, "Indemnified Parties") and hold each of the Indemnified Parties harmless from and against any and all losses, liabilities, claims, damages, demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys' fees (collectively, "Losses and Liabilities") which any one or more of the Indemnified Parties suffers or incurs in relation to (i) the processing of Charge Authorizations, (ii) any keying errors, Company system issues, or misapplied payments resulting from Company's Decisioning Instructions, or (iii) any action taken by Bank or its subcontractor in response to a Decisioning  Instruction, except to the extent that any such Losses and Liabilities are directly caused by Bank's or its agents' or subcontractors' negligence or willful misconduct.

17.
Limitation of Liability. Company understands and agrees that, absent manifest evidence of fraud, Bank is entitled to assume that each Charge Authorization received at the Lockbox is legitimate and duly authorized by the account debtor purporting on its face to give the Charge Authorization, and Bank will have no liability for processing such Authorization in accordance with the Processing Procedures.   In addition to the other limitations on Bank's liability contained in the Master Agreement, if Company incurs a material loss which results directly from Bank's or its subcontractor's  negligence or breach in performing the Service and (i) if such negligence or breach is a failure to deposit any check which should have been deposited or to process any Charge Authorization which should have been processed, pursuant to this Service Description, the liability of Bank and its subcontractor shall be limited to direct money damages in an amount not to exceed interest on the amount of the check or the amount of the payment authorized under the Charge Authorization at a rate equal to the cost of funds (at a reserve adjusted daily interest rate which Bank will determine in good faith) for the time period such amount is not in the Account, and (ii) if such negligence or breach results from any other action or failure to act by Bank or its subcontractor, the liability of Bank and its subcontractor

Page 7 ofB
TM-1527 Wholesale Lockbox Service Description Revised 10-17-11

shall, unless otherwise provided by any law which cannot be varied by contract, be limited to direct money damages.

18.
Termination. Upon termination of the Service, Bank will (i) close the Lockbox, and (ii) dispose of the mail addressed to the Lockbox in the manner instructed by Company for a period of three (3) months after the termination date, unless arranged otherwise between Company and Bank.

19.           Reserved

20.
Instructions. Bank is authorized to act on any instructions received by Bank if (i) such instructions purport to be made in the name of Company, (ii) Bank reasonably believes that they are so made, and (iii) they do not conflict with the terms of this Service Description, including, but not limited to, the Processing Procedures, as such terms may be amended from time to time, unless the conflicting instructions are supported by a court order.

21.
Authorized Persons. Any person identified by Company in the Lockbox Service Set-up Form or any certification, notice or other communication delivered to Bank may receive information, communications and notices regarding the Service.  If the identity of such a person changes Company will promptly notify Bank in writing.  Bank will have a reasonable time after receipt of a certification, notice or other communication to act on it.

22.
Software, Hardware and Backup Requirements. Upon notice from Bank of a failure of any software, hardware or other equipment necessary for Bank to perform in accordance with this Service Description, Company will as soon as reasonably possible deliver to Bank all data in Company's possession or under its control which Bank reasonably requests in order for Bank to continue to provide the Service.

23.	Survival. Sections 7, 9, 11, 12, 16, 17 and 23 of this Service Description will survive termination of the Service.

24.
Terminology.  As used in this Service Description and in the Master Agreement as applied to this Service, "negligence" will mean a material failure to use that degree of care that would be used under the same or similar circumstances by a national banking association having substantially the same volume and type of lockbox activity and approximately the same number, size and diversity of lockbox customers.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title: Assistant Treasurer
Date:  8/22/14

WELLS FARGO BANK. N.A

By: /s/ Robert C. Meyer

Name: Robert C. Meyer

Title: Managing Director

Date:  8/4/2014

© 2010 Wells Fargo Bank, N.A. All rights reserved.

TM-1527 Wholesale Lockbox Service Description

Page BofB

Revised 01/31/2010

[Missing Graphic Reference]

WIRE TRANSFER SERVICE DESCRIPTION

1.
Introduction. This Service Description is part of the Service Documentation governing the Wells Fargo Bank, N.A. ("Bank") wire transfer service ("Service").  "Service Documentation" is defined in Bank's Master Agreement for Treasury Management Services ("Master Agreement"). The Service Documentation includes the Acceptance of Services ("Acceptance"), and "Company" is the company identified in the Acceptance.

2.
Description of the Service. The Service enables Company to instruct Bank to transfer funds in accordance with Article 4A of the Uniform Commercial Code as amended from time to time ("UCC 4A") and the rules and regulations of any funds transfer system Bank uses to effect the transfer.In this Service Description, an instruction to  Bank (including any  communication cancelling or amending an instruction) in Company's name to transfer funds from Company's account at Bank or Bank's affiliate (each, an "Account") is a "Payment Order" (as defined in UCC4A).   Section 5  of  this  Service Description describes  (a) the  means Bank offers to Company for transmitting Payment Orders to Bank (each, an "Initiation Method") and (b) the means Bank will use to verify Company's authorization of a Payment Order or a communication amending or canceling a Payment Order (each, a "Security Procedure").

3.
Preparation of Payment Orders; Processing Schedules.   Company will prepare each Payment Order in accordance with guidelines Bank separately makes available from time to time. Bank will execute each Payment Order in accordance with Bank's then current processing schedule and any instructions Company furnishes with the Payment Order regarding the date a Payment Order is to be executed.  A Payment Order will be deemed received by Bank when Bank has verified it in compliance with the Security Procedure.  If Bank receives a Payment Order after Bank's applicable cutoff time on any Business Day, Bank will treat the Payment Order as having been received prior to Bank's applicable cutoff time on Bank's next Business Day.  A "Business Day" is every day except Saturday, Sunday, and federal holidays.

4.
Inconsistency of Name and Number. If a Payment Order describes the person to receive the funds that are the subject of the Payment Orders both by name and identifying number, Bank may execute the Payment Order on the basis of the identifying number, even if the number identifies a person different from the named person.  If a Payment Order describes a financial institution both by name and identification number, the identification number may be relied upon to identify the fin;ancial institution, even if the identification number refers to a financial institution other than the named financial institution.

5.
Initiation Methods and Security Procedures. This section lists the Initiation Methods and Security Procedures Bank offers for wire transfers.  Company's elections regarding Initiation Methods and Security Procedures is/are set forth in the Acceptance.

5.1.          Voice Initiation Method.

Bank's voice initiation security procedure consists of confirming the personal identification number ("PIN") accompanying a Payment Order corresponds with a valid PIN assigned to Company for voice-initiated Payment Orders.

5.1.1. Telephone Verification Service. If Bank receives a voice-initiated, non-repetitive Payment Order that exceeds the applicable pre-designated limit, Bank will make one attempt to telephone person(s) designated by Company on the most current

TM-1440 Wire Transfer Services Service Description TMLW Revised 11-03-2011 Modified for Prudential January2014
Page of4

setup form for Company in Bank's records to verify the Payment Order. If Bank is unable to complete the call, Bank will not process the Payment Order.

5.2.          CommercialElectronic Office® (CEO®) Initiation Method.

CEO is Bank's electronic banking portal that is accessed via the Internet. Authorized users may access Bank's CEO Internet Wire Transfer Service through the portal.  CEO security procedures include log-on credentials specified by Bank (that may include a Company ID, user ID and password) and any other authentication or authorization process Bank requires from time to time.   Bank will use  the CEO security procedures to  authenticate each Payment Order received through CEO in Company's name.

5.3.          Direct Origination Initiation Method.

Secure Application File  Exchange Transmission  ("SAFE-T").     This  transmission platform offers a variety of transmission protocols including hypertext transfer protocol secured (https) FTP over SSL (FTP/S), secure FTP (S-FTP), and Applicability Statement 2 (AS2) that Bank uses to authenticate each Payment Order transmitted to Bank in Company's name.

IBM® - Sterling  Connect:Direct®  with  Secure Plus+.   Secure Plus+ is an add-on to Connect:Direct® to  enhance  security  by  means  of  Secure  Socket  Layer  ("SSL") or Transport Layer Security ("TLS").   Connect:Direct® is a registered trademark of Sterling Commerce, Inc., an IBM Company.

5.4.          Payment Manager® Initiation Method.

Secure Application File  Exchange  Transmission  ("SAFE-T").    This  transmission platform offers a variety of transmission protocols including hypertext transfer protocol secured (https), FTP over SSL (FTP/S), secure FTP (S-FTP), and Applicability Statement 2 (AS2) that Bank uses to authenticate each Payment Order transmitted to Bank in Company's name.

Machine-to-Machine ("M2M").   This transmission method uses an XML message interface that is based on the Interactive Financial eXchange (IFX) message standard using SOAP structured messages.  Data is communicated via the Internet using 128-bit encryption and Secure Socket Layers (SSL).  Bank uses digital certificates to authenticate each Payment Order transmitted to Bank in Company's name.

IBM® - Sterling  Connect:Direct®  with  Secure Plus+.    Secure Plus+ is an add-on to Connect:Direct   to  enhance  security  by  means  of  Secure  Socket  Layer  ("SSL") or Transport Layer Security ("TLS").   Connect:Direct® is a registered trademark of Sterling Commerce, Inc., an IBM Company.

Value-Added Network  ("VAN").  With this transmission method, a third party serves as an intermediary for transmitting data between Company and Bank.    Procedures for transmitting Payment Orders may vary by VAN.  Bank follows the procedures of the VAN selected by Company to authenticate each Payment Order transmitted to Bank through the VAN in Company's name.

TM-1440 Wire Transfer Services Service Description TMLW Revised 11-03-2011 Modified for Prudential January2014
Page of4

5.5.          SWIFT® Initiation  Method.

SWIFT has established procedures for controlling access to SWIFT messaging services (each, an "Access Control") that may include without limitation access codes, message authentication codes, secure card readers, digital signatures, and Hardware Security Modules.  In addition, SWIFT authenticates certain messages including without limitation Payment Orders based on SWIFT message type prior to accepting them for routing as SWIFT messages (each, an "Authenticated Message").  This authentication may include confirming that the sender and recipient of the message have exchanged bilateral keys ("BKE"), entered into a relationship management application ("RMA") agreement, or taken other steps to secure the transmission of SWIFT messages between them as SWIFT requires from time to time (each, an "Authentication Procedure").

5.6.          Non-Standard Security Procedure.

If Company has refused to utilize any of the security procedures described above, then the

Security Procedure Company will use is described on Attachment B to the Acceptance.

6.
Authorization to Pay.  Company authorizes Bank to (a) execute any Payment Order Bank verifies in accordance with the Security Procedure and (b) debit the account specified in the Payment Order (and if no account is specified, reject the Payment Order) even if a debit results in an overdraft on the execution date (as defined in UCC4A).  Company will maintain sufficient available funds in the account specified in the Payment Order at the time of each debit.

7.
Company's Duty to Report Erroneous or Unauthorized Tranter Instructions. Company will exercise ordinary care to determine whether a Payment Order accepted by Bank was either erroneous or not authorized and to notify Bank of the relevant facts within a reasonable time not exceeding sixty (60) days after Company receives notification from Bank that the Payment Order was accepted or that the Account was debited with respect to the Payment Order, whichever is earlier.

8.
Rejected Payment Orders.  If a Payment Order is rejected for any reason Bank will notify Company promptly so Company may cure the defect but will have no liability to Company for a rejected Payment Order.

9.
Cancellation, Amendment,  Reversal.  A Payment Order will be final and not subject to cancellation, amendment or reversal by Company, except Bank may, at Company's request, make commercially reasonable efforts to effect such cancellation, amendment or reversal without incuring any liability for its failure or inability to do so.

10.           International Wire Transfers. A Payment Order expressed in U.S. Dollars will be sent in U.S.

Dollars.   Company may request that prior to executing a Payment Order, Bank convert the amount to be transferred from U.S. Dollars to the currency of a designated foreign government or intergovernmental organization ("Foreign Currency") at Bank's sell rate for exchange in effect on the date Bank executes the Payment Order.  If the financial institution designated to receive the funds does not pay the beneficiary specified in a Payment Order payable in Foreign Currency and the funds are returned to Bank, Bank will not be liable for a sum in excess of the value of the funds after they have been converted from Foreign Currency to U.S. Dollars at Bank's buy rate for exchange at the time the cancellation of the Payment Order is confirmed by Bank.  Bank will not be liable for any failure or delay by any financial institution or other third

TM-1440 Wire Transfer Services Service Description TMLW Revised 11-03-2011 Modified for Prudential January2014
Page 3 of4

party in the designated foreign country in executing or failing to execute any Payment Order
Bank transmits to a foreign country.

11.
Drawdown Requests.    A "drawdown request" is an instruction from Company to  another depository institution to debit (a) an account at that institution and transfer the funds to Bank (each,  an "outgoing drawdown request") or (b) the Account and transfer the funds to that institution (each, an "incoming drawdown request").   In this Service Description, "Payment Order" includes drawdown requests.   Bank may execute an incoming drawdown request that conforms with instructions it receives through Fed Wire, SWIFT, CHIPs or any other funds transfer system, provided such instructions are not inconsistent with instructions Company separately provides in writing.  The authority to execute the incoming drawdown request will continue until Bank receives express written notice from Company that such authority is revoked.

12.
Limitation of  Bank's  Liability. If Bank  executes Company's Payment Order  by  sending instructions to another financial institution, Bank may send the payment order by any transmission method and by any route Bank in its sole discretion considers reasonable.  Bank will not be liable for any third party's failure to or delay or error in processing a Payment Order. If the beneficiary bank does not pay the beneficiary specified in the Payment Order, a refund will be made only after Bank has received confirmation of the effective cancellation of the Payment Order and Bank is in free possession of the funds debited or earmarked in connection with the Payment Order.  If Bank is notified it did not transfer the full amount stated in a Payment Order, Bank's obligation will be to promptly execute a second Payment Order in the amount of the stated deficiency. Additionally, should the recipient of the Payment Order make a claim against Company for lost interest, Bank will be liable for the amount of interest recipient has lost, up to a reasonable period of time, due to the deficiency, computed at the then current Federal Funds rate.  If Bank executes a Payment Order in excess of the amount stated in the Payment Order, to the extent Company does not receive the benefit of the Payment Order, Bank will only be liable for any loss of the principal amount transferred in excess of the amount stated in the Payment Order.  Additionally, Bank will be liable for the amount of interest Company has lost due to the transfer of the excess amount, computed at the then current Federal Funds rate. However, Bank's liability for loss of interest will be limited to a reasonable period of time from the date of the Payment Order to Company's notification to Bank that the Payment Order was in excess of the amount requested by Company.

13.           Survival. Sections 4, 5, 6, 7, 8, 9, 10, 11 and 12 will survive the termination of Services.

Agreed to and accepted by:

PRUDENTIAL FINANCIAL, INC.

WELLS FARGO BANK. N.A.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title: Assistant Treasurer

By:  /s/ Robert C. Meyer
Name: Robert C. Meyer
Title: Managing Director

Date:  8/22/14                                                                           Date: 8/4/2014

@ 2011 Wells Fargo Bank, N.A. All rights reserved.

TM-1440 Wire TransferServicesSeNice Description TMLW

Page 4of4

Revised 11-03-2011 Modified for Prudential January2014

AMENDMENT TO SOFTWARE AGREEMENTS

This Amendment dated and effective as of the Inter date of execution by the parties hereto ("Effec.tive Date") amends all current and future software license agreements, shrinkwrap, clickwrap, browsewrap or otherwise (collectively the "Agreement") between P111dential Financial,   Inc. and  any of Its affiliates  ("Prudential")  and Wells Fargo Bank, National Association ("Company").

Prudential and Company agree that the following additions, changes and modifications are effective for all software products and related documentation (collectively, "Product")  provided by Company to Prudential  pursuant to any Agreement. Such modifications, changes and additions are applicable notwithstanding conflicting provisions of the· Agreement. The parties fruther agree that if Prudential acquires  any Products  from  a reseller (a third party authorized  to sell Company's  products), the purchase of such Products will be governed  by the terms  of this Amendment.

1,   Notwithstanding  any provision  in the Agreement   to  the  contrary,  the following  tenns are added to  the
Agreement:

Wananty. htdemnity and Limitation on Liability

1. l   As of and at all times following the Effective Date, Company hereby represents and warrants to Prudential that the Product (including open source software) provided hereunder (a) does not and wlll not in1l"inge upon  or violate any patent, copyright, trade secret or other proprietai'Y right of any third party; (b) ls in good working order and performs in accordance with its specifications and documentation during the warranty period and for as long as the Product is under maintenance; and (c) any medium by which the Product is delivered to Prudential does not contain, and  wilL not have introduced into or by it, any virus, any other contaminant or disabling devices, including, but not limited to, codes, commands or instructions that may have the effect or be used to access, alter, delete, damage or disable the Product,  other software,  Prudential  information  or other Prudential  property.  Company  further rep!esents,  warrants,  and agrees  that Company  has no right  to audit P111dential's use of Product  provided  hereunder. Notwithstanding the foregoing, if Company in good faith believes that the Product is being used improperly or in a way that may harm Pmdentlal or Company, P111dential agrees  to cooperate with Company's reasonable attempts to research the matter and rectify any potential problems associated with Prudential's  use of the Product.

1.2       Notwithstanding any limitations of liability, Company, at its own expense, agrees to indemnify, defend and hold  Prudential and  its officers, directors, agents and employees harmless from and against all Infringement Claims asserted against Prudential or one of the indemnified parties by virtue of Prudential's  use of any Product. For the purposes of this Amendment, "Infringement Claim" means an actual or alleged infringement (including contributory infringement) or violation of any third party's  patents, copyrights,  trade secrets, trademarks, or other Intellectual property or proprietary rights of any nature and in any country.  Company will indemnify, defend and hold Prudential harmless provided that: (a) Prudential notifies Company after receipt of the claim; (b) Company has sole control of the defense and all related  settlement  negotiations; and (c) Prudential provides  Company  with the  assistance, information, and authorization necessary to so perform. Prudential may pat1icipate in the defense of the Infringement Claim with counsel of Its own choosing, at P111dential's cost  and expense.   This  indemnity  will continue  in full force and effect  notwithstanding the te1mination of Ibis Amendment, whether by expiration of tin1e, operation  of law or otherwise,

1.3        IN NO  EVENT  WILL  PRUDENTIAL   BE  LIABLE  FOR   ANY  SPECIAL,   INDIRECT,   OR CONSEQUENTIAL DAMAGES.

2.        The following section entitled "Use and Transfer" is added to the Agreement: Use and Transfer
Prudential may assign or transfer any license granted under an Agreement to any third party, at no fee, provided
Prudential removes the applicable software copies from P111dentinl's computers upon such transfer or assignment,

and provided Prudential obtains Company's prior written consent, which wil1 not be unreasonably withheld, delayed or conditioned; provided, however, that no such consent will be required if such assignment or transfer takes place as part of a merger, acquisition or corporate reorganization affecting Prudential.  Prudential may provide access to or use of any Product to process the work and data of former affiliates, subsidiaries or business units. At no additional charge, and notwithstanding conflicting terms in any Agreement, Prudential has the following additional rights with respect to the licenses issued under the Agreement: (a) to make additional copies of the Product, and install and concurrently use additional instances of the Product, for development, backup, archival, disaster recovery, testing, h·aining and supp01t purposes; (b) to transfer the Product to different computers (irrespective of the number, size or power of processors in such computers) and copy, install and use simultaneous copies of the Product for the purpose of transferring the Product between and among such computers; (c) to allow the following entities to access, install and use the Product: employees and agents (including third-party administrators authorized by Prudential); and (d) to access and use the Product fi·om anywhere in the world from remotely o1·virtually connected computing devices (portable or otherwise), provided that no additional copies of the Product are copied or installed on the remote or virtually connected devices, unless Prudential acquires a license for such copies or installation.

3.	All rights and benefits granted hereunder to Prudential shall extend to and may be exercised by Prudential, its parent companies, and Its and their affiliates and subsidiaries.

4.       Except as amended herein, all terms and conditions of the Ag1·eement between the parties shall remain in full force and effect, and are hereby ratified and confirmed.

Agreed to and Accepted  by:                                                                      Agreed to and Accepted by:

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title: Assistant Treasurer
Date:  8/22/14

WELLS FARGO BANK. N.A

By: /s/ Robert C. Meyer

Name: Robert C. Meyer

Title: Managing Director

Date:  8/29/2014

Revised 01/31/2010

Prudential Business Associate Addendum

This Amendment ("Amendment"), effective as of the date signed (the "Effective Date"), shall amend all agreements and arrangements ("Agreement(s)")  between The Prudential Insurance Company   of  America,   including   its   subsidiaries   and  affiliates,   and   The   Administrative Committee on behalf of The Prudential Welfare Benefits Plan, The Prudential Flexible Benefits Plan, the Prudential Medical  Access Plan:, and the Prudential Executive Medical Access Plan, The Prudential Retiree Welfare Benefits Plan, and The Wellness Plan Committee on behalf of The Prudential Wellness Plan., as applicable,   (collectively, "Prudential") and Wells Fargo, NA ("Company").

Prudential and Company agree that the following additions, changes and/or modifications shall be effective with respect to all Agreement(s) between Prudential and Company with respect to any provisions of such Agreement(s)  governing the use of protected health information ("Pill") within  the  meaning  of  the  Health   Insurance   Portability  and  Accountability   Act  and  its implementing regulations at 45 C.F.R. parts 160 through 164 as may be amended (the "HIPAA Rules") and shall be applicable notwithstanding conflicting provisions of the Agreement(s).

Company is, or may be deemed to be a "Business Associate" of Prudential, as the term "Business Associate" is defined under the HIPAA Rules.  The capitalized terms used herein shall have the meanings provided for in the HIPAA Rules where not defined herein.  References to the HIPAA Rules shall mean as enacted and shall include any later amendments, deletions or revisions.

A.        OBLIGATIONS OF CO:MPANY

1.
Company shall only  access, use or disclose the PHI:  a) as set forth in and in accordance with the Agreement(s) provided that such uses or disclosures would not violate the HIPAA Rules if done by Prudential; (b) as Required by Law; and (c) as expressly  provided for in this Section A(l).   As used in this Amendment, the term "Pill" shall have the same meaning as it has in 45 CFR Section 160.103 but  only  with  respect  to  the  information  created,  received,  or  maintained  by Company from or on behalf of Prudential.   Company hereby represents that any PHI it shall require from Prudential shall be the minimum necessary, as defined by the HIPAA Rules, for the Company's stated purposes under the Agreement(s) and acknowledges  that Prudential will rely upon such representation with respect to any request for PHI from Company.

a) Company may use and disclose the PHI if necessary for the proper management and administration of the Company or to carry out the legal responsibilities of the Company, provided that:

i) the disclosure is Required by Law; or

ii) Company obtains reasonable assurance from a third person to whom the Pill is disclosed that such PHI will remain confidential, be used or further  disclosed  only  as Required by Law  or for the  reasons  it was disclosed  to  the  third  person; the  third  person  will  use  appropriate safeguards to prevent unauthorized access to, use, or disclosure of Pill, and  the third person   promptly notifies Company  of  any instances  of

which it is aware in which the confidentiality of the PHI has been breached.

b) Company may us the PHI to provide data aggregation services relating to Prudential's "health care operations," to the extent that such services are provided for in the Agreement(s);

c)        If Company is a law firm retained by Prudential to provide legal services, including but not limited to defending or prosecuting litigation, Company may use the PHI to provide legal services to Prudential;

d)           Company may use PHI to de-identify the information  in accordance with
45 CFR 164.514(a)-(c).

2.           Company shall:

a) not use or further disclose the PHI provided or made available by Prudential other than as permitted or required by this Amendment, or as Required by Law;

b)         establish,  use  and  maintain  appropriate  safeguards,  and  comply  with Subpart C of 45 CFR Part 164 with respect to Electronic PHI, to prevent any  access  to, or  use  or  disclosure  of the PHI  other than  as provided herein;

c)           upon the request of Prudential, from time to time, provide information to

Prudential about such safeguards;

d) provide HIPAA compliance education to its existing employees an all new hires who may have access to the PHI; and

e)         implement reasonable and appropriate policies and procedures, as set forth in 45 CFR 164.316, to comply with the standards, implementation specifications, and/or other security requirements for the protection of Electronic PHI.

3.         Company shall notify Prudential, promptly and without unreasonable delay, but in no event more than seventy-two (72) business hours of learning  of any (a) access to, use or disclosure of the PHI nof provided for herein; (b) Security Incident; or (c) Breach of  Unsecured Protected Health Information in accordance with 45 CFR

164.410.                (For  purposes  of  this  Section  A(3),  each  shall  be  referred to  as  a

"Security Incident").  Thereafter, Company shall, at its own cost and expense:

a)           promptly furnish in writing to Prudential full details of the Security

Incident;

b)	assist and cooperate fully with Prudential in Prudential's investigation of the Security Incident;

c)	cooperate with Prudential in any litigation or other formal action against third parties deemed necessary by Prudential to protect Prudential's rights; and

d)        promptly act to prevent a recurrence of any such Security Incident.

In addition to the foregoing, Company agrees that in the event of a Security Incident, Prudential shall have. the right to determine, for itself but not for Company, (i) whether notice is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulation, or in Prudential's discretion and (ii) the contents of such notice, whether any type of remediation may be offered to affected persons, and the nature and extent of any such remediation.

4.
Company shall  obtain  and  maintain a  written agreement with  any agent or Subcontractor who creates, receives, maintains, or transmits the PHI on behalf of Prudential or Company  pursuant to which the agent or Subcontractor agrees to the same restrictions, terms and conditions that apply to Company  pursuant to this Amendment.    Company shall further ensure that any such agent or Subcontractor to whom company provides any Electronic Pill agrees in writing to implement reasonable and appropriate safeguards to protect such information, such safeguards to be consistent with the safeguards described in the HIPAA Rules at Subpart C of 45 CPR Part 164.

5.        Within ten (10) business days of a request by Prudential, Company shall make available to  Prudential, or if requested by Prudential, to  an  Individual, such portions of the PHI which Prudential believes to be within the Designated Record Set so as to permit Prudential to comply with Section 164.524 of the HIPAA Rules.In the event any Individual requests access to the PHI  directly from Company, Company shall, within   five (5) days forward such request to Prudential. Any denials of access to the PHI requested shall be the responsibility of Prudential.

6.
Within ten business (10) days of a request by Prudential for the amendment of an Individual's PHI within the Individual's Designated Record Set, Company shall make available the PHI  for amendment by Prudential and shall incorporate any amendments to the PHI in the Individual's Designated Record Set held by Company so. as to permit Prudential to comply with Section 164.526 of the lllPAA Rules. In the event any Individual submits a request for an amendment to his/her Designated Record Set directly to the Company, Company shall, within five (5) days, forward such request to Prudential.  Any denials of requests for amendment to the Designated Record Set shall be the responsibility of Prudential.

7.        Company shall maintain and make available to Prudential within ten (10) business days' notice by Prudential, the information required to provide an accounting of disclosures of PHI to satisfy Prudential's obligations under the HIPAA Ru1es at Section 164.528. In each  case Company shall provide at least  the following inf01mation with respect to each such disclosure:  (a) the date of the disclosure; (b) the name of the entity or person who received the PHI; (c) a brief description of the PHI disclosed; and (d) a brief statement of the purpose of such disclosure which includes an explanation of the basis for such disclosure.  Company agrees to implement an appropriate record-keeping process to enable it to comply with the requirements of this subsection. In the event Company receives a request for an accounting directly from the Individual, Company shall forward such request to Prudential promptly, and in no case later than five (5) business days following such request.

8.
To the extent legally permissible, Company shall notify Prudential within five (5) business days of the Company's receipt of any request or subpoena for the PHI. To the extent that Prudential decides to assume responsibility for challenging the validity of such request, Company shall fully cooperate with Prudential in such a challenge.

9.
Company shall make its internal practices, books, and records relating to the use and disclosure of the PHI available to Prudential and/or to the Secretary of Health and Human Services ("the Secretary") for purposes of determining compliance with the HIPAA Rules.

10.
Company agrees to mitigate, to the extent practicable, any harmful effect that is known to Company of any access to, or a use or disclosure of the PHI in violation of the requirements of this Amendment and/or the HIPAA Rules.

11.
Company acknowledges that the disclosure of any portion of the PHI may cause irreparable injury to Prudential and damages, which may be difficult to ascertain. Therefore, Prudential shall, upon a disclosure or threatened disclosure of any of the  PHI,  be  entitled  to  injunctive  relief  to  protect  and  recover  the  PHI  and Company shall not object to the entry of an injunction or other equitable relief against Company on the basis of an adequate remedy at law, lack of irreparable harm or any other reason.   This provision shall not in any   way limit such other remedies as may be available to Prudential at law or in equity.

12.
To the extent Company is to carry out one or more of Prudential's  obligations under   Subpart  E  of  45  CFR  Part   164,  Company  shall  comply   with  the requirements of such Subpart that apply to Prudential in the performance of such obligation(s).

13.
Company, at its own expense, shall indemnify and hold harmless Prudential, its subsidiaries, affiliates and assignees, and their directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt, loss or liability, including attorneys'  fees, to the extent  based  upon  a  claim  that  any  action  or  omission  by  Company,  its employees, agents or Subcontractors, breaches any of Company's obligations, representations   or  warranties  under  this  Amendment  or  the  HIPAA   Ru1es regarding the access to or use or disclosure of the PHI.  This provision shall not in any way limit any other indemnification that may be provided for in the Agreement(s).

4

B.           TERM AND TERMINATION

1.
Term.  The term of this Amendment shall be effective as of the Effective Date of this Amendment and shall terminate when all of the PHI  is destroyed or returned to Prudential, or, if it is infeasible to return or destroy any of the PHI, protections are extended to such information, in accordance with the termination provisions of this section.  Company understands that termination for any reason nonetheless requires the further obligations by Company set forth in section B.3. below.

2.
Termination  for   Cause.  Prudential  shall  be   authorized  to   terminate  the Agreement(s), including this Amendment, on five (5) days written notice to the Company if Prudential determines that the Company (or its Subcontractor) has violated a material term of this Amendment and such breach is not cured to Prudential's satisfaction within such five (5) day period.

3.
Effect of Termination.  The obligations of Company to protect the confidentiality of the PHI in its possession and/or known to it, its employees, agents or Subcontractors, shall survive termination of the Agreement(s) (and this Amendment) for any reason. Company shall, at termination of the Agreement(s) for any reason, if feasible, return or destroy all of the PHI that the Company still maintains in any form, shall cause the return or destruction of the PHI held by Subcontractors and agents, and shall retain no copies of such PHI, except as legally required or consistent with Company's records retention  policy.   If Company elects to destroy the PHI it shall, upon request, certify to Prudential in writing that the PHI has been destroyed. Destruction of the PHI must be in accordance with industry standards and processes for ensuring that reconstruction, re-use and/or re-disclosure of PHI is prevented _after destruction, with the exact method of destruction dependent on the media in which the PHI is contained.  To the extent applicable, Company shall ensure any such destruction is consistent with state and/or federal record retention laws or regulations. If such return or destruction is not commercially feasible for certain portions of the Pill, Company shall extend the protections of the Agreement(s) and this Amendment and cause the extension of the terms to that Pill held by Subcontractors or agents including, without limitation, the provisions of this Amendment, to the Pill  which it is not feasible to return or destroy and limit further uses and disclosures to those purposes that make the return or destruction of the information infeasible.

C           MISCELLANEOUS.

1.
Amendment.  The Parties agree to take such action as is necessary to amend this Amendment and/or the  Agreement(s) from  time to  time  as  is  necessary for Prudential to comply with the requirements of the HIPAA Rules and the Health Insurance Portability and Accountability Act, Public Law 104-191, as may be amended.

2.
Survival. The respective rights and obligations of Company under Sections A(S), A(6), A(7),   A(lO), B(3) and C(2) of this Amendment shall survive the termination of this Amendment and/or the Agreement(s).

3.	Interpretation. Any ambiguity in this Amendment shall be resolved in favor of a meaning that petmits Prudential to comply with the HIPAA Rules.

4.           Property Rights.                            The PHI shall be and remain the property of Prudential.
Company shall acquire no title or rights to the PHI as a result of this Amendment.

5.        Independent Entities. This Amendment shall establish no relationship between the Parties other than  that of independent contractors.   Neither Prudential nor Company, nor any of their respective agents or employees, shall be construed to be the agent, employee or representative of the other. None of the provisions of this Amendment are intended to create, nor shall they be deemed or construed to create, any partnership, joint venture, or other relationship between the Parties except that of independent contracting entities.  Company acknowledges that it has independent obligations to  comply with certain requirements under the HIPAA Rules.   Prudential does not make any warranties, representations or guarantees that this Amendment satisfies Company's independent obligations to comply with the HIPAA Rules.

6. Except as amended herein, all terms and conditions of the Agreement(s) between the Parties shall remain in full force and effect in accordance with such Agreement(s).

IN WITNESS WHEREOF, Prudential and Company have caused this Amendment to be signed and delivered by their duly authorized representatives, as of the date set forth below.

Agreed to and Accepted by:

Wells Fargo, NA

By: /s/  Robert C. Meyer

The Prudential Insurance Company of
America
By: /s/ Kathleen C. Hoffman

Print Name:                     Robert C. Meyer

Print Name: Kathleen C. Hoffman

Title:  Managing Director

Title:

Vice President & Asst. Treasurer

Date July 31, 2014

July 15, 2014
Date

LETTER AMENDMENT

Date: June 23, 2014

TIDS LETTER  AMENDMENT (THE "LETTER AMENDMENT") IS EFFECTIVE AS OF THE DATE SET FORTH ABOVE AND AMENDS ALL AGREEMENTS AND ARRANGEMENTS ("AGREEMENT(S)") BETWEEN  PRUDENTIAL FINANCIAL, INC., AND/OR ANY OF ITS AFFILIATES AND/OR SUBSIDIARIES ("PRUDENTIAL"), AND WELLS FARGO, N.A. AND/OR ITS AFFILIATES AND SUBSIDIARffiS  ("VENDOR").

Prudential and Vendor agree that the following additions, changes and/or modifications shall be effective with respect to all Agreements(s) between Prudential and Vendor and shall be applicable notwithstanding conflicting p1·ovisions of any Agreement(s):

1.          CONFIDENTIALITY  AND PRIVACY.

1, I,       Vendor acknowledges  that in  the course of providing deposit and treasury management service (the "Services")  to PJUdential, Vendor may receive or have access to confidential and proprietary information of Prudential or third parties with whom  P1udential conducts  business. Such information is defined below and collectively  referred to as "Confidential Information."  In recognition of the foregoing, Vendor covenants and agrees that:

1.1.1           it will keep and maintain all Confidential Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

1.1.2          it will use and disclose Confidential Information solely for the purposes for which such information, or access to it, is provided pursuant to the terms of this Letter Amendment, and will not use or disclose such information  for Vendor's own purposes o1·for the benefit of anyone other than Prudential;

1.1.3          it will not, directly o1· indirectly, disclose Confidential Information to anyone outside Prudential except Vendor·shall be permitted to disclosed Confidential Information: 1) to its employees having a need to know such information to provide the Services; 2) to Vendor's representatives including its legal counsel, auditors, subcontractors and other professional advisors
("Representatives") who need to know the Confidential Information in connection with the performance of  the Services  or 3) as required by  any applicable Jaw, regulation or rule or  to federal or state bank examiners or other regulatory officials having jurisdiction over Vendor. Vendor shall instruct all employees and Representatives performing work or providing the Services in connection with the Agreements as to their obligations concerning Confidential Information. Vendor shall be responsible fo1·all employee's and Representatives' compliance with the terms of this Letter Amendment. If Vendor is required by law to disclose Confidential
Information, Vendor shall, If permitted  by law, promptly notify Prudential in writing in advance of such disclosure, and provide Prudential with copies of any related information so that Prudential may take appropriate action to protect the Confidential Information.

1.1.4          except as set forth in Section 1.6, it shall, upon the earlier of (i) the termination of the deposit and treasury management relationship between Prudential and Vendo1·, (ii) the determination that it has no need for Confidential Information, or (iii) at any time Prudential requests, dispose of all records, electronic or otherwise (Including all backup records and/or other copies thereof) regarding or including any Confidential Information that Vendor may then possess or control.  Disposal may be achieved through destruction pursuant to Vendor's written policy governing such destruction and in a manner that renders the records unreadable and undecipherable by any means. Upon any occurrence of(i), (ii), or (iii) above, at the request of
Prudential, Vendor shall promptly certify in writing to Prudential, in a form acceptable to

Prudential and executed by an authorized officer of Vendor, that all such Confidential Information has been destroyed or returned.

Personal Information and Business Information

1.2.          Confidential Information includes all business and other proprietary information of
Prudential, written or oral, including without limitation the following:

1.2.1.           information relating to planned or existing businesses or business initiatives; organizational restructuring plans; and actual and projected sales, profits and other financial information;

1.2.2.           information relating to technology, such as computer systems and systems architecture, including, but not limited to, hardware, computer software, source code, object code, documentation, methods of processing and operational methods;

1.2.3.           information that describes insurance, annuities and financial services products and strategies, including, but not limited to, actuarial calculations, product designs, product administration and management; tax interpretations, tax positions and treatment of any Item for tax purposes;

1.2.4.           confidential information, software and material of third parties with whom
Prudential conducts business;

1.2.5.           information about Prudential employees, independent  contractors, and other personnel;

1.2.6           Prudential's policies, procedures and standards, including without limitation, Prudential's privacy and information security policies and Prudential's security procedures applicable to persons visiting Prudential's properties or premises, as Prudential may issue, amend, update, revise or otherwise make available to Vendor from time to time (collectively, "Prudential Policies").

1.2.7          "Personal Information," which means information provided by or at the direction of Prudential, or to which access was provided in the course of Vendor's performance of the Agreements that (i) identifies an individual (by name, signature, address, telephone number or other unique identifier·), or (ii) that can be used to authenticate that Individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answers to security questions, or other personal identifiers).  An individual's social security number, even in isolation, is Personal Information. Prudential business contact information is not by itself Personal Information.

Notwithstanding the foregoing, Confidential Information  does not include information that (i) is lawfully  made available to the general public, (ii) Is or becomes generally known to the public except as a result of a disclosure by Vendor, (iii) is rightfully in the possession of Vendor prior to disclosure  by Prudential  or is disclosed by Prudential to Vendor on a non-Confidential basis, (iv) is received by Vendor from a third party not known by Vendor to be under a duty of Confidentiality to Prudential, or (v) is developed independently by Vendor. The foregoing exceptions do not apply to the disclosure of Personal
Information, which shall not be disclosed without Prudential's prior written consent unless required by law.

1.3          Vendor acknowledges that the disclosure of Confidential Information may cause irreparable injury to Prudential and damages, which may be difficult to asce11ain. Therefore, Prudential may, upon a disclosure or threatened disclosure of any Confidential Information,  be entitled to injunctive relief, including, but not limited to,  a preliminary injunction and an order of  seizure and  impoundment under Section 503 of the Copyright Act upon an application by Prudential to protect and recover the Confidential Information.

1.4          .Intentionally left blank.

Personal Information and Business Information

1.5          Vendor shall notify Prudential, promptly and without unreasonable delay, but in no event more than seventy-two (72) business hou1·s hours of teaming that unauthorized access to, disclosure of, or breach in the security of Confidential Information in the custody of Vendor, Vendor's employees, or Vendor's Subcontractors, has or may have occurred (a "Security Incident").  Thereafter, Vendor shall, at its own cost and expense:

1.5.1          promptly furnish to Prudential full details of the Security Incident;

1.5.2          assist and cooperate fully with Prudential in Prudential's  investigation of the
Security Incident;

1.5.3          cooperate with Prudential in any litigation or other formal action against third parties reasonably deemed necessary by Prudential to protect its rights; and

1.5.4          promptly act to prevent a recurrence of any such Security Incident.

In addition to the foregoing, Vendor agrees that in the event of a Security Incident, Prudential shall have the right to determine, for  itself but  not for Vendor, (i) whether notice is to be provided to any individuals, regulators, law enforcement agencies, consumer reporting agencies, or others as required by law or regulation, or in Prudential's  discretion and (ii) the contents of such notice, whether any type of remediation may be offered to affected persons, and the nature and extent of any such remediation.

1.6          Prudential acknowledges that Vendor may be required to maintain Confidential Information to satisfy its legal or regulatory obligations or to meet the obligations of Vendor's records retention prog1·am (referred to herein as "Retained Confidential Information"), provided, however, Vendor agrees that it will destroy the Retained Confidential Information provided by Prudential in a manner that renders such information unreadable and undecipherable by any means at such time that Vendor determines that the Retained Confidential Information Is no longer needed.  The parties agree that any Retained Confidential Information retained by Vendor pursuant to the preceding sentence is information owned by Vendor and not by Prudential.  Vendor further agrees as follows with respect to Retained Confidential Information:

1.6.1	It will protect the Retained Confidential Information In accordance with the standards set forth in this Letter Amendment until the time it is so destroyed;

1.6.2	It will promptly notify Prudential if there is a Security Incident with respect to the Retained Confidential Information; and

1.6.3
Vendor has any notice obligations arising from a Security Incident of Retained Confidential Information as it is the owner of the Information, and will provide notification of a breach to any affected individuals as required by applicable security breach notification laws

1.7          Vendor certifies that its treatment of Personal Information is in compliance with applicable laws and/or regulations with respect to privacy and data security and that it has implemented and currently maintains an effective information security program that includes administrative, technical, and physical safeguards to (a) ensure the security and confidentiality of Personal Information; (b) protect against any anticipated threats or hazards to the security or integrity  of such Personal information; and (c) protect against unauthorized access to, destruction, modification, disclosure or use of Personal Information which could result in substantial harm or inconvenience to Prudential, or to any person who may be identified by such Personal Information.  Vendor shall promptly notify Prudential if Vendor is in material breach of this Section.  At Prudential's  request, Vendor agrees to certify annually in writing to Prudential, its compliance with the terms of this Section.

Personal Information and Business Infonnallon

1.8       Notwithstanding any remedy of a material breach of this Section, Prudential reserves the right to terminate this Letter Amendment immediately upon written notice to Vendor should such material breach occur, and  Prudential may pursue all such remedies as may be available to It at law or in equity.

Except as amended herein, all terms and conditions of the Agreement(s) between the parties shall remain in full force and effect, and are hereby ratified and confirmed.  Please have an authorized representative of your company sign this Letter Amendment in duplicate and return an original to my attention. Thank you for your anticipated assistance with this matter.

Very truly yours,

PRUDENTIAL FINANCIAL, INC.

By: /s/ Kathleen C. Hoffman
Name: Kathleen C. Hoffman
Title: Assistant Treasurer

Agreed to and Accepted by:

~~WELLS FARGO, N.A~~
WELLS FARGO BANK, N.A.
By: /s/ Robert C. Meyer
Name: Robert C. Meyer
Title: Managing Director

Personal Information and Business Information